ARRANGEMENT AGREEMENT

BETWEEN

LML PAYMENT SYSTEMS INC.

AND

BEANSTREAM INTERNET COMMERCE INC.

April 30, 2007

TABLE OF CONTENTS

		Page

ARTICLE 1 INTERPRETATION		1

1.1	Definitions	1
1.2	Interpretation Not Affected by Headings, etc	11
1.3	Rules of Construction	11
1.4	Material	11
1.5	Disclosure in Writing	11
1.6	Date For Any Action	11
1.7	Accounting Terms	12
1.8	Conversion of United States of American Dollars to Canadian Dollars	12
1.9	Schedules	12

ARTICLE 2 THE ARRANGEMENT		12

2.1	Implementation Steps by the Company	12
2.2	Implementation Steps by the Purchaser	13
2.3	Interim Order	13
2.4	Plan of Arrangement	14
2.5	Adjustments to Consideration	14
2.6	Agency Agreement	15
2.7	Share Elections	15
2.8	Depository Arrangements	16
2.9	Circular	17
2.10	Preparation of Filings	2

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY		18

3.1	Organization and Standing	18
3.2	Capitalization	18
3.3	Authority and No Conflicts	19
3.4	Consents; Approvals	20
3.5	No Defaults	21
3.6	Absence of Certain Changes or Events	21
3.7	Employment Matters	21
3.8	Financial Statements	22
3.9	Contracts	22
3.10	Litigation	23
3.11	Environmental	23
3.12	Tax Matters	23
3.13	Pension and Employee Benefits	24
3.14	Compliance with Laws	25
3.15	Intellectual Property	25
3.16	Insurance	26
3.17	Property	26
3.18	Brokerage and Finders’ Fees	26
3.19	Books and Records	26

i

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER		26

4.1	Organization and Standing	27
4.2	Capitalization	27
4.3	Authority and No Conflicts	28
4.4	Consents; Approvals	29
4.5	No Defaults	29
4.6	Absence of Certain Changes or Events	30
4.7	Financial Statements	30
4.8	Share Consideration	30
4.9	SEC and BCSC Documents	31
4.10	Information Supplied	31
4.11	Litigation	31
4.12	Compliance with Other Laws	31
4.13	Purchaser Approval	31
4.14	No Vote Required	32
4.15	Financing Arrangements	32
4.16	Notes and General Security Agreement	32

ARTICLE 5 COVENANTS AND AGREEMENTS		32

5.1	Covenants of the Company	32
5.2	Covenants of the Purchaser	34
5.3	Access to Information	37
5.4	Indemnification	37
5.5	Covenants Regarding Exclusivity	38
5.6	Proxies Received and Dissent Notices	39
5.7	Closing Matters	39
5.8	Privacy Matters	39

ARTICLE 6 CONDITIONS		41

6.1	Mutual Conditions	41
6.2	Additional Conditions to the Obligations of the Purchaser	41
6.3	Additional Conditions to the Obligations of the Company	43
6.4	Satisfaction of Conditions	44

ARTICLE 7 AMENDMENT AND TERMINATION		44

7.1	Amendment	44
7.2	Termination	44
7.3	Effect of Termination	45

ARTICLE 8 SURVIVAL OF REPRESENTATIONS AND INDEMNITIES AFTER THE EFFECTIVE DATE		45

8.1	Indemnity in favour of the Company	45
8.2	Indemnity in favour of the Purchaser.	46
8.3	Time Limitations	46
8.4	Limitations on Damages.	46
8.5	Indemnification: Notice.	46

8.6	Indemnification Proceedings - Third party Claim.	47
8.7	Indemnification Proceedings - Other Claims.	47
8.8	Indemnity After Tax.	47
8.9	Other Indemnification Principles.	48
8.10	Sole Remedy and Recourse.	48

ARTICLE 9 GENERAL		49

9.1	Notices	49
9.2	Assignment	50
9.3	Binding Effect	50
9.4	Third party Rights	50
9.5	Waiver and Modification	50
9.6	Further Assurances	2
9.7	Expenses	51
9.8	Governing Laws; Consent to Jurisdiction	51
9.9	Remedies and Waivers	51
9.10	Time of Essence	51
9.11	Entire Agreement	51
9.12	Severability	52
9.13	Counterparts	52

SCHEDULE A FORM OF ARRANGEMENT RESOLUTION		A-1

SCHEDULE B FORM OF PLAN OF ARRANGEMENT		B-1

ARTICLE 1 INTERPRETATION		1

1.1	Interpretation	1
1.2	Interpretation Not Affected by Headings, etc.	7
1.3	Number and Gender	7
1.4	Date of Any Action	7
1.5	Time	7
1.6	Currency	7

ARTICLE 2 EFFECT OF THE ARRANGEMENT		7

2.1	Arrangement Binding	7

ARTICLE 3 ARRANGEMENT		8

3.1	The Arrangement	8
3.2	No Fractional Shares	9
3.3	Deemed Parties to Agency Agreement	9
3.4	Deemed Parties to Indemnity	9

ARTICLE 4 DISSENT RIGHTS		9

4.1	Dissent Rights	9
4.2	Rights of Dissenting Holders of Common Shares	9

ARTICLE 5 EFFECT OF ARRANGEMENT		9

5.1	Effect of Arrangement	9
5.2	Right of Shareholder	10
5.3	Application of Cash Hold Back	13
5.4	Surrender of Rights	13
5.5	Adjustments to Earn Out Share Proceeds	13
5.6	Agency Agreement	14

ARTICLE 6 AMENDMENT		14

6.1	Amendment of Plan of Arrangement	14

ARTICLE 7 FURTHER ASSURANCES		14

7.1	Further Assurances	14

SCHEDULE C FORM OF PROMISSORY NOTE		C-1

SCHEDULE D FORM OF AGENCY AGREEMENT		D-1

SCHEDULE E FORM OF LOCK UP AND VOTING AGREEMENT		E-1

SCHEDULE F FORM OF PURCHASER GUARANTEE		F-1

SCHEDULE G FORM OF COMPANY GSA		G-1

SCHEDULE H FORM OF SHARE ELECTION		H-1

SCHEDULE I FORM OF COMPANY GUARANTEE		I-1

SCHEDULE J PURCHASER DISCLOSURE		J-1

ARRANGEMENT AGREEMENT

THIS ARRANGEMENT AGREEMENT dated as of April 30, 2007,

BETWEEN:

LML PAYMENT SYSTEMS INC., a corporation continued under the laws of the Yukon Territory

(the “Purchaser”)

AND:

BEANSTREAM INTERNET COMMERCE INC., a corporation existing under the laws of British Columbia

(the “Company”).

WITNESSES THAT WHEREAS:

A.
The board of directors of the Company has determined that the business combination to be effected by means of the Plan of Arrangement is advisable and in the best interests of the Company and has unanimously approved the transactions contemplated by the Agreement and determined to recommend approval of the Plan of Arrangement and other transactions contemplated hereby to the holders of Common Shares.

B.
The board of directors of the Purchaser has determined that the business combination to be effected by means of the Plan of Arrangement is advisable and in the best interests of the Purchaser and has approved the transactions contemplated by this Agreement.

C.
In furtherance of such business combination, the board of directors of the Company has agreed to submit the Plan of Arrangement and other transactions contemplated hereby to the Shareholders and the Court for approval.

NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements set forth herein and other good and valuable consideration, (the receipt and sufficiency of which is hereby acknowledged by each party), the parties agree as follows:

ARTICLE 1
INTERPRETATION

1.1	Definitions

In this Agreement, unless the context otherwise requires, the following terms shall have the following meanings respectively:

“Acquisition Proposal” has the meaning given thereto in Section 5.5(a)(i);

“affiliate” has the meaning ascribed thereto in the BCSA, unless otherwise expressly stated herein;

“Agency Agreement” means the agency agreement made as of the Effective Date between the Agent and the Shareholders, other than the Agent, substantially in the form and content attached as Schedule D to the Arrangement Agreement, by virtue of the Final Order deeming such Shareholders to authorize the Agent to act for the benefit of and on behalf of such Shareholders pursuant to the terms of such Agreement and the acceptance of such deeming confirmed by each Shareholder accepting the Note issued to such Shareholder pursuant to the Arrangement Agreement;

“Agent” means Mr. Fabio Banducci acting as agent under the Agency Agreement;

“Agreement” means this Arrangement Agreement, including the Schedules hereto;

“Aggregate Earn Out” means the amount calculated as $1.00 for each $1.00 of revenue in the Performance Target Range to a maximum of $2,000,000;

“Aggregate Effective Date Purchase Price” means the amount that is the product of multiplying (X) the Effective Date Purchase Price by (Y) the total number of Common Shares to be sold by the Shareholders pursuant to the Arrangement;

“Aggregate Election Cash Amount” means the amount that is equal to the aggregate value of all Effective Date Cash Proceeds in respect of which all Shareholders make Share Elections, after taking into account any adjustments pursuant to Section 2.7(d);

“Aggregate Election Share Amount” means the aggregate number of Purchaser Shares that will be accepted by Shareholders in lieu of part of their Pro Rata Share of the Gross Effective Date Cash Proceeds pursuant to all Share Elections being calculated as the result of dividing the (X) Aggregate Election Cash Amount by (Y) the Effective Date Purchaser Share Value;

“Aggregate Hold Back Claims” means the amount equal to the sum of adding together all Hold Back Claims;

“Aggregate Note Proceeds” means the amount that is equal to the result of subtracting (X) Aggregate Hold Back Claims from (Y) $5,000,000;

“applicable privacy laws” means any and all applicable Laws relating to privacy and the collection, use and disclosure of Personal Information in all applicable jurisdictions, including the Personal Information Protection and Electronic Documents Act (Canada) and any comparable provincial law (including the Personal Information Protection Act (British Columbia) and An Act Respecting the Protection of Personal Information in the Private Sector (Quebec));

“Arrangement” means the arrangement under the provisions the BCBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Article 6 of the Plan of Arrangement or Section 7.1 hereof, or made at the direction of the Court in the Final Order;

“Arrangement Resolution” means the special resolution of the Shareholders, approving the Plan of Arrangement to be considered at the Meeting, substantially in the form and content of Schedule A annexed hereto;

“BCBCA” means the Business Corporations Act (British Columbia), including the regulation made thereunder, as now in effect and as they may be amended, from time to time, prior to the Effective Date, and includes, where applicable, the Company Act (British Columbia) prior to the enactment of the Business Corporations Act (British Columbia);

“BCSA” means the Securities Act (British Columbia) and the rules, regulations and written policies made thereunder, as now in effect and as they may be amended, from time to time, prior to the Effective Date;

“BCSC” means the British Columbia Securities Commission;

“BCSC Documents” means all reports, schedules, forms, statements and other documents required to be filed by the Purchaser with the BCSC;

“Business Day” means any day on which commercial banks are generally open for business in Vancouver, British Columbia other than a Saturday, a Sunday or a day observed as a holiday in Vancouver under the Laws of British Columbia or the federal Laws of Canada;

“Business Intellectual Property” means all Intellectual Property owned by the Company;

“Cash Hold Back” means the sum of $250,000 which would otherwise be payable to the Shareholders on or after the Effective Date but will not be paid as part of the Effective Date Cash Proceeds in so far as it will be held back by the Depository until after the Post Effective Date Adjustment Date and as soon as practicable thereafter, pursuant to Section 2.4(a)(ii), to the extent that there is a Negative Adjustment Amount, all or part of the Cash Hold Back will be paid by the Depository to the Purchaser and the balance of the Hold Back Cash will be paid by the Depository to the Shareholders in accordance with their Pro Rata Shares and, pursuant to Section 2.4(a)(iii) to the extent that there is a Positive Adjustment Amount, all the Cash Hold Back will be paid by the Depository to the Shareholders in accordance with their Pro Rata Shares and, if there is a Positive Adjustment Amount, each Shareholder will receive the Pro Rata Share of such Shareholder of the Positive Adjustment Amount;

“Circular” means the notice of the Meeting and accompanying management proxy circular, including all schedules and exhibits thereto, to be sent by the Company to the Shareholders in connection with the Meeting;

“commercially reasonable efforts” means, with respect to each party hereto, the agreement of such party to cooperate and to cause its affiliates to cooperate and to use and to cause its affiliates to use their respective reasonable efforts consistent with reasonable commercial practice without payment or incurrence of unreasonable expense or the requirement to engage in litigation;

“Common Shares” means the common shares without par value in the capital of the Company which may be issued and outstanding from time to time;

“Company” has the meaning ascribed thereto in the Preamble;

“Company GSA” means the general security agreement, substantially in the form and content attached hereto as Schedule G, to be executed by the Company in favour of the Agent and delivered to the Agent who will receive it in his personal capacity for and on behalf of the other Shareholders and creating a security interest in all the personal property of the Company as security for payment of the Notes to the Shareholders;

“Company Guarantee” means the guarantee of the Company substantially in the form and content attached hereto as Schedule I of the obligations of the Purchaser pursuant to the Notes delivered to the Agent in his personal capacity and for and on behalf of all the other Shareholders in accordance with the Agency Agreement;

“Confidentiality Agreement” means the confidentiality and standstill agreement dated August 2, 2005 between the Purchaser and the Company;

“Consideration” means the aggregate consideration to be paid and delivered to the Shareholders pursuant to Section 2.4 (as such may be adjusted under the terms hereof), being the sum of adding (X) the Effective Date Proceeds; and (Y) if the Performance Target Range is achieved, the Earn Out Share Proceeds;

“constating documents” means, with respect to any corporate or other entity, the certificate and articles of incorporation, by-laws, articles of organization, limited liability company agreement, partnership agreement, formation agreement, joint venture agreement, unanimous shareholder agreement or declaration or other similar governing documents of such person;

“Contaminant” means any pollutants, explosives, dangerous goods and substances, underground or above ground storage tanks, deleterious substances, special waste, liquid waste, industrial waste, hauled liquid waste or waste of any other kind, toxic substances, hazardous wastes, hazardous materials, hazardous substances or contaminants or any other substance the storage, manufacture, disposal, handling, treatment, generation, use, transport or release into the environment of which is prohibited, controlled or regulated under any Environmental Law;

“Court” means the Supreme Court of British Columbia;

“Damages” means any loss, liability, prosecution, claim, demand, damage, fine or expense (including legal and professional expense) whether or not involving a third party-claim;

“date of this Agreement” or “date hereof’ means April 30, 2007;

“Depository” means Computershare Trust Company of Canada;

“Disclosure Letter” means the letter of disclosure dated as of the date of this Agreement and signed by an authorized officer of the Company and delivered by the Company to the Purchaser on or prior to the date of this Agreement;

“Dissent Rights” means the rights of dissent in respect of the Arrangement described in Section 4.1 of the Plan of Arrangement;

“Dissenting Shareholder” means a holder of Common Shares that exercises such holder’s Dissent Rights;

“Dissenting Shares” has the meaning ascribed thereto in the Plan of Arrangement;

“Earn Out Calculation” means the process of calculation and verification carried out by the Purchaser, acting reasonably, to determine if the Performance Target Range has been achieved by the Company which is to be exclusively based upon review of (a) the audited financial statements of the Company for the fiscal year ending March 31, 2008; and (b) the unaudited financial statements of the Company for the fiscal period commencing on April 1, 2008 and ending on the date that is twelve months after the first day of the calendar month immediately following the Effective Date;

“Earn Out Issue Date” means the date that is fifteen days after the date on which it has been determined, in accordance with the Earn Out Calculation, that the Company has achieved the Performance Target Range;

“Earn Out Purchaser Share Value” means the volume weighted average of the closing price for the purchase of one Purchaser Share as reported on the NASDAQ Stock Exchange during the ten Trading Days immediately before the Earn Out Record Date;

“Earn Out Record Date” means the last day of the twelve-month period commencing on the first day of the calendar month immediately following the Effective Date;

“Earn Out Share Proceeds” means the number of Purchaser Shares, if any, to be issued in respect of all Common Shares to be sold under the Arrangement that is equal to the quotient (rounded up to the nearest whole number) of dividing (X) the Aggregate Earn Out, if any, by (Y) the Earn Out Purchaser Share Value;

“Effective Date” has the meaning ascribed thereto in the Plan of Arrangement;

“Effective Date Cash Proceeds” means the amount that is equal to the result of subtracting (X) the sum of (p) the Aggregate Election Cash Amount and (q) the Cash Hold Back from (Y) the sum of (r) $10,000,000 and (s) the amount of the Working Capital;

“Effective Date Proceeds” means the aggregate of (a) the Effective Date Cash Proceeds; (b) the Effective Date Share Proceeds; and (c) the aggregate principal value of all the Notes, paid or issued on the Effective Date in accordance with the Plan of Arrangement;

“Effective Date Purchase Price” means the aggregate price per share to be paid by means of cash, Purchaser Shares and the Notes for each Common Share on the Effective Date, which is calculated as the quotient of dividing (X) $19,500,000, by (Y) the number of Common Shares issued and outstanding as of the Effective Date;

“Effective Date Purchaser Share Value” means the volume weighted average of the closing price for the purchase of one Purchaser Share as reported on the NASDAQ Capital Market during the ten Trading Days immediately before the date of the execution of this Agreement;

“Effective Date Share Proceeds” means the aggregate number of Purchaser Shares equal to the sum of adding (X) the Share Proceeds; and (Y) the Aggregate Election Share Amount;

“Effective Time” has the meaning ascribed thereto in the Plan of Arrangement;

“Environmental Activity” means any activity, event or circumstance in respect of a Contaminant, including its storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation, or its Release, escape, leaching, dispersal or migration into the natural environment, including the movement through or in the air, soil (land surface or subsurface strata), surface water or groundwater;

“Environmental Law” means any and all Laws in effect on the date of this Agreement relating to pollution or the environment;

“Exchange Act” means collectively, the requirements of the Securities Exchange Act of 1934 of the United States of America, as amended and the rules and regulations of the SEC promulgated thereunder;

“Final Order” means the final order of the Court approving the Arrangement made pursuant to Section 291(4) of the BCBCA as such order may be amended by the Court at any time prior to the Effective Date, or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended on appeal;

“GAAP” means generally accepted accounting principles as applicable in Canada;

“Governmental Entity” means any (a multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign; (b) subdivision, agent, commission, board, or authority of any of the foregoing; or (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under, or for the account of, any of the foregoing;

“Gross Effective Date Cash Proceeds” means the amount that is equal to the sum of (X) $10,000,000; and (Y) the Pre Effective Date Calculated Working Capital;

“Hold Back” means $2,925,000, being 15% of $19,500,000;

“Hold Back Claim” means any of (i) if the Positive Adjustment Amount is greater than the Hold Back Amount, the result of subtracting (X) the Hold Back Amount from (Y) the Positive Adjustment Amount, or (ii) the amount of any individual claim for indemnification made by the Purchaser pursuant to Article 8;

“Intellectual Property” means Patents, patent rights, trademarks, trade names, service marks, copyrights, design rights, including both registered and unregistered rights where appropriate, and any applications therefor, technology, trade secrets, know-how, computer software and applications and tangible or intangible proprietary information or materials;

“Intellectual Property Rights” has the meaning ascribed thereto in Section 3.15;

“Interim Order” means the interim order of the Court, as the same may be amended, made pursuant to Section 291(2) of the BCBA in respect of the Arrangement, as contemplated by Section 2.3 providing for, among other things, the calling and holding of the Meeting;

“knowledge of the Company” and similar phrases relating to knowledge of the Company means the actual knowledge of those individuals identified in the Disclosure Letter, in each case, after reasonable investigation by such individual;

“Laws” means all statutes, regulations, statutory rules, policies and orders, and terms and conditions of any grant of approval, permission, authority or license, of any Governmental Entity or self-regulatory authority, and the term “applicable” with respect to such Law and in the context that refers to one or more persons, means that such Law applies to such person or persons or its or their business, undertaking, property or securities and emanates from a Governmental Entity or self-regulatory authority having jurisdiction over the person or persons or its or their business, undertaking, property or securities;

“Licensed Intellectual Property” means all Intellectual Property licensed to the Company by any third party and used exclusively in connection with the business of the Company;

“Lien” means any mortgage, hypothec, prior claim, lien, pledge, assignment for security, security interest, lease, option, right of third parties or other charge or encumbrance, including the lien or retained title of a conditional vendor, and any easement, servitude, right of way or other encumbrance on title to real or immovable property or personal or movable property;

“Lock Up and Voting Agreement” means the lock up and voting agreement substantially in the form and content of the Lock Up and Voting Agreement attached hereto as Schedule E to be made between the Purchaser and the Lock Up and Voting Shareholders pursuant to which, the Lock Up and Voting Shareholders will agree to hold their Purchaser Shares in accordance with the terms of the Lock Up and Voting Agreement and the term of which will not extend beyond 270 days after the Effective Date;

“Lock Up and Voting Shareholders” means Mr. Thomson, Mr. John Tognetti, Mrs. Anna Clark, Cancisco Investments, Fabian Ventures Ltd., Mrs. Joan Thomson and Mr. Koide;

“Mailing Date” means the date by which the Circular must be mailed in order to have the Meeting on or before the Meeting Date in accordance with the constating documents of the Company and applicable Laws;

“Material Adverse Effect”, when used in connection with any party, means any change, effect, circumstance, event or occurrence (any such item, an “effect”) with respect to its condition (financial or otherwise), properties, assets, liabilities, obligations (whether absolute, accrued, conditional or otherwise), businesses, operations or results of operations or those of its subsidiaries, that is, or would be reasonably expected to be, material and adverse to the business, operations, financial condition or results of operations of such party and its subsidiaries taken as a whole;

“Meeting” means the special meeting of the Shareholders, including any adjournment, adjournments, postponement or postponements thereof, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution;

“Meeting Date” means the date on which the Meeting is held, which date shall be on or before June 15, 2007;

“Misrepresentation” has the meaning ascribed thereto in the BCSA;

“Mr. Koide” means Mr. Chris Koide the Chief Operating Officer of the Company;

“Mr. Thomson” means Mr. Craig Thomson, the President and Chief Executive Officer of the Company;

“NASDAQ” means the NASDAQ Capital Market;

“NASDAQ Filings” means the Notification Form for Change in Number of Shares Outstanding and the Notification Form for Listing of Additional Shares (and any other forms or applications required by NASDAQ) to be filed by Purchaser with NASDAQ in connection with the transactions contemplated hereby;

“Negative Adjustment Amount” means the amount of the Post Effective Date Closing Working Capital Number if it is a negative number;

“Note” means, in respect of each Shareholder, a non-negotiable promissory note in the amount of such Shareholder’s Pro Rata Share of the Aggregate Note Proceeds substantially in the form and content attached hereto as Schedule C and executed by the Purchaser in favour of such Shareholder and payable in two equal instalments of principal, together with interest thereon in the amount of 8% per annum, on the first and second anniversary of the Effective Date, the payment of which is secured by the Purchaser Guarantee, the Company Guarantee, the Company GSA and the Agency Agreement;

“Options” means the share purchase options to acquire common shares in the capital of the Company;

“Patents” means, collectively, (i) all domestic and foreign patents, patent applications and provisional patent applications and any divisions, continuations, continuations in part, re-issuances, extensions, prolongations, re-examinations and renewals thereof, and (ii) all patents, patent applications and provisional patent applications claiming priority from any of the foregoing;

“Performance Target Range” means the achievement by the Company, as confirmed in accordance with the Earn Out Calculation, of revenue in the twelve-month period commencing on the first day of the calendar month immediately following the Effective Date of the Company and ending twelve months after the Effective Date that is more than $5,000,000 and not more than $7,000,000; provided that such revenue exceeding $7,000,000 will have no effect upon the number of Purchaser Shares making up the Earn Out Share Proceeds;

“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced and as to which the Company is not otherwise subject to criminal liability due to its existence and which do not, individually or in the aggregate, have a Material Adverse Effect on the Company: (a) statutory liens for current Taxes not yet due or delinquent (or which may be paid without interest or penalties) or the validity or amount of which is being contested in good faith by appropriate proceedings, (b) liens imposed by Law, such as materialmen’s, mechanic’s, carrier’s, workmen’s and repairmen’s liens and other similar liens arising in the ordinary course of business, (c) all Liens described in the Disclosure Letter;

“Personal Information” means information about an identifiable natural person;

“Plan of Arrangement” means the plan of arrangement substantially in the form and content attached hereto as Schedule B and any amendments or variations thereto made in accordance with Article 6 of the Plan of Arrangement or Section 7.1 or made at the direction of the Court in the Final Order;

“Positive Adjustment Amount” means the amount of the Post Effective Date Working Capital Number if it is “0” or a positive number;

“Post Effective Date Adjustment Date” means the day that is ninety days after the Pre Effective Date Calculation Date;

“Post Effective Date Calculated Working Capital” means the amount of the Working Capital at the Effective Date as calculated by the Purchaser as soon as is practicable after the Post Closing Adjustment Date based upon on all financial information of the Company available at the time of calculation;

“Post Effective Date Working Capital Number” means the positive or negative amount that is the result of subtracting (X) the Post Effective Date Calculated Working Capital from (Y) the Pre Effective Date Calculated Working Capital;

“Pre Effective Date Calculated Working Capital” means the Working Capital as shown in the Working Capital Balance Sheet;

“Pre Effective Date Calculation Date” means the day that is three days before the Effective Date;

“Proceeding” means any action, claim, suit, litigation, arbitration, prosecution, investigation or proceeding including any appeal or application for review at law or in equity or before or by any Governmental Entity;

“Pro Rata Share” means, in respect of each Shareholder, the percentage that the Common Shares held by that Shareholder is of all Common Shares issued and outstanding as of the Effective Date;

“Purchaser” has the meaning ascribed thereto in the Preamble;

“Purchaser Guarantee” means the guarantee, substantially in the form and content attached hereto as Schedule F, to be executed by the Purchaser in favour of the Agent and delivered to the Agent who will receive it in his personal capacity and for and on behalf of the other Shareholders being a guarantee by the Purchaser of the obligations of the Company under the Company Guarantee;

“Purchaser Plans” means, collectively, the 1996 Stock Option Plan of the Purchaser and 1998 Stock Incentive Plan of the Purchaser;

“Purchaser Share” means a voting common share without par value in the capital of the Purchaser;

“Registry” means the registry maintained pursuant to the Personal Property Security Act (British Columbia);

“Release” means discharge, spray, inject, inoculate, abandon, deposit, spill, leak, seep, migrate, pour, emit, empty, throw, dump, place or exhaust, and when used as a noun has a similar meaning;

“Representatives” has the meaning ascribed thereto in Section 5.3(a);

“SEC” means the Securities and Exchange Commission of the United States of America;

“SEC Documents” means all registration statements, reports, schedules, forms, statements and other documents the Purchaser is required furnish to or file with the SEC;

“Securities Act” means collectively, the requirements of the Securities Act of 1933 of the United States of America, as amended, and the rules and regulations of the SEC promulgated thereunder;

“Share Consideration” means, collectively, the Effective Date Share Proceeds, and, to the extent that any part of the Performance Target Range is achieved, the Earn Out Share Proceeds;

“Share Election” means, in respect of any Shareholder, an election substantially in the form and content attached hereto as Schedule H pursuant to Section 2.7 to accept Purchaser Shares in lieu of part of such Shareholders’ Pro Rata Share of the Effective Date Cash Proceeds as partial consideration for the Common Shares of such Shareholder;

“Shareholder” means, for all purposes of this Agreement, other than any provision hereof which contemplates the entitlement of a Shareholder to sell such Shareholder’s Common Shares pursuant to the Arrangement, a holder of Common Shares shown from time to time in the register of shareholders maintained by or on behalf of the Company in respect of the Common Shares and for purposes of any provision hereof which contemplates the entitlement of a Shareholder to sell such Shareholder’s Common Shares pursuant to the Arrangement, does not include any Shareholder that is a Dissenting Shareholder on the Effective Date;

“Share Proceeds” means the number of Purchaser Shares that have an aggregate Effective Date Purchaser Share Value equal to $4,500,000;

“Stock Option Plan” means, collectively, the stock option plan of the Company, the restricted share unit plan of the Company and the Directors’ Fee Payment Plan of the Company;

“subsidiary” means, with respect to a specified person, (a) any corporation, partnership, joint venture, association, limited liability company, unlimited liability company or other person or organization, incorporated or unincorporated, which is a subsidiary as defined in the BCSA of such specified person; (b) a partnership of which such specified person or another is a general partner or owns beneficially more than 50% of the ownership interests; or (c) a subsidiary (as defined in clause (a) or (b) hereof) or any person described in clause (a) or (b) hereof of any subsidiary (as so defined) thereof,

“Tax” and “Taxes” means, with respect to any person, all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, ad valorem taxes, value added taxes, transfer taxes, franchise taxes, license taxes, withholding taxes, payroll taxes, employment taxes, pension plan premiums, excise, severance, social security premiums, workers’ compensation premiums, unemployment insurance or compensation premiums, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, customs duties or other taxes, fees, imports, assessments or charges of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity, and any interest, penalties, additional taxes and additions to tax imposed with respect to the foregoing.

“Tax Returns” means any and all returns, declarations, reports, information returns and statements filed or required to be filed with any taxing authority relating to Taxes;

“Termination Date” means July 15, 2007;

“Trading Day” means any day on which the NASDAQ Capital Market is open for trading of Purchaser Shares;

“Working Capital” means, on the Effective Date, the Company’s current assets less its current liabilities on the Effective Date, determined in accordance with GAAP. For greater certainty, in the normal course of the Company’s business, funds are collected on behalf of merchants and are settled, less fees, at a future date. Both the funds collected and the funds disbursed form part of Working Capital and, to the extent there is a difference, in the calculation of the Working Capital, such amounts will be added or subtracted, as the case may be. In addition, all cash and investments of the Company recorded as at the time of such calculation, whether offset by a current liability or held as restricted cash or security will be included in current assets for such calculation of the Working Capital;

“Working Capital Balance Sheet” means the balance sheet for the Company prepared on an un-audited basis by the accountants for the Company made up to Pre Effective Date Calculation Date and which will have included in the calculation of the amount shown therein as the “Working Capital” of the Company a reasonable estimate of the Company’s financial information as at the Effective Date; and

“YBCA” means the Business Corporations Act (Yukon), including the regulations made thereunder, as now in effect and as they may be amended from time to time prior to the Effective Date.

1.2	Interpretation Not Affected by Headings, etc

The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof Unless otherwise indicated, all references to an “Article”, “Section” or “Schedule” followed by a number or a letter refer to the specified Article, Section or Schedule of this Agreement. The terms “this Agreement,” “hereof,” “herein” and “hereunder” and similar expressions refer to this Agreement (including the Schedules hereto) and not to any particular Article, Section or other portion hereof.

1.3	Rules of Construction

Unless otherwise specifically indicated or the context otherwise requires, (a) all references to “dollars” or “$” mean Canadian dollars, (b) words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders, and (c) “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation.”

1.4	Material

The terms “material” and “materially” shall, when used in this Agreement, be construed, measured or assessed on the basis of whether the matter would materially affect a party and its affiliates, taken as a whole.

1.5	Disclosure in Writing

The phrase “except as previously disclosed in writing” and similar expressions used in this Agreement shall be construed for all purposes of this Agreement as referring to the Disclosure Letter. Disclosure by the Company in any particular schedule or exhibit of the Disclosure Letter will be deemed to be disclosure of the information for all purposes of this Agreement.

1.6	Date For Any Action

In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day.

1.7	Accounting Terms

All accounting terms not defined in this Agreement have those meanings generally ascribed to them in accordance with GAAP.

1.8	Conversion of United States of American Dollars to Canadian Dollars

Any calculation of the Canadian Dollar value of Purchaser Shares quoted on NASDAQ in United States of America Dollars will be based on the Bank of Canada noon exchange rate on the day on which the amount of United States of America Dollars being made subject to calculation was quoted on NASDAQ.

1.9	Schedules

The following Schedules are annexed to this Agreement and are hereby incorporated by reference into this Agreement and form part hereof;

Schedule A	-	Form of Arrangement Resolution

Schedule B	-	Form of Plan of Arrangement

Schedule C	-	Form of Promissory Note

Schedule D	-	Form of Agency Agreement

Schedule E	-	Form of Lock Up and Voting Agreement

Schedule F	-	Form of Purchaser Guarantee

Schedule G	-	Form of Company GSA

Schedule H	-	Form of Share Election

Schedule I	-	Form of Company Guarantee

Schedule J	-	Purchaser Disclosure

ARTICLE 2
THE ARRANGEMENT

2.1	Implementation Steps by the Company

The Company covenants in favour of the Purchaser that the Company shall:

(a)
as soon as reasonably practicable, apply in a manner acceptable to the Purchaser, acting reasonably, under Section 291 of the BCBCA for the Interim Order, and thereafter proceed with and diligently seek the Interim Order;

(b)	lawfully convene and hold the Meeting for the purpose of considering the Arrangement Resolution as soon as reasonably practicable, and in any event, on or before the Meeting Date;

(c)
subject to obtaining the approvals as are required by the Interim Order, as soon as reasonably practicable after the Meeting, proceed with and diligently pursue the application to the Court for the Final Order approving the Arrangement;

(d)
subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favour of each party, as soon as reasonably practicable, take all steps and actions necessary to give effect to the Arrangement prior to the Termination Date;

(e)	instruct counsel acting for it to bring the applications and make the filings referred to in Sections 2.1(a), 2.1(c) and 2.1(d) in co-operation with counsel to the Purchaser;

(f)
permit the Purchaser and its counsel to review and comment upon drafts of all material to be filed by the Company with the Court in connection with the Arrangement, including the Circular and any supplement or amendment thereto, and provide counsel to the Purchaser on a timely basis with copies of any notice of appearance and evidence served on the Company or its counsel in respect of the application for the Interim Order and the Final Order or any appeal therefrom and of any notice (written or oral) received by the Company indicating any intention to oppose the granting of the Interim Order or the Final Order or to appeal the Interim Order or the Final Order; and

(g)
not file any material with the Court in connection with the Arrangement or serve any such material, and not agree to modify or amend materials so filed or served, except as contemplated hereby or with the prior written consent of the Purchaser, such consent not to be unreasonably withheld or delayed.

2.2	Implementation Steps by the Purchaser

The Purchaser covenants in favour of the Company that the Purchaser shall cooperate with, assist and consent to the Company seeking the Interim Order and the Final Order.

2.3	Interim Order

The notice of motion for the application referred to in Section 2.1(a) shall request that the Interim Order provide, among other things:

(a)	for the class of persons to whom notice is to be provided in respect of the Arrangement and the Meeting and for the manner in which such notice is to be provided;

(b)
that the requisite approval for the Arrangement Resolution shall be 75% of the votes cast on the Arrangement Resolution by all the Shareholders present in person or by proxy at the Meeting, and, in respect of such resolution, each Shareholder being entitled to one vote for each Common Share held;

(c)
that, in all other respects, the terms, restrictions and conditions of the constating documents of the Company, including quorum requirements and all other matters, shall apply in respect of the Meeting;

(d)	for the grant of the Dissent Rights; and

(e)	for the notice requirements with respect to the presentation of the application to the Court for the Final Order.

2.4	Plan of Arrangement

(a)	Subject to the terms and conditions of this Agreement (and, in particular, Sections 2.5, 2.7 and 2.8), pursuant to the Arrangement:

(i)	on the Effective Date, each Shareholder shall be entitled to receive the Pro Rata Share of such Shareholder of the Aggregate Effective Date Purchase Price, comprised of:

(A)	such Shareholder’s Pro Rata Share of the Gross Effective Date Cash Proceeds, less amounts represented by such Shareholder’s share of the Aggregate Election Share Amount, if any;

(B)	such Shareholder’s share of the Aggregate Election Share Amount as represented by such Shareholder’s Share Election, if any;

(C)	such Shareholder’s share of the Share Proceeds; and

(D)	such Shareholder’s Note;

(ii)	as soon as practicable after the Post Effective Date Adjustment Date, the Purchaser shall be entitled to receive the Negative Adjustment Amount, if any, payable from the Cash Hold Back;

(iii)	as soon as practicable after the Post Effective Date Adjustment Date, each Shareholder shall be entitled to receive the Pro Rata Share of such Shareholder of:

(A)	the amount, if any, that is equal to the result of subtracting (X) any Negative Adjustment Amount from (Y) the Cash Hold Back, if there is a Negative Adjustment Amount;

(B)	the Cash Hold Back if there is a Positive Adjustment Amount; and

(C)	the amount of the Positive Adjustment Amount, if there is a Positive Adjustment Amount; and

(iv)	on the Earn Out Issue Date, each Shareholder shall be entitled to receive the Pro Rata Share of such Shareholder of the Earn Out Share Proceeds, if any.

(b)
From and after the Effective Date, the Plan of Arrangement shall have all of the effects provided by applicable Laws, including the BCBCA. The closing of the transactions contemplated hereby shall take place at the offices of Borden Ladner Gervais LLP, located at Suite 1200, 200 Burrard Street, Vancouver, British Columbia at 10:00 a.m. (Vancouver time) on the Effective Date.

2.5	Adjustments to Consideration

(a)
On the day which is three Business Days prior to the Effective Date, the Company shall deliver to the Purchaser the Working Capital Balance Sheet and the supporting calculation of the Pre Effective Date Calculated Working Capital. Such calculation shall include sufficient detail and supporting documentation so as to permit the Purchaser, acting reasonably, to confirm the accuracy of such calculation.

(b)
The parties agree that the delivery of the calculation of the Pre Effective Date Calculated Working Capital described in Section 2.5(a) shall constitute a representation and warranty by the Company to the Purchaser that the calculation of the Pre Effective Date Calculated Working Capital contained therein is true and correct.

(c)	The parties agree that there will be an adjustment after the Effective Date effected in respect of the Working Capital pursuant to Sections 2.4(a)(ii) and (iii)and 2.5(d);

(d)
The parties agree that the Pro Rata Share of each Shareholder of the Aggregate Hold Back Claims, if any, shall be set off against amounts owing under such Shareholder’s Note and if such Pro Rata Share is equal to the whole amount to be paid pursuant to such Note on the first anniversary of the Effective Date, no amount shall be paid to such Shareholder on the first anniversary of the Effective Date and any balance of such Pro Rata Share shall be deducted from the amount to be paid under such Note on the second anniversary of the Effective Date.

(e)
No fractional Purchaser Shares will be issued to Shareholders in the payment of the Share Consideration. In the case of each calculation by the Depository of the number of Purchaser Shares to which each Shareholder is entitled under the Arrangement, the result of such calculation will be rounded down to the nearest whole number of Purchaser Shares.

2.6	Agency Agreement

The Parties acknowledge and agree that the authorization of the Agent to act for the benefit of and on behalf of the Shareholders, other than the Agent, to hold the security granted to the Agent under the GSAs for the performance of the obligations of: (i) the Purchaser under the Notes and the Purchaser Guarantee ;and (ii) the Company under the Company Guarantee and the Company GSA, shall be effected by the Final Order deeming that all the Shareholders, other than the Agent, have authorized the Agent to act for and on their behalf as set out in the Agency Agreement as well as by acceptance of such deeming confirmed by each Shareholder accepting the Note issued to such Shareholder pursuant to the Arrangement.

2.7	Share Elections

(a)
The parties acknowledge and agree that, at any time until the Meeting Date, any Shareholder may make a Share Election pursuant to which such Shareholder elects to be issued Purchaser Shares in the Arrangement instead of and in replacement, subject to Section 2.7(c), of up to 20% of such Shareholder’s Pro Rata Share of the Effective Date Cash Proceeds. The price of each Purchaser Share obtained pursuant to a Share Election will be the Effective Date Purchaser Share Value. Any such election shall be substantially in the form and content of Share Election attached hereto as Schedule H and shall be made by delivering such form, duly executed by the electing Shareholder to the Depository.

(b)
The Company covenants and agrees to deliver to the Purchaser, on or before the Effective Date, the Share Election of Mr. Thomson in respect of 20% of his Pro Rata Share of the Gross Effective Date Cash Proceeds; provided that, for the purposes of this Section 2.7(b) only, “Gross Effective Date Cash Proceeds” means the sum of $10,000,000, without adjustment for Working Capital.

(c)
With the consent of the Purchaser, any Shareholder may make a Share Election for more than such Shareholder’s Pro Rata Share of the Effective Date Cash Proceeds. The Purchaser shall not unreasonably refuse to grant consent under this Section 2.7(c); provided that the Purchaser shall not be obligated to issue an aggregate of Share Consideration in excess of 19.9% of the issued and outstanding capital stock of the Purchaser. If the number of Share Elections made by the Shareholders would require the issuance of Share Consideration in excess of 19.9% of the issued and outstanding capital stock of the Purchaser, the Purchaser may consent to the acceptance of Share Elections up to 19.9% of the issued and outstanding shares in the capital of the Purchaser, with such Share Elections to be accepted, pro rata, based on the number of shares with respect to which each Shareholder making a Share Election would be entitled to receive in the absence of the limitation set forth above.

2.8	Depository Arrangements

(a)
The parties acknowledge and agree that, on the Effective Date, the full amount of the Effective Date Proceeds payable by the Purchaser to Shareholders under Section 2.4 hereof and the full amount of the Cash Hold Back payable to the Purchaser, the Company or the Purchaser and the Company pursuant to one of Sections 2.4(a)(ii) or (iii), as the case may be, shall be paid to the Depository and, thereafter, the Effective Date Proceeds will be available for immediate distribution to the Shareholders and the Cash Hold Back will be available for payment to the Purchaser, the Company or the Purchaser and the Company, as the case may be, as soon as practicable after the Post Effective Date Adjustment Date, each in accordance with the Plan of Arrangement.

(b)
The parties acknowledge and agree that, on the Earn Out Issue Date, a treasury order for issuance of the Earn Out Share Proceeds, if any, shall be delivered by the Purchaser to the Depository; provided, however, that if the Earn Out Purchaser Share Value is less than the Effective Date Purchaser Share Value, then the Purchaser may, in its sole and unreviewable discretion, pay all or any portion of the Earn Out Share Proceeds in cash in lieu of issuing Purchaser Shares. For each Purchaser Share otherwise included in the Earn Out Share Proceeds that the Purchaser elects to pay in cash, the amount of cash payable in respect of such Purchaser Share shall be an amount equal to the Earn Out Purchaser Share Value and shall be paid by the Purchaser to the Depository on the Earn Out Issue Date. Thereafter, the Earn Out Share Proceeds, if any (including the cash portion thereof, if any, that is paid by the Purchaser), will be available for immediate distribution on and after the Earn Out Issue Date to the Shareholders in accordance with the Plan of Arrangement.

(c)
The parties acknowledge and agree that, on the First Anniversary of the Effective Date, an amount equal to all amounts of principal and interest payable pursuant to all the Notes on that date, if any, (subject to Aggregate Hold Back Claims, if any), will be paid by the Purchaser to the Depository. Thereafter, such funds will be available for immediate distribution to the Shareholders in accordance with the Plan of Arrangement.

(d)
The parties acknowledge and agree that, on the Second Anniversary of the Effective Date, an amount equal to all amounts of principal and interest payable pursuant to all the Notes on that date, if any, (subject to Aggregate Hold Back Claims, if any), will be paid by the Purchaser to the Depository. Thereafter, such funds will be available for immediate distribution to the Shareholders in accordance with the Plan of Arrangement.

2.9	Circular

(a)
As promptly as reasonably practicable, the Company shall prepare the Circular together with any other documents required by the BCBCA or other applicable Laws in connection with the approval of the Arrangement Resolution by the Shareholders at the Meeting, and the Company shall give the Purchaser a reasonable opportunity to review and comment on all such documentation and all such documentation shall be reasonably satisfactory to the Purchaser before it is delivered to Shareholders incorporating therein all reasonable comments made by the Purchaser and its counsel.

(b)
As promptly as practicable after obtaining the Interim Order, the Company shall cause the Circular and other documentation required in connection with the Meeting to be sent to each Shareholder as required by the Interim Order and applicable Laws.

(c)	As promptly as practicable after the Interim Order is obtained, the Purchaser shall cause the Circular to be filed with the SEC as a Form 8-K.

2.10	Preparation of Filings

(a)	the Purchaser and the Company shall cooperate in:

(i)
the preparation of any application for the Interim Order and the Final Order and any other documents, applications or filings (including the NASDAQ Filings) reasonably deemed by the Purchaser and/or the Company to be necessary to discharge their respective obligations under United States and Canadian federal, provincial, territorial or state securities Laws and to comply with applicable NASDAQ requirements in connection with the Arrangement and the other transactions contemplated hereby; and

(ii)	the taking of all such action as may be required under the BCBCA in connection with the transactions contemplated by this Agreement and the Arrangement.

(b)
the Purchaser shall promptly furnish to the Company all information concerning it and its affiliates and Shareholders as may be required in connection with the actions described in this Article 2, and covenants that no information furnished by it in connection with such actions or otherwise in connection with the consummation of the Arrangement and the other transactions contemplated by this Agreement shall contain any Misrepresentation or any untrue statement of a material fact or omit to state a material fact required to be stated in any such document or necessary in order to make any information so furnished for use in any such document not misleading in the light of the circumstances in which it is furnished or in which it is to be used;

(c)
the Purchaser shall promptly notify the Company if at any time before or after the Effective Time it becomes aware that the Circular contains any Misrepresentation or any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Circular or such application. In any such event, the Purchaser shall cooperate with the Company in the preparation of any required supplement or amendment to the Circular or such other document, as the case may be; and

(d)
The Company shall ensure that the Circular complies with all applicable Laws and, without limiting the generality of the foregoing, that the Circular does not contain any Misrepresentation or any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than with respect to any information relating to and provided by the Purchaser). Without limiting the generality of the foregoing, the Company shall ensure that the Circular provides Shareholders with information in sufficient detail to permit them to form a reasoned judgment concerning the matters to be placed before them at the Meeting.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to the Purchaser to enter into this Agreement, the Company hereby represents and warrants to the Purchaser as follows, in each case except as set forth in the Disclosure Letter:

3.1	Organization and Standing

(a)
The Company has been duly organized or formed and is validly existing and in good standing under the Laws of its jurisdiction of incorporation may be, with full corporate or legal power and authority to own, lease and operate its properties and assets and to conduct its businesses as currently owned and conducted.

(b)	The Company has made available to the Purchaser complete and correct copies of its constating documents in effect on the date of this Agreement.

(c)
The Company does not as of the date of this Agreement own, directly or indirectly, any share capital, membership interest, partnership interest, joint venture interest or other equity interest in any person, partnership or Joint Venture, as the case may be.

3.2	Capitalization

(a)	The authorized capital of the Company consists of 97,780,000 Common Shares, of which 10,266,490 Common Shares are issued and outstanding on the date hereof.

(b)
All of the Common Shares described in Section 3.2(a) have been duly authorized and are validly issued and fully paid and non-assessable, were not issued in violation of pre-emptive or similar rights or any other agreement or understanding binding upon the Company and were issued in compliance with the BCBCA, all applicable securities Laws and the constating documents of the Company.

(c)	As of the date hereof, Options permitting the holders thereof to purchase 1,110,000 Common Shares, in the aggregate, are issued and outstanding.

(d)
Section 3.2(d) of the Disclosure Letter sets forth for each outstanding Option: (i) the name of the holder of such Option; (ii) the date of grant of such Option and the term of such Option; (iii) the number of Common Shares purchasable pursuant to such Option; (iv) the per share exercise price of such Option; and (v) the fair market value of the Common Shares purchasable pursuant to such Option on the date of grant of such Option (as reasonably determined by the board of directors of the Company at the time such Option was granted). Each such Option (i) has been duly authorized by all necessary corporate action on the part of the Company (including authorization by the Company’s board of directors); (ii) was granted in compliance with all applicable Laws, including the BCBCA; and (ii) is evidenced by a written stock option agreement executed by the Company and the optionee thereunder (and the Company has provided Purchaser with true and complete copies of such stock option agreements, including any amendments thereto). To the extent that the exercise price of any Option is less than the fair market value of the Common Shares purchasable pursuant to such Option as of the date of grant of such Option, the Company has properly accounted for such Option in its consolidated financial statements in accordance with GAAP (including with respect to properly recording any compensation charges required to be taken by the Company in connection with the grant of such Option).

(e)
Except as described in this Section 3.2, as of the date of this Agreement, there are no outstanding options, warrants, subscriptions, puts, calls or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) obligating the Company to offer, issue, sell, redeem, repurchase, otherwise acquire or transfer, pledge or encumber any Common Shares, nor are there outstanding any securities or obligations of any kind of the Company which are convertible into or exercisable or exchangeable for Common Shares.

3.3	Authority and No Conflicts

(a)
The Company has all requisite corporate power and authority to execute and deliver this Agreement and the other documents related to the transactions contemplated hereunder and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby, subject to the approval of the Shareholders and the Court as provided in this Agreement with respect to the Arrangement. The execution and delivery of this Agreement and the other documents related to the transactions contemplated hereunder by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the other documents related to the transactions contemplated hereunder or to consummate the transactions contemplated hereby or thereby other than the approval of the Shareholders and the Court and the filing of such corporate documents under the BCBCA as are provided for in this Agreement.

(b)
Each of this Agreement and the other documents related to the transactions contemplated hereunder has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency and other applicable Laws affecting creditors’ rights generally, and by general principles of equity.

(c)
The board of directors of the Company has determined by the unanimous approval of all directors voting: (i) that this Agreement and the transactions contemplated hereby, including the Arrangement Resolution, are fair to the holders of Common Shares and are in the best interests of the Company; and (ii) to recommend that the Shareholders vote in favour of the Arrangement Resolution.

(d)
Neither the execution and delivery of this Agreement and all other documents related to the transactions contemplated hereunder by the Company nor the performance by it of its obligations hereunder and thereunder and the completion of the transactions contemplated hereby, shall:

(i)	conflict with, or violate any provision of, the constating documents of the Company;

(ii)
subject to the consents, approvals, orders, authorizations, registrations, declarations or filings referred to in Section 3.4 being obtained, and all filings and obligations described in Section 3.4 being made, violate or breach any Laws applicable to the Company;

(iii)
subject to the consents, approvals, orders, authorizations, registrations, declarations or filings referred to in Section 3.4 being obtained, and all filings and obligations described in Section 3.4 being made, violate or conflict with or result in the breach of, or constitute a default (or an event that with the giving of notice, the passage of time, or both would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or both) to terminate, accelerate, modify or call any obligations or rights under any credit agreement, note, bond, mortgage, indenture, deed of trust, contract, agreement, lease, license, franchise, permit, concession, easement or other instrument to which the Company is a party or by which the Company or its or their property is bound or subject; or

(iv)
result in the imposition of any encumbrance, charge or Lien (other than a Permitted Lien) upon or require the sale or give any person the right to acquire any of the assets of the Company or the assets or restrict, hinder, impair or limit the ability of the Company to carry on their respective businesses as and where they are now being carried on or as contemplated to be carried on as disclosed by the Company to the Purchaser;

except in the case of Sections 3.3(d)(ii) through 3.3(d)(iv), inclusive, for any such conflicts, violations, breaches, defaults or other occurrences that would not have, individually or in the aggregate, a Material Adverse Effect on the Company or materially impair the ability of the Company to perform its obligations hereunder or prevent or materially delay the consummation of any of the transactions contemplated hereby.

3.4	Consents; Approvals

No consent, approval, licence, permit, order or authorization of, or registration, declaration or filing with, or permit from, any third party or Governmental Entity is required to be obtained or made by or with respect to the Company in connection with the execution, performance and delivery of this Agreement or any other documents related to the transactions contemplated hereunder by the Company, the performance of its obligations hereunder or the consummation by the Company of the transactions contemplated hereby other than: (a) any approvals required by the Interim Order; (b) the Final Order; (c) the approval of the Arrangement by the Shareholders; (d) such registrations and other actions required under federal, state, provincial, and territorial securities Laws as are contemplated by this Agreement; (e) any filings under the BCBCA and applicable securities Laws; (f) such consents and approvals as required under the contracts disclosed in the Disclosure Letter; and (g) any other consents, approvals, orders, authorizations, registrations, declarations or filings which, if not obtained or made, would not have, individually or in the aggregate, a Material Adverse Effect on the Company or prevent or materially delay the consummation of any of the transactions contemplated hereby or materially impair the ability of the Company to perform its obligations hereunder.

3.5	No Defaults

None of the Company or any other party thereto, is in default under or violation of, and there has been no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default or violation of, or permit the termination of, any term, condition or provision of: (a) their respective constating documents; (b) any credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, franchise, permit, concession, easement or other instrument to which the Company, is a party or by which the Company, or any of its or their property is bound or subject, except, in the case of Section 3.5(b), defaults, violations and terminations which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

3.6	Absence of Certain Changes or Events

Since December 31, 2006, the Company has conducted its business only in the ordinary course in a manner consistent with past practice and there has been no Material Adverse Effect on the Company or any event, occurrence or development which would have a Material Adverse Effect on the Company or which materially and adversely affects the ability of the Company to consummate the transactions contemplated hereby or which would materially restrict, hinder, impair or limit the ability of the Company to carry on their respective businesses as and where they are now being carried on or as contemplated to be carried on as disclosed by the Company to the Purchaser.

3.7	Employment Matters

(a)
Except as set out in the Disclosure Letter, the Company is not a party to any written or oral policy, agreement, obligation or understanding providing for severance, change in control or termination payments to, or any employment agreement with, any former or current director, officer or employee which provides for payment to such individual in excess of $150,000 in any one calendar year, other than as required by applicable Laws for employees without agreements as to notice or severance.

(b)	The Company is not a party to any consulting contract, written or oral, providing for compensation of any individual in excess of $150,000 in any one calendar year.

(c)
The Company has not agreed to recognize any union or other collective bargaining representative, nor has any union or other collective bargaining representative been certified as the exclusive bargaining representative of any of the employees of the Company;

(d)
Except as disclosed in the Disclosure Letter, all employees of the Company and persons who have ceased to be employees of the Company during the past two years have been, or shall have been on or before the Effective Date, paid or amounts in respect thereof shall have been accrued for wages, salaries, commissions, bonuses, vacation pay, severance and termination pay, sick pay, and other compensation for all services performed by them or that was accrued by them up to the Effective Date, in accordance with the obligations of the Company under any employment or labour practices and policies or any collective bargaining agreement or individual agreement to which the Company is a party, or by which the Company may be bound, except for, in the case of severance and termination pay, statutory and common law requirements for payment in lieu of reasonable notice of termination.

(e)
The Company is not currently involved in any actual or, to the best of its knowledge, threatened claim by a former employee with respect to unpaid wages, salaries, commissions, bonuses, vacation pay, severance and termination pay, sick pay, or other compensation for services performed by such employee while employed by the Company.

3.8	Financial Statements

(a)
The consolidated financial statements (including, in each case, any related notes thereto) prepared by the Company since January 1, 2005 and disclosed to the Purchaser: (i) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (subject, in the case of unaudited financial statements, to the absence of notes); (ii) contain and reflect all necessary adjustments for fair presentation of the results of operations and the financial condition of the business of the Company for the periods covered thereby; (iii) contain and reflect adequate provision or allowance for all reasonably anticipated liabilities, expenses and losses of the Company; and (iv) fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of the Company as of the respective dates thereof and for the respective periods covered thereby, subject, in the case of unaudited financial statements, to normal, recurring audit adjustments none of which shall be material, individually or in the aggregate.

(b)
From January 1, 2005 to the date of this Agreement, there has been no change by the Company in their accounting policies, methods, practices or principles that are material to the consolidated financial statements of the Company, except as described in the notes thereto with respect to periods ending prior to the date of this Agreement.

3.9	Contracts

(a)
The Disclosure Letter lists as of the date of this Agreement all material contracts, agreements, guarantees and leases to which the Company is a party. Such contracts, agreements, guarantees or leases are referred to in this Agreement as “material contracts”.

(b)
Each material contract is valid and binding on the Company and, to the knowledge of the Company, each other party thereto, and is in full force and effect, and the Company has performed in all material respects all obligations required to be performed by them under each material contract and, to the knowledge of the Company, each other party to each material contract has performed in all material respects all obligations required to be performed by it under such material contract.

(c)
As of the date of this Agreement, the Company does not know of, or received notice of, any violation or default under (or any condition that with the passage of time or the giving of notice would cause such a violation of or default under) any material contract or any other agreement or contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not have a Material Adverse Effect on the Company.

3.10	Litigation

Except as disclosed in the Disclosure Letter, there are no claims, actions, proceedings or investigations pending against the Company or, to the knowledge of the Company, threatened against the Company before any Governmental Entity which, to the knowledge of the Company, would have a Material Adverse Effect or prevent or materially delay consummation of the transactions contemplated by this Agreement. The Company and its assets and properties, are not subject to any outstanding judgment, order, writ, injunction or decree that has had or would have a Material Adverse Effect on the Company or its existing or, to its knowledge, that would prevent or materially delay consummation of the transactions contemplated by this Agreement.

3.11	Environmental

(a)	The Company is in substantial compliance with all applicable Environmental Laws material to the Company.

(b)
The Company has not and is not, and to the knowledge of the Company, no past or present lessee, owner, occupant, or licensee or other person other than the Company or a subsidiary of the Company has or is, engaged in any Environmental Activity at, upon, under, over, within or with respect to the real property owned or used by the Company in violation of any applicable Environmental Law which would lead to the imposition of liability on, or a remediation order against, the Company or a subsidiary of the Company which is material to the Company.

(c)
No activities or operations of the Company or a subsidiary of the Company are or have been subject to any judicial, administrative or other proceedings alleging a violation of any applicable Environmental Law which is material to the Company.

(d)
Neither the Company nor a subsidiary of the Company has been or is involved in any operations or Environmental Activity in violation of any applicable Environmental Law which activities would lead to the imposition of liability on, or a remediation order against, the Company or a subsidiary of the Company which is material to the Company.

(e)
Neither the Company nor a subsidiary of the Company has filed any written notice or report of a Release of a Contaminant with any Governmental Entity in respect of the real property owned or used by the Company or any part thereof which is material to the Company.

(f)
No order, instruction or direction of any Governmental Entity has been issued which required the Company or a subsidiary of the Company to carry out any environmental remediation of the real property owned or used by the Company under any applicable Environmental Law which is material to the Company.

3.12	Tax Matters

(a)
The Company has filed, in a timely manner (taking into account any extension of time to file granted or obtained), or caused to be filed, all material Tax Returns required to be filed by them (all of which returns were correct and complete in all material respects), have timely paid, or caused to be paid, Taxes shown to be due and payable thereon, and have satisfied in full in all respects all material Tax withholding, deposit and remittance requirements imposed on or with respect to any of the Company, and the most recently published financial statements of the Company contain an adequate provision in accordance with GAAP all material amounts of Taxes payable in respect of each period covered by such financial statements and all prior periods to the extent such Taxes have not been paid, whether or not due and whether or not shown as being due on any Tax Returns. The Company has made adequate provision in accordance with GAAP in their books and records for any amount of Taxes material to the Company on a consolidated basis and accruing in respect of any accounting period ending subsequent to the period covered by such financial statements.

(b)
Except as disclosed in the Disclosure Letter, the Company has not received any written notification that any issue involving an amount of Taxes material to the Company has been raised (and is currently pending) by the Canada Revenue Agency or any other taxing authority, including, without limitation, any sales tax authority, in connection with any of the Tax Returns filed or required to be filed, and no waivers of statutes of limitations or objections to any assessments or reassessments involving an amount of Taxes material to the Company on a consolidated basis have been given, filed or requested with respect to the Company or any subsidiary of the Company.

(c)
Except as disclosed in the Disclosure Letter, the Company has not received any notice from any taxing authority to the effect that any Tax Return is being examined, and to the knowledge of the Company of any Tax audit or issue that would have a Material Adverse Effect on the Company.

3.13	Pension and Employee Benefits

(a)
The Disclosure Letter sets forth a list of all employee benefit, health, welfare, supplemental unemployment benefit, bonus, incentive, pension, profit sharing, deferred compensation, share compensation, share option, share purchase, retirement, hospitalization insurance, medical, dental, legal, disability, severance, change in control and similar plans, programs, agreements or arrangements or practices, whether written or oral, which are sponsored, maintained or contributed to by the Company (collectively referred to as “Plans”).

(b)
No step has been taken, no event has occurred and, to knowledge of the Company, no condition or circumstance exists that has resulted in or, to the knowledge of the Company, could be reasonably expected to result in any Plan being ordered or required to be terminated or wound up in whole or in part or having its registration under applicable Laws refused or revoked, or being placed under the administration of any trustee or receiver or regulatory authority or being required to pay any material amount of Taxes, fees, penalties or levies under applicable Laws. There are no actions, suits, claims (other than routine claims for payment of benefits in the ordinary course), trials, demands, investigations, arbitrations or other proceedings which are pending or, to the knowledge of the Company, threatened in respect of any of the Plans or their assets which individually or in the aggregate would have a Material Adverse Effect on the Company.

(c)	The Company has provided to the Purchaser true, correct and complete copies of the employee benefits manuals of the Company and the descriptions of the Plans therein are complete and accurate.

3.14	Compliance with Laws

To the knowledge of the Company, the Company is in material compliance with all applicable Laws other than non-compliance which would not have, individually or in the aggregate, a Material Adverse Effect on the Company. No investigation or review by any Governmental Entity with respect to the Company is pending or, to the knowledge of the Company, is threatened, nor has any Governmental Entity indicated in writing an intention to conduct the same, other than those the outcome of which would not have a Material Adverse Effect on the Company.

3.15	Intellectual Property

Notwithstanding any other provisions of this Agreement, the representation and warranties contained in this Section 3.15 are the only and exclusive representations and warranties of the Company with respect to the Business Intellectual Property and the Licensed Intellectual Property (collectively, the “Intellectual Property Rights”) and all other representation and warranties of the Company in this Agreement shall be interpreted accordingly.

(a)	The Company is the sole and exclusive owners of all right, title and interest in, to and under the Business Intellectual Property free and clear of any Liens other than Permitted Liens.

(b)
To the knowledge of the Company, the Company has all necessary rights to the use of the Intellectual Property Rights or the material covered thereby in connection with the services or products in respect of which such Intellectual Property Rights are currently being used by the Company.

(c)
The Company has not received any written notice or claim stating that the manufacture, sale, licensing, or use of any of the services or products of the Company as now manufactured, sold, licensed or used or proposed for manufacture, sale, licensing or use by the Company in the ordinary course of the business of the Company as presently conducted infringes on any Intellectual Property of a third party where such infringement would have a Material Adverse Effect on the Company.

(d)	The Company has not received any written notice or claim challenging the ownership by the Company of the Business Intellectual Property or the validity of any of the Intellectual Property Rights.

(e)
To the knowledge of the Company, there is no material unauthorized use, infringement or misappropriation of any of the Intellectual Property Rights by any third party, including any employee or former employee of the Company.

(f)
To the knowledge of the Company, no Business Intellectual Property is subject to any outstanding decree, order or judgment restricting in any manner the licensing thereof by the Company or any of its subsidiaries, except to the extent any such restriction would not have a Material Adverse Effect on the Company.

(g)
To the knowledge of the Company, the Company has secured valid written assignments from all of their employees, and valid written agreements to assign from all of its consultants, who contributed to the creation or development of the Business Intellectual Property.

(h)	To the knowledge of the Company, the Company has taken all commercially reasonable steps to protect and preserve the confidentiality of all confidential information.

(i)
The Company has a policy requiring each employee, consultant and independent contractor to execute proprietary information and confidentiality agreements substantially in the standard forms of the Company, which forms have been made available to the Purchaser and which policy has been followed by the Company in respect of all present employees, consultants and independent contractors of the Company and for all former employees, consultants and independent contractors who have left their positions with the Company in the period of one-year before the date hereof.

3.16	Insurance

The Disclosure Letter sets out a description of each insurance policy covering the Company which is currently in effect. Such policies are, in all material respects in full force and effect in accordance with their terms, no notice of cancellation or termination has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder. The Company has not received notice of any fact, condition or circumstance which might reasonably form the basis of any claim against the Company which is not fully covered by insurance (subject to standard deductibles) maintained by it and which would have a Material Adverse Effect on the Company.

3.17	Property

The Company has legal and beneficial, good and valid title to, or such valid rights by lease, licence, other agreement or otherwise to use, all of its properties and assets (real and personal, immovable and movable, tangible and intangible, including leasehold interests) sufficient to carry on their respective business as currently conducted, except where the failure to have such title or rights would not have a Material Adverse Effect on the Company,

3.18	Brokerage and Finders’ Fees

Except for the obligations of the Company to PricewaterhouseCoopers Corporate Finance Inc. in its capacity as financial advisor with respect to the transactions contemplated by this Agreement, the Company has no obligation for any brokerage, finders’ or similar fee in connection with the transactions contemplated hereby.

3.19	Books and Records

The books, records and accounts of the Company, in all material respects: (i) have been maintained in accordance with good business practices and on a basis consistent with prior years; (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of the Company; and (iii) accurately and fairly reflect the basis for the financial statements of the Company.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Company as follows:

4.1	Organization and Standing

(a)
The Purchaser and each of its subsidiaries has been duly continued or incorporated and organized or formed and is validly existing and, to the extent such concept is legally recognized, in good standing (or analogous concept) under the Laws of its jurisdiction of incorporation, organization or formation, as the case may be, with full corporate or legal power and authority to own, lease and operate its properties and assets and to conduct its businesses as currently owned and conducted.

(b)	The SEC Documents contain a true and complete list of each of the subsidiaries of the Purchaser, all of which are 100% owned, directly or indirectly, by the Purchaser, free and clear of any Liens.

(c)
The Purchaser has made available to the Company complete and correct copies of its constating documents as well as the constating documents of each of its subsidiaries, in each case as in effect on the date of this Agreement.

(d)
Except for its interest in its subsidiaries, the Purchaser does not as of the date of this Agreement own, directly or indirectly, any share capital, membership interest, partnership interest, joint venture interest or other equity interest in any person, partnership or joint venture, as the case may be.

4.2	Capitalization

(a)
The authorized capital of the Purchaser consists of 100,000,000 Purchaser Shares, 150,000,000 Class A Preferred Shares and 150,000,000 Class B Preferred Shares of which 20,207,094 Purchaser Shares, no Class A Preferred Shares and no Class B Preferred Shares are issued and outstanding as of date hereof.

(b)
As of the date hereof (i) 3,000,000 Purchaser Shares have been reserved for issuance under the 1996 Stock Option Plan (one of the Purchaser Plans); (ii) 3,000,000 Purchaser Shares have been reserved for issuance under the 1998 Stock Incentive Plan (one of the Purchaser Plans); (iii) options in respect of a total number of 2,824,000 Purchaser Shares have been granted under the 1996 Stock Option Plan; (iv) options in respect of a total number of 1,518,033 Purchaser Shares have been granted under the 1998 Stock Incentive Plan; (v) options in respect of a total number of 1,216,000 Purchaser Shares have been granted but not exercised under the 1996 Stock Option Plan; (vi) options in respect of a total of 1,009,500 Purchaser Shares have been granted but not exercised under the 1998 Stock Incentive Plan; (vii) issued and outstanding stock options in respect of a total of 176,000 Purchaser Shares remain available for grant under the 1996 Stock Option Plan and (viii) issued and outstanding stock options in respect of a total of 1,481,967 Purchaser Shares remain available for grant under the 1998 Stock Incentive Plan.

(c)
All outstanding Purchaser Shares are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights and have been offered, issued, sold and delivered by the Purchaser in compliance with: (i) all registration, qualification and prospectus delivery requirements (or applicable exemptions therefrom) of all applicable securities Laws; (ii) the YBCA; and (iii) all requirements set forth in applicable agreements or instruments.

(d)
Except as described in Section 4.2(a), (b) and (c), there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) obligating the Purchaser to issue or sell any shares or securities or obligations of any kind convertible into or exchangeable for shares of the Purchaser. There are no outstanding contractual obligations of the Purchaser to repurchase, redeem or otherwise acquire any of its outstanding securities.

4.3	Authority and No Conflicts

(a)
The Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and the other documents related to the transactions contemplated hereunder and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the other documents related to the transactions contemplated hereunder by the Purchaser and the consummation by the Purchaser of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the are necessary to authorize this Agreement and the other documents related to the transactions contemplated hereunder or to consummate the transactions contemplated hereby or thereby.

(b)
The Purchaser has all requisite corporate power and authority to carry on its business as presently conducted. The Purchaser is duly qualified and licensed to carry on business in all jurisdictions in which the nature of its business or the assets owned or leased by it make that qualification or licensing necessary, except in any jurisdiction in which the failure to so qualify, or be licensed, or be in good standing would not be reasonably expected to have a Material Adverse Effect on the Purchaser.

(c)
Each of this Agreement and the other documents related to the transactions contemplated hereunder has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser , enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency and other applicable Laws affecting creditors’ rights generally, and by general principles of equity.

(d)
Neither the execution and delivery of this Agreement and all other documents related to the transactions contemplated hereunder by the Purchaser nor the performance by it of its obligations hereunder and thereunder and the completion of the transactions contemplated hereby, shall:

(i)	conflict with, or violate any provision of, the constating documents of the Purchaser;

(ii)
subject to the consents, approvals, orders, authorizations, registrations, declarations or filings referred to in Section 4.4 being obtained, and all filings and obligations described in Section 4.4 being made, violate or breach any Laws applicable to the Purchaser; or

(iii)
subject to the consents, approvals, orders, authorizations, registrations, declarations or filings referred to in Section 4.4 being obtained, and all filings and obligations described in Section 4.4 being made, violate or conflict with or result in the breach of, or constitute a default (or an event that with the giving of notice, the passage of time, or both would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or both) to terminate, accelerate, modify or call any obligations or rights under any agreement or other instrument to which the Purchaser is a party or by which the Purchaser is bound or subject; or

(iv)
result in the imposition of any encumbrance, charge or Lien (other than a Permitted Lien) upon or require the sale or give any person the require to acquire any assets of the Purchaser or the assets of any of its subsidiaries or restrict , hinder, impair or limit the ability of the Purchaser or any of its subsidiaries to carry on their respective businesses as and where they are now being carried on;

except in the case of Sections 4.3(d)(ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences that would not have, individually or in the aggregate, a Material Adverse Effect on the Purchaser or materially impair the ability of either the Purchaser to perform their obligations hereunder or prevent or materially delay the consummation of any of the transactions contemplated hereby.

4.4	Consents; Approvals

No consent, approval, licence, permit, order or authorization of, or registration, declaration or filing with, or permit from any third party or Governmental Entity is required to be obtained or made by or with respect to the Purchaser in connection with the execution, performance and delivery of this Agreement or any other documents related to the transactions contemplated hereunder by the Purchaser, the performance of its obligations hereunder or the consummation by the Purchaser of the transactions contemplated hereby other than: (a) any approvals required by the Interim Order; (b) the Final Order; (c) such registrations and other actions required under federal, state, provincial and territorial securities Laws as are contemplated by this Agreement; (d) any other consents, approvals, orders, authorizations, registrations, declarations or filings which, if not obtained or made, would not have, individually or in the aggregate, a Material Adverse Effect on the Purchaser or prevent or materially delay the consummation of any of the transactions contemplated hereby or materially impair the ability of the Purchaser to perform its obligations hereunder; and (e) the filing by the Purchaser with NASDAQ, SEC, BCSC or any other United States of America or Canadian, state or provincial securities law authorities of any notices or filings (including the NASDAQ Filings) required by any such authorities in connection with the transactions contemplated hereby, including any notices or filings required in connection with the exemptions from the registration, qualification or prospectus delivery requirements of applicable Canadian or United States of America, state or provincial securities laws which Purchaser relies on in issuing shares of Purchaser Shares pursuant to this Agreement.

4.5	No Defaults

None of the Purchaser or any of its subsidiaries or any other party thereto, is in default under or violation of, and there has been no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default or violation of, or permit the termination of, any term, condition or provision of: (a) their respective constating documents; (b) any credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, franchise, permit, concession, easement or other instrument to which the Purchaser or any of its subsidiaries, is a party or by which the Purchaser or any of its subsidiaries, or any of its or their property is bound or subject, except, in the case of Section 4.5(b), defaults, violations and terminations which, individually or in the aggregate, would not have a Material Adverse Effect on the Purchaser.

4.6	Absence of Certain Changes or Events

From April 1, 2006 to the date hereof, the Purchaser and its subsidiaries have conducted their respective businesses only in the ordinary course manner consistent with past practice and there has been no Material Adverse Effect on the Purchaser or any event, occurrence or development which would have a Material Adverse Effect on the Purchaser or which materially and adversely affects the ability of the Purchaser to consummate the transactions contemplated hereby or which would materially restrict, hinder, impair or limit the ability of the Purchaser or any of its subsidiaries to carry on their respective businesses as and where they are now being carried on or as contemplated to be carried on, or which would render any of the information contained in the SEC Documents or BCSC Documents to be untrue.

4.7	Financial Statements

(a)
The consolidated financial statements (including, in each case, any related notes thereto) prepared by the Purchaser since April 1, 2005 and disclosed to the Company: (i) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (subject, in the case of unaudited financial statements, to the absence of notes); (ii) contain and reflect all necessary adjustments for fair presentation of the results of operations and the financial condition of the business of the Purchaser for the periods covered thereby; (iii) contain and reflect adequate provision or allowance for all reasonably anticipated liabilities, expenses and losses of the Purchaser; and (iv) fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of the Purchaser and its subsidiaries as of the respective dates thereof and for the respective periods covered thereby, subject, in the case of unaudited financial statements, to normal, recurring audit adjustments none of which shall be material, individually or in the aggregate.

(b)
From April 1, 2005 to the date of this Agreement, there has been no change by the Purchaser or its subsidiaries in their accounting policies, methods, practices or principles that are material to the consolidated financial statements of the Purchaser, except as described in the notes thereto with respect to periods ending prior to the date of this Agreement.

4.8	Share Consideration

The Purchaser Shares to be issued in connection with the Arrangement, when issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable, and not subject to any Liens, or preemptive rights. The Purchaser has been advised by legal counsel that the Purchaser Shares to be issued in connection with the Arrangement will be issued in compliance with Canadian securities laws, and United States and applicable state securities laws. The Purchaser has been advised by legal counsel that no registration statement is required to be filed, and no prospectus is required to be delivered, in order for the Purchaser to issue the Purchaser Shares to be issued in connection with the Arrangement and, other than those imposed by Rule 145(d) promulgated under the Securities Act and, in the case of Persons deemed “Affiliates” of the Purchaser after the Effective Date (as such term is defined in Rule 144(a)(l) promulgated under the Securities Act), Rule 144 promulgated under the Securities Act, such shares will not be subject to any statutory hold period and may be immediately resold by the holders thereof through the facilities of NASDAQ without the registration of such Purchaser Shares or the delivery of a prospectus by the Purchaser or the holders of such Purchaser Shares or the filing of any report by the holders of such shares (other than any applicable “insider report”); provided that such first resale is not a “control distribution” and it otherwise complies with all other applicable securities law requirements relating to resale of such securities.

4.9	SEC and BCSC Documents

The Purchaser has timely filed all SEC Documents and BCSC Documents. As of its respective date, each SEC Document complied in all material respects with the Securities Act and/or Exchange Act, as applicable to such SEC Document and each BCSC Document complied in all material respects with the requirements of the BCSA applicable to such BCSC Document. Except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document, and except to the extent information contained in any BCSC Document has been revised or superseded by a later filed BCSC Document, none of the SEC Documents contains, as of its respective date, any untrue statement of Material Fact, or omits to state a Material Fact required to be stated therein or necessary to maker the statements made therein, in light of the context in which made, not misleading, and as of its respective date, none of the BCSC Documents contains a Misrepresentation. The Purchaser is a reporting issuer in good standing under the BCSA and is in material compliance with the by-laws, rules and regulations of NASDAQ.

4.10	Information Supplied

The information supplied or to be supplied by the Purchaser for inclusion or incorporation by reference in the Company’s information circular for the Meeting or any amendment or supplement thereto will not, at the date such document is first mailed to Securityholders, contain any Misrepresentation with respect to the Purchaser or its subsidiaries.

4.11	Litigation

Except as disclosed in the SEC Documents, BCSC Documents or Schedule J, there are no actions, suits, inquiries, investigations or proceedings pending against the Purchaser or any of its subsidiaries, or, to the knowledge of the Purchaser, threatened against the Purchaser or any of its subsidiaries before any Governmental Entity which, to the knowledge of the Purchaser, would have a Material Adverse Effect or prevent or materially delay consummation of the transactions contemplated by this Agreement. Neither the Purchaser nor any of its subsidiaries, nor their respective assets and properties, is subject to any outstanding judgment, order, writ, injunction or decree that has had or would have a Material Adverse Effect on the Purchaser or its existing or, to its knowledge, that would prevent or materially delay consummation of the transactions contemplated by this Agreement.

4.12	Compliance with Other Laws

To the knowledge of the Purchaser, the Purchaser and its subsidiaries are in compliance with all applicable Laws other than non-compliance that would not have, individually or in the aggregate, a Material Adverse Effect on the Purchaser. No investigation or review by any Governmental Entity with respect to the Purchaser or any of its subsidiaries is pending or, to the knowledge of the Purchaser, is threatened, nor has any Governmental Entity indicated in writing an intention to conduct the same, other than those the outcome of which would not have a Material Adverse Effect on the Purchaser.

4.13	Purchaser Approval

The board of directors of the Purchaser, after considering the transactions contemplated by this Agreement, has determined:

(a)	to authorize the Purchaser to consummate the transactions contemplated by this Agreement on the terms set forth herein and in the Plan of Arrangement; and

(b)	to authorize the Purchaser to execute and deliver this Agreement.

4.14	No Vote Required

No vote of shareholders of the Purchaser is required by Law, the constating documents of the Purchaser, pursuant to NASDAQ rules, or otherwise in order for the Purchaser to consummate the Arrangement.

4.15	Financing Arrangements

The Purchaser has taken all necessary steps to ensure that it will, as of the Effective Time, have sufficient funding in place to allow it to pay the Consideration payable hereunder to the Shareholders.

4.16	Notes and General Security Agreement

When executed and delivered by the Purchaser in accordance with this Agreement, the Notes and the Purchaser Guarantee will constitute legal, valid and binding obligations of the Purchaser enforceable in accordance with their respective terms.

ARTICLE 5
COVENANTS AND AGREEMENTS

5.1	Covenants of the Company

(a)
The Company agrees as follows from the date of this Agreement until the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with Article 7, in each case except: (x) with the consent of the Purchaser to any deviation therefrom, which shall not be unreasonably withheld or delayed; (y) with respect to any matters which are specifically disclosed in the Disclosure Letter; or (z) as expressly contemplated by this Agreement or the Plan of Arrangement:

(i)
it will not directly do or permit to occur any of the following: (i) amend its constating documents; (ii) declare, set aside or pay any dividend or other distribution or payment (whether in cash, shares or property) in respect of its shares; (iii) redeem, purchase or otherwise acquire any of its outstanding shares or other securities; (iv) split, combine or reclassify any of its shares; or (v) adopt any plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or reorganization of the Company;

(ii)	it will not take any action that would render any or may reasonably be expected to render, any representation or warranty made by it in this Agreement untrue in any material respect;

(iii)
the business of the Company shall be conducted only in, and the Company shall not take any action except in, the usual and ordinary course of business and consistent with past practice, and the Company will use all commercially reasonable efforts to maintain and preserve its business organization, assets (including goodwill), employees and existing customer relationships;

(iv)	it will not enter into, terminate, renegotiate, waive strict compliance with, cancel or amend, any material contracts, agreements or commitments of the Company;

(v)	it will not enter into any new contract of employment or engagement of or with employees or consultants of the Company, except in the ordinary course of business consistent with past practice;

(vi)
it will not amend the terms or conditions of employment or engagement of any existing employee or consultant, including any amendment to increase salary or benefits, except in the ordinary course of business consistent with past practice; and

(vii)	it will maintain in force its current policies of insurance and will pay all premiums in respect of such insurance policies.

(b)	The Company shall promptly advise the Purchaser in writing:

(i)
of any event, condition or circumstance that might be reasonably expected to cause any representation or warranty of the Company contained in this Agreement to be materially untrue or inaccurate at the Effective Time (or, in the case of any representation or warranty made as of a specified date, as of such specified date);

(ii)	of any Material Adverse Effect on the Company or any event, occurrence or development which would be reasonably expected to have a Material Adverse Effect on the Company; and

(iii)	of any material breach by the Company of any covenant, obligation or agreement contained in this Agreement.

(c)
The Company shall perform all obligations required to be performed by the Company under this Agreement, cooperate with the Purchaser in connection therewith, and do all such other acts and things as may be reasonably necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated in this Agreement and, without limiting the generality of the foregoing, the Company shall:

(i)
not adjourn, postpone or cancel (or propose adjournment, postponement or cancellation of) the Meeting without the Purchaser’s prior written consent except as required by Law or, in the case of adjournment, as may be required by the Shareholders as expressed by majority resolution;

(ii)
diligently and in a timely fashion use commercially reasonable efforts to satisfy or cause to be satisfied as soon as reasonably practicable all the conditions precedent that are set forth in Article 6;

(iii)
diligently and in a timely fashion use commercially reasonable efforts to obtain all waivers, consents and approvals from other parties to loan agreements, leases or other contracts required to be obtained by the Company to consummate the transactions contemplated hereby which the failure to obtain would materially and adversely affect the ability of the Company to consummate the transactions contemplated hereby;

(iv)	apply for and diligently and in a timely fashion use commercially reasonable efforts to obtain the Interim Order and the Final Order;

(v)
carry out the terms of the Interim Order and the Final Order applicable to it and diligently and in a timely fashion use commercially reasonable efforts to comply promptly with all requirements which applicable Laws may impose on the Company with respect to the transactions contemplated hereby and by the Arrangement;

(vi)
diligently defend all lawsuits or other legal, regulatory or other proceedings to which it is a party challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

(vii)
diligently and in a timely fashion use commercially reasonable efforts to have lifted or rescinded any injunction or restraining order or other order relating to the Company which may adversely affect the ability of the parties to consummate the transactions contemplated hereby; and

(viii)	effect all necessary registrations, filings and submissions of information required by Governmental Entities from the Company in connection with the transactions contemplated hereby.

(d)	The board of directors of the Company shall recommend to the Shareholders the approval of the Arrangement Resolution.

(e)
The Company will provide notice to the Shareholders in the information circular accompanying the notice of the Meeting that the Arrangement expressly does not include the purchase by the Purchaser of any Options and that if any holder of Options desires to sell the Common Shares obtainable upon the exercise of such Options, such holder must exercise such Options and obtain registered title to the Common Shares obtained by such exercise before the Effective Date.

(f)
After the Final Order and before the Effective Time, the Company will execute the Company Guarantee and the Company GSA and deliver a copy of each of them to the Agent who will receive them for and on behalf of the Shareholders.

(g)	The Adjustment Date Balance Sheet will contain an amount for Working Capital that is at least “0”.

5.2	Covenants of the Purchaser

(a)
The Purchaser agrees as follows from the date of this Agreement until the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with Article 7, in each case except with the consent of the Company to any deviation therefrom, which shall not be unreasonably withheld or delayed;

(i)
it will not directly do or permit to occur any of the following (i) amend its constating documents; (ii) declare, set aside or pay any dividend or other distribution or payment (whether in cash, shares or property) in respect of its shares; (iii) split, combine or reclassify any of its shares; or (iv) adopt any plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or reorganization of the Purchaser;

(ii)	it will not take any action that would render any or may reasonably be expected to render, any representation or warranty made by it in this Agreement untrue in any material respect;

(iii)
the business of the Purchaser shall be conducted only in, and the Purchaser shall not take any action except in, the usual and ordinary course of business and consistent with past practice, and the Purchaser will use all commercially reasonable efforts to maintain and preserve its business organization, assets (including goodwill), employees and existing customer relationships; and

(iv)	it will maintain in force its current policies of insurance and will pay all premiums in respect of such insurance policies.

(b)	The Purchaser shall promptly advise the Company in writing of any:

(i)
event, condition or circumstance that might be reasonably expected to cause any representation or warranty of the Purchaser contained in this Agreement to be untrue or inaccurate on the Effective Date (or, in the case of any representation or warranty made as of a specified date, as of such specified date);

(ii)	Material Adverse Effect on the Purchaser or any event, occurrence or development which would be reasonably expected to have a Material Adverse Effect on the Purchaser; and

(iii)	material breach by the Purchaser of any of its covenants, obligations or agreements contained in this Agreement.

(c)
The Purchaser shall perform all obligations required to be performed by it under this Agreement, cooperate with the Company in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement and, without limiting the generality of the foregoing, the Purchaser shall:

(i)	use commercially reasonable efforts to satisfy or cause to be satisfied as soon as reasonably practicable all conditions precedent that are set forth in Article 6;

(ii)
diligently defend all lawsuits or other legal, regulatory or other proceedings to which it is a party challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

(iii)
carry out the terms of the Interim Order and Final Order applicable to it and use commercially reasonable efforts to comply promptly with all requirements which applicable Laws may impose on the Purchaser with respect to the transactions contemplated hereby and by the Arrangement;

(iv)
use commercially reasonable efforts to have lifted or rescinded any injunction or restraining order or other order relating to the Purchaser which may adversely affect the ability of the parties to consummate the transactions contemplated hereby;

(v)
effect all necessary registrations, filings and submissions of information required by Governmental Entities from the Purchaser or its affiliates in connection with the transactions contemplated hereby, including, without limitation, if the Purchaser Shares issued to the Shareholders are not rendered to be free trading in the hands of the Shareholders that receive them by reason of the exemptions from registration of such shares under Section 2.11 of National Instrument 45-106 (Prospectus and Registration Exemptions) of the Canadian Securities Administrators and Section 3(a)(10) of the Securities Act, then the Purchaser covenants and agrees that it will: (A) do all things necessary in order to register such shares under applicable Canadian securities Laws within 30 days of the Effective Date so as to render them free trading; and (B) cause a registration statement on Form S-3 (or on another available form of registration statement) covering the public resale of such shares to be filed with the SEC within 30 days of the Effective Date and will use its best efforts to have such registration statement declared effective as soon as practicable thereafter; and

(vi)
use commercially reasonable efforts to obtain all waivers, consents and approvals required to be obtained by the Purchaser or any affiliate of the Purchaser to consummate the transactions contemplated hereby which the failure to obtain would materially and adversely affect the ability of the Purchaser to consummate the transactions contemplated hereby.

(d)
Between the date hereof and the Effective Time, the Purchaser shall take all steps necessary to ensure that it will, at the Effective Time, continue to have sufficient funds to pay the Consideration in accordance with the terms of the Arrangement.

(e)
After the granting of the Final Order and before the Effective Time, the Purchaser will execute the Purchaser Guarantee and deliver a copy of it to the Agent so as to allow the Agent to file a financing statement in the Registry in respect of the Purchaser Guarantee.

(f)	The Purchaser will pay the Effective Date Cash Proceeds from its existing cash reserves.

(g)	After the Effective Time, the Purchaser shall cause the Company to enter into amending agreements with Mr. Thomson and Mr. Koide in respect of their employment agreements with the Company.

(h)
During the twelve-month period after the Effective Date, the Purchaser will not take any action that would require the Company to make any material change to its normal business as established by the past practices of the Company nor do anything that would interfere with the ability of the Company to achieve the Performance Target Range. During the twelve-month period after the Effective Date, the Purchaser will not take any action, nor will it permit the Company to take any action, which would:

(i)	cause or result in a material change to the normal business of the Company as established by the past practices of the company; or

(ii)
interfere with the ability of the Company to achieve the Performance Target Range. For greater certainty, the Purchaser will ensure that, during such twelve-month period, the Company remains a wholly-owned subsidiary of the Purchaser.

5.3	Access to Information

(a)
Subject to Section 5.3(b) and applicable Laws, upon reasonable notice to the Company, the Company shall afford the officers, employees, and other authorized representatives and advisors (including financial advisors, counsel and accountants) (collectively the “Representatives”) of the Purchaser reasonable access at the Company’s facilities, during normal business hours from the date of this Agreement and until the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with Article 7, to its respective properties, books, contracts and records (including monthly financial reports and preclinical, clinical and manufacturing reports that are provided to senior management of the Company), as well as to its management personnel; provided, however: (i) that such access shall be provided on a basis that minimizes the disruption to the operations of the Company; and (ii) the Company and representatives may withhold any such access, information or documents if, acting reasonably, the Company determines that permitting such access or disclosing such information or documents would (x) be inconsistent with any guidelines for the conduct of business prior to the Effective Time as agreed between the Company and the Purchaser, or (y) breach any obligations of confidentiality that the Company have to third parties. Subject to the foregoing right of the Company to withhold access, information or documents during such period, the Company shall furnish promptly to the Purchaser all information concerning the business, properties and personnel of the Company as the Purchaser may reasonably request. Subject to Section 5.3(b) and applicable Laws, the Purchaser shall afford the Representatives of the Company reasonable access during normal business hours from the date of this Agreement and until the earlier of the Effective Date and the date on which this Agreement is terminated in accordance with Article 7, to such management personnel of the Purchaser or its affiliates as the Company may request, acting reasonably, for purposes of obtaining input on all matters contemplated by this Agreement.

(b)
The Purchaser and the Company acknowledge that information received pursuant to Section 5.3(a) may be Personal Information under applicable Laws, or non-public or proprietary in nature and therefore all such information shall be deemed to be confidential information (“Confidential Information”) governed by the terms of the Confidentiality Agreement. The Purchaser and the Company further acknowledge their obligation to maintain the confidentiality of such Confidential Information in accordance with the Confidentiality Agreement. If any material is withheld by the Company because of the confidential nature of such material, or otherwise, the Company shall inform the Purchaser as to the general nature of what is being withheld and such information may, in the sole discretion of the Company, be disclosed to external advisors of the Purchaser.

5.4	Indemnification

(a)
The Purchaser agrees that all rights to indemnification for acts or omissions occurring prior to the Effective Time existing as of the date of this Agreement in favour of the directors or officers of the Company as provided in its constating documents or in written contracts in effect on the date of this Agreement, shall survive the Arrangement and shall continue in full force and effect until the earlier of the expiration of the applicable statute of limitations with respect to any claims against directors or officers of the Company arising out of such acts or omissions and the sixth anniversary of the Effective Date, and the Purchaser hereby assumes, effective upon consummation of the Arrangement, all such indemnification obligations of the Company with respect to any matters arising prior to the Effective Time.

(b)
In the event the Company or any of its successors or assigns: (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any person, then, and in such case, proper provision shall be made so that such successors and assigns of the Company or, at the Purchaser’s option, the Purchaser, shall assume the obligations set forth in this Section 5.4.

(c)
The Company shall not amend the constating documents of the Company after the Effective Time if such action would adversely affect the rights of individuals who, on or prior to the Effective Time, were entitled to advances, indemnification or exculpation thereunder for actions or omissions by such individuals at any time at or prior to the Effective Time. The individuals referred to in the preceding sentence shall include any individuals who served at any time as directors or officers of any subsidiary at the Company’s request, it being acknowledged by the parties hereto that each director or officer of a subsidiary is or was doing so at such request of the Company.

5.5	Covenants Regarding Exclusivity

(a)
The Company covenants and agrees that on and after the date hereof until the Termination Date, it will deal exclusively with the Purchaser in respect of all aspects of the subject matter of this Agreement including that it will not, directly or indirectly, through any officer, director, employee, investment banker, legal advisor, representative or agent of the Company:

(i)
solicit, initiate, seek, entertain, knowingly encourage, support or facilitate (including by way of furnishing any confidential, non-public information or entering into any form of agreement, arrangement or understanding) the submission or initiation of any inquiries, proposals or offers regarding any merger, amalgamation, reorganization, consolidation, arrangement, business combination, recapitalization, take over bid, sale of all or a material portion of the assets of the Company on a (or any licence, lease, long term agreement or other transaction having the same economic effect as a sale of such assets including any licence of any Intellectual Property of the Company other than licences in the normal course of business related to the sale of the Company’s products and services) other than sales of assets disclosed in writing to the Purchaser on or prior to the date of this Agreement, liquidation, issue or sale of shares or rights or interests therein or thereto or similar transactions involving the Company from any person other than the Purchaser (any of the foregoing inquiries, proposals or offers being referred to herein as an “Acquisition Proposal”); or

(ii)
engage in any negotiations concerning, or provide any confidential information to, or have any discussions with or otherwise cooperate with, any person relating to an Acquisition Proposal, or otherwise knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal; and

(b)
The Company covenants and agrees that on and after the date hereof until the Termination Date, the Company will not accept nor enter into any agreement, arrangement or understanding regarding any Acquisition Proposal.

(c)
The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than the Purchaser) with respect to any potential Acquisition Proposal. From the date hereof until the Termination Date, the Company shall not allow or permit access to any data or information rooms regarding the Company except to the Purchaser and its representatives and advisors.

(d)
The Company shall ensure that the officers and directors of the Company and any investment bankers or other advisors or representatives retained by the Company in connection with the transactions contemplated hereunder are aware of the provisions of this Section 5.5, and the Company shall be responsible for any breach of this section 5.5 by any of its bankers, advisors or representatives.

(e)	Information provided to the Purchaser or any of its bankers, advisors or representatives under Section 5.5(c) shall constitute information which is subject to the Confidentiality Agreement.

5.6	Proxies Received and Dissent Notices

The Company shall inform the Purchaser:

(a)	as reasonably requested, as to the aggregate tally of the proxies and votes received in respect of the Meeting; and

(b)	of any written notice of dissent, withdrawal of such notice, and any other instruments received by the Company pursuant to the Dissent Rights.

5.7	Closing Matters

Each of the Purchaser and the Company shall deliver, at the Effective Time, such customary certificates, resolutions and other closing documents as may be required by the other parties hereto, acting reasonably.

5.8	Privacy Matters

(a)
The Purchaser and the Company acknowledge and agree that certain information provided by the Company to the Purchaser in connection with the transactions contemplated hereunder constitutes Personal Information (the “Disclosed Personal Information”) which is necessary for the purposes of determining if the Purchaser shall proceed with the Arrangement, that the disclosure of the Disclosed Personal Information relates solely to the carrying on of the business of the Company or the completion of the Arrangement and that, as contemplated by the terms of the Confidentiality Agreement, such Disclosed Personal Information:

(i)	may not be used for any purpose other than those related to the performance of this Agreement;

(ii)
must be kept strictly confidential and the Purchaser shall ensure that access to such Personal Information shall be restricted to those Representatives of the Purchaser who have a bona fide need for access to such information and shall instruct those Representatives to protect the confidentiality of such information in a manner consistent with the Purchaser’s obligations hereunder; and

(iii)
upon the termination of this Agreement, or otherwise upon the request of the Company, the Purchaser shall forthwith cease all use of the Disclosed Personal Information acquired by the Purchaser in connection with this Agreement and will return to the Company or, at the Company’s request, destroy in a secure manner the Disclosed Personal Information (and any copies).

(b)	In addition to the foregoing obligations contained in the Confidentiality Agreement:

(i)
the Purchaser agrees to employ appropriate technology and procedures to prevent accidental loss or corruption of the Disclosed Personal Information, unauthorized input or access to the Disclosed Personal Information, or unauthorized or unlawful collection, storage, disclosure, recording, copying, alteration, removal, deletion, use or other processing of the Disclosed Personal Information;

(ii)
each of the Company and the Purchaser agrees to promptly notify the other of all inquiries, complaints, requests for access, and claims of which the party is made aware in connection with the Disclosed Personal Information. The parties shall fully co-operate with one another, with the persons to whom the Disclosed Personal Information relates, and any Governmental Entity charged with enforcement of applicable privacy laws, in responding to such inquiries, complaints, requests for access, and claims; and

(iii)	if the Arrangement is completed the Company may disclose additional Personal Information of its employees, customers, directors and officers to the Purchaser and its Representatives on condition that:

(A)	the Purchaser and its Representatives must only use or disclose such Personal Information for the same purposes for which it was collected, used or disclosed by the Company, and

(B)	the employees, customers, directors, officers and shareholders whose Personal Information is disclosed are notified that:

(I)	the Arrangement has taken place, and

(II)	the personal information about them has been disclosed to the Purchaser and its Representatives.

(c)
Without limiting the foregoing, each of the Company and the Purchaser acknowledge and agree that the Disclosure Letter and all information contained in it is confidential and may not be disclosed to any other person unless: (i) such disclosure is required under applicable Law, unless such Law permits it to refrain from disclosing such information for confidentiality or other reasons; or (ii) such disclosure is required in order to enforce its rights under this Agreement.

ARTICLE 6
CONDITIONS

6.1	Mutual Conditions

The respective obligations of the parties hereto to consummate the Arrangement shall be subject to the satisfaction or, if permissible, waiver of the following conditions on or before the Effective Date:

(a)	the Arrangement Resolution shall have been approved by the Shareholders at the Meeting in the manner required by applicable Laws and the Interim Order;

(b)
the Interim Order and the Final Order shall each have been obtained in form and on terms satisfactory to each of the Purchaser and the Company, acting reasonably, and shall not have been set aside or modified in a manner unacceptable to such parties, acting reasonably, on appeal or otherwise;

(c)
no provision of any applicable Laws and no judgment, injunction, order or decree shall be in effect which restrains or enjoins or otherwise prohibits the consummation of the Arrangement or the transactions contemplated by this Agreement;

(d)
the Final Order orders that the issuance of the Share Consideration is fair as partial consideration for the payment of the Common Shares and the Court determines that the Arrangement is fair to the shareholders from a procedural and substantive point of view; and

(e)	the Final Order orders that the Share Consideration be issued to the Shareholders in accordance with their respective Pro Rata Shares; and

(f)	the Purchaser will be satisfied, in its sole discretion acting reasonably, that the calculation of the Working Capital in the Working Capital Balance Sheet is at least “0”.

6.2	Additional Conditions to the Obligations of the Purchaser

The obligations of the Purchaser to consummate the Arrangement shall be subject to the satisfaction of the following conditions (each of which is for the exclusive benefit of the Purchaser and may be waived by the Purchaser) on or before the Effective Date:

(a)
the Circular shall have been mailed to the Shareholders by the Mailing Date and the Meeting shall have been held on or before the Meeting Date (or, in either case, such later date as may be consented to by the Purchaser);

(b)
the Company shall have performed or complied with, in all material respects, each of its obligations, covenants and agreements hereunder to be performed and complied with by it on or before the Effective Time;

(c)
each of the representations and warranties of the Company under this Agreement (which for purposes of this Section 6.2 shall be read as though none of them contained any materiality qualification) shall be true and correct in all respects on the date of this Agreement and as of the Effective Date as if made on and as of such date (except for such representations and warranties made as of a specified date, which shall be true and correct as of such specified date) except where the failure of such representations and warranties in the aggregate to be true and correct in all respects would not have a Material Adverse Effect on the Company or materially affect the ability of the Company or the Purchaser to complete the transactions contemplated hereby;

(d)
since the date of this Agreement, there shall have been no Material Adverse Effect on the Company or any event, occurrence or development which would materially and adversely affect the ability of the Company to consummate the transactions contemplated hereby;

(e)
the Purchaser shall have received a certificate of the Company dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer of the Company, confirming that the conditions in Sections 6.2(b), (c) and (d) have been satisfied;

(f)
there shall not have been any action taken, any Law enacted, entered, enforced or deemed applicable by any Governmental Entity or pending or threatened any suit, action or proceeding by any Governmental Entity in connection with the grant of any Appropriate Regulatory Approval or otherwise (i) seeking to prohibit or restrict the acquisition by the Purchaser or any of its affiliates of any Common Shares, (ii) challenging or seeking to restrain or prohibit the consummation of the Plan of Arrangement or seeking to obtain from the Company or the Purchaser or any of their affiliates any damages that are material in relation to the Company, (iii) seeking to prohibit or limit the ownership or operation by the Purchaser or any of its affiliates of any portion of the business or assets of the Purchaser or its affiliates, the Company or any of their respective affiliates or to compel the Purchaser or any of its affiliates to dispose of or hold separate any portion of the business or assets of the Purchaser or its affiliates or the Company or any of their respective affiliates, as a result of the Plan of Arrangement, (iv) seeking to impose limitations on the ability of the Purchaser or any of its affiliates to acquire or hold, or exercise full rights of ownership of, any the Common Shares, including the right to vote the Common Shares purchased by it on all matters properly presented to the shareholders of the Company, (v) seeking to prohibit the Purchaser or any of its affiliates from effectively controlling in any material respect the business or operations of the Company or (vi) imposing any condition or restriction that in the judgment of the Purchaser, acting reasonably, would be burdensome to the future operations or business of the Purchaser or its affiliates or the Company after the Effective Time;

(g)
the board of directors of the Company shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by the Company to permit the consummation of the Arrangement;

(h)	holders of not more than 10% of the Common Shares voting at the Meeting shall have exercised their Dissent Rights (and not withdrawn such exercise) in respect of the Arrangement;

(i)	the consents and approvals described in the Disclosure Letter as “Required Consents” shall have been obtained or received;

(j)
all other consents, waivers, permits, orders and approvals of any Governmental Entity, and the expiry of any waiting periods, in connection with, or required to permit, the consummation of the Arrangement, the failure to obtain which or the non expiry of which would constitute a criminal offense in respect of the Purchaser or any of its directors, or would, individually or in the aggregate, have a Material Adverse Effect on the Company or be material and adverse to the Purchaser after the Effective Time, shall have been obtained or received;

(k)	NASDAQ shall not have raised any objections to or concerns with the NASDAQ Filings that remain unresolved and any consents or approvals required from NASDAQ shall have been obtained by Purchaser;

(l)	the Lock Up and Voting Agreement shall have been executed and delivered by all the parties thereto; and

(m)
the Company shall have delivered to the Purchaser the audited financial statements of the Company for the fiscal year ended December 31, 2006 and such financial statements shall not evidence any Material Adverse Effect on the financial situation of the Company as set out in the draft of such financial statements provided by the Company to the Purchaser before the execution of this Agreement.

6.3	Additional Conditions to the Obligations of the Company

The obligations of the Company to consummate the Arrangement shall be subject to satisfaction of the following conditions (each of which is for the exclusive benefit of the Company and may be waived by the Company) on or before the Effective Date:

(a)
the Purchaser shall have performed or complied with, in all material respects, each of their obligations, covenants and agreements hereunder to be performed and complied with by them on or before the Effective Time;

(b)
each of the representations and warranties of the Purchaser under this Agreement (which for purposes of this Section 6.3 shall be read as though none of them contained any materiality qualification) shall be true and correct in all respects on the date of this Agreement and as of the Effective Date as if made on and as of such date (except for such representations and warranties made as of a specified date, which shall be true and correct as of such specified date) except where the failure of such representations and warranties in the aggregate to be true and correct in all respects would not be reasonably expected to have a Material Adverse Effect on the Purchaser or materially affect the ability of the Purchaser to complete the transactions contemplated hereby;

(c)
the Company shall have received a certificate of the Purchaser addressed to the Company and dated the Effective Date, signed on behalf of the Purchaser by an officer of the Purchaser, confirming that the conditions in Sections 6.3(a) and 6.3(b) have been satisfied;

(d)
the Purchaser shall have deposited or caused to be deposited with the Depository specified in the Plan of Arrangement, for the benefit of the Shareholders, cash in an amount equal to the Effective Date Cash Proceeds as well as share certificates representing the Effective Date Share Proceeds, issued in the name of the Depository, in trust;

(e)
the board of directors of the Purchaser shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by the Purchaser to permit the consummation of the Arrangement;

(f)
all other consents, waivers, permits, orders and approvals of any Governmental Entity, and the expiry of any waiting periods, in connection with, or required to permit, the consummation of the Arrangement, the failure to obtain which or the non expiry of which would constitute an offense in respect of the Company or its directors after the Effective Time, shall have been obtained or received;

(g)
the Agency Agreement shall have been duly executed and delivered among the Agent and the Shareholders and a fully executed copy of the Agency Agreement will have been delivered by the Agent to the Company; and

(h)
the Company GSA and the Purchaser Guarantee will have been executed and delivered to the Agent and a financing statement in respect of the Company GSA will have been filed in the Registry pursuant to Section 5.2(e).

6.4	Satisfaction of Conditions

The conditions precedent set out in Sections 6.1, 6.2 and 6.3 shall be conclusively deemed to have been satisfied, waived or released at the Effective Time,

ARTICLE 7
AMENDMENT AND TERMINATION

7.1	Amendment

This Agreement may, at any time and from time to time before or after the holding of the Meeting but not later than the Effective Time, be amended by mutual written agreement of the parties hereto, and any such amendment may, without limitation:

(a)	change the time for performance of any of the obligations or acts of the parties, including an extension of the Termination Date;

(b)	waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto;

(c)	waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the parties; and

(d)
waive compliance with or modify any conditions precedent herein contained, provided, however, that, after receipt of approval of Shareholders there shall be no amendment that by Law requires further approval by Shareholders without further approval of such holders.

7.2	Termination

(a)
If any condition contained in Sections 6.1 or 6.2 is not satisfied at or before the Termination Date to the reasonable satisfaction of the Purchaser, then the Purchaser may, by notice to the Company on or after the Termination Date, terminate this Agreement and the obligations of the parties hereunder (except as otherwise herein provided) but without detracting from the rights of the Purchaser arising from any breach by the Company but for which the condition would have been satisfied.

(b)
If any condition contained in Sections 6.1 or 6.3 is not satisfied at or before the Termination Date to the reasonable satisfaction of the Company, then the Company may, by notice to the Purchaser on or after the Termination Date, terminate this Agreement and the obligations of the parties hereunder (except as otherwise herein provided) but without detracting from the rights of the Company arising from any breach by the Purchaser but for which the condition would have been satisfied.

(c)	In addition, this Agreement may be terminated:

(i)	by the mutual agreement of the Company and the Purchaser (without any action on the part of the Shareholders);

(ii)
by either the Company or the Purchaser, if there shall be passed any Law, or a final and non-appealable order of a court having jurisdiction having been made, that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited;

(iii)
by the Purchaser if: the board of directors of the Company shall have failed to recommend or has withdrawn or modified or changed in a manner adverse to the Purchaser its approval or recommendation of the Arrangement in breach of this Agreement;

(iv)	by the Company or the Purchaser if the approval of the Shareholders shall not have been obtained by reason of the failure to obtain the required vote on the Arrangement Resolution at the Meeting; or

(v)	by the Purchaser if the Company fails to satisfy the conditions in Section 6.2(a) in respect of the Mailing Date and the Meeting Date.

(d)
If the Effective Time does not occur on or prior to 5:00 p.m. (Vancouver time) on the Termination Date, then, unless otherwise agreed in writing by the parties, this Agreement shall be deemed to have terminated without any further action of the parties hereto.

7.3	Effect of Termination

If this Agreement is terminated in accordance with the provisions of Section 7.2, no party shall have any further liability to perform its obligations hereunder except for the provisions of this Section 7.3 and Sections 5.3(b), 5.8 and Article 8; provided that neither the termination of this Agreement nor anything contained in this Section 7.3 shall relieve any party from any liability for any willful breach by it of this Agreement, including from any inaccuracy in its representations and warranties and any non-performance by it of its covenants and agreements made herein.

ARTICLE 8
SURVIVAL OF REPRESENTATIONS AND INDEMNITIES
AFTER THE EFFECTIVE DATE

8.1	Indemnity in favour of the Company

Subject to the terms hereof, after the Effective Date, the Purchaser will indemnify and hold harmless the Company from and against all Damages suffered or incurred by the Company as a result of, arising out of, or relating to any breach or inaccuracy of any representation and warranty of the Purchaser contained in this Agreement on the terms described herein.

8.2	Indemnity in favour of the Purchaser.

Subject to the terms hereof, after the Effective Date, the Shareholders, severally (in accordance with their respective Pro Rata Share in the total Consideration to be paid by the Purchaser hereunder) and not jointly, will under the terms of the Plan of Arrangement, be deemed to have agreed to indemnify and hold harmless the Purchaser from and against all Damages suffered or incurred by the Purchaser as a result of, or arising out of, or relating to any breach or inaccuracy of any representation and warranty of the Company contained in this Agreement on the terms described herein.

8.3	Time Limitations

(a)	The representations and warranties of the Company and the Purchaser contained this Agreement shall survive the Effective Date and shall continue for a period of one year after the Effective Date.

(b)
If no claim has been made under this Agreement for any breach or inaccuracy of any representation or warranty contained in this Agreement prior to the expiry of the foregoing survival periods, neither the party having made such representation and warranty nor any party providing an indemnification hereunder will have any further liability under this Agreement with respect to such representation or warranty or indemnity.

(c)
Notwithstanding any other provision of this Section 8.3, a claim which involves fraudulent misrepresentation or fraud may be brought at any time subject only to applicable limitation periods imposed by applicable Law.

8.4	Limitations on Damages.

The indemnification obligations of the Purchaser and the Shareholders pursuant to Sections 8.1 and 8.2 shall:

(a)
not be applicable to any claim for Damages under this Article 8 unless the aggregate amount of all Damages claimed exceeds $100,000. However, if the aggregate amount of Damages claimed exceeds $100,000, the party making such claim may claim for the full amount of the Damages and will not be limited to only claiming the amount in excess of $100,000; and

(b)	subject to Section 8.10(b), the liability of each party for Damages under this Article 8 shall not exceed an aggregate amount equal to the Hold Back.

8.5	Indemnification: Notice.

Promptly upon obtaining knowledge thereof, a party making a claim pursuant to Sections 8.1 or 8.2 (the “Indemnified party”) against any other party (the “Indemnifying party”) shall give notice to the Indemnifying party of any facts or events which the Indemnified party has determined has given or could give rise to such claim (the “Notice”). The Notice shall specify the facts or events which have given or could give rise to a claim pursuant to Sections 8.1 or 8.2, the nature of the claim and the amount claimed. The omission so to notify the Indemnifying party shall not relieve the Indemnifying party from any obligation to indemnify and hold harmless which otherwise might exist with respect to such facts or events unless the notification occurs after the expiration of the applicable time limit as set out in Section 8.3 or (and only to that extent) the omission to notify prejudices the ability of the Indemnifying party to dispute any liability or quantum of liability, to mitigate the claim against the Indemnified party or to exercise its right to defend provided in this Article 8.

8.6	Indemnification Proceedings - Third party Claim.

(a)
If any Proceeding shall be instituted or any claim or demand shall be asserted by a third party against the Indemnified party (each a “Third party Claim”) and the Indemnified party gives the Notice under Section 8.5, then the Indemnifying party shall have the right, upon giving notice to the Indemnified party within not more than 15 days of such receipt, to defend the Third party Claim at its own cost and expense with counsel of its own selection, provided that:

(i)	the Indemnified party shall at all times have the right to fully participate in the defense at its own cost and expense; and

(ii)	the Third party Claim seeks only monetary damages and does not seek any injunctive or other relief against the Indemnified party.

(b)
If the Indemnifying party defends a Third party Claim, then the Indemnified party will use its reasonable efforts to make available to the Indemnifying party those employees whose assistance, testimony or presence is necessary to assist the Indemnifying party in evaluating and participating in the defense of any such claim.

(c)
The Indemnified party shall, at the request of the Indemnifying party, make available to the Indemnifying party or its representatives on a timely basis all documents, records and other materials in the possession of the Indemnified party, at the expense of the Indemnifying party, reasonably required by the Indemnifying party for its use in defending any Third party Claim, the defense of which it has elected to assume, and the Indemnified party shall otherwise cooperate on a timely basis with the Indemnifying party in the defense of such claim.

(d)	All amounts payable by the Indemnifying party pursuant to a Third party Claim shall be paid in accordance with the terms of the settlement or final non-appealable judgment.

8.7	Indemnification Proceedings - Other Claims.

A claim for indemnification for any other matter not involving a Third party Claim may be asserted by Notice to the Indemnifying party.

8.8	Indemnity After Tax.

For the purposes of computing any amount payable by the Indemnifying party to the Indemnified party pursuant to this Article 8 as a result of, or in connection with, a Damage, any tax relief available to such Indemnified party in relation to such Damage, as well as any taxes payable by such Indemnified party as a result of being so indemnified, shall be taken into account.

8.9	Other Indemnification Principles.

For the purposes of calculating Damages pursuant to this Article 8:

(a)
where the Indemnifying party is at any time entitled to recover from an insurer under any insurance policy any sum in respect of any matter giving rise to a claim under this Article 8, the Indemnified party shall make a claim against its insurers in order to enforce such recovery and, in the event that the Indemnified party shall recover any amount from such insurer the Indemnifying party shall be entitled to benefit from any such recovery with respect to any Damages paid by the Indemnifying party;

(b)
where the Indemnified party is at any time entitled to recover from some other person any sum in respect of any matter giving rise to a claim under this Article 8, the Indemnified party shall take all necessary steps to enforce such recovery and, in the event that the Indemnified party shall recover any amount from such other person, the Indemnifying party shall be entitled to benefit from any such recovery with respect to any Damages paid by the Indemnifying party;

(c)	any payment made by any party pursuant to this Article 8 shall be treated as an adjustment of the equivalent amount, whether upward or downward, to the Consideration;

(d)
the Indemnifying party shall not be liable for breach or inaccuracy of any representation or warranty contained in this Agreement to the extent that the subject of the claim for Damages pursuant to this Article 8 has been or is made good or is otherwise compensated for without cost to the Indemnified party;

(e)
no claim for Damages pursuant to this Article 8 shall lie against the Indemnifying party under any representation and warranty contained in this Agreement to the extent that the claim for Damages is wholly or partly attributable to any voluntary act, omission, transaction, or arrangement carried out at the request of or with the consent of the Indemnified party prior to the Effective Date;

(f)	the Indemnified party shall make commercially reasonable efforts to mitigate Damages suffered by it for which it is seeking indemnification under this Article 8; and

(g)	the Indemnifying party shall not be liable for a Damage in respect of the aggravation of the Damages that the Indemnified party could have avoided.

8.10	Sole Remedy and Recourse.

(a)
The provisions of this Article 8 and any other recourse specifically referred to in this Agreement shall be the sole remedies for the parties hereto with respect to the subject matter of this Agreement; provided however, that any party may seek specific performance or similar equitable remedy in court of competent jurisdiction for breaches or inaccuracies which would give rise to such remedies under applicable Law. In addition, and for greater certainty, the provisions of this Article 8 are the sole remedies available for the Purchaser in respect of any claim made after the Effective Date for a breach by the Company of a representation or warranty contained herein.

(b)
In the event that the Purchaser makes any claim for Damages after the Effective Date pursuant to the terms of this Article 8, the Purchaser agrees that the Hold Back shall be the sole source of funds available to pay any amounts ultimately determined to be due by any of the Shareholders hereunder and, notwithstanding any other provision hereof except for the proviso to this Section 8.10(b), under no circumstances shall any Shareholder have any obligation to pay any amounts to the Purchaser hereunder in excess of such Shareholder’s Pro Rata Share of the Hold Back; provided that the Purchaser will not be limited in making any claim for Damages to the amount of the Hold Back if the Purchaser demonstrates to the satisfaction of the Court that the Company has made a fraudulent misrepresentation in any of the representations and warranties of the Company set out in Article 3.

(c)
For greater certainty, subject to Section 8.10(b), after the Hold Back has been distributed to the Shareholders, the Shareholders shall not, under any circumstances, have any further liability to the Purchaser in respect of the Arrangement or the transactions completed in connection therewith.

(d)
For greater certainty, the Purchaser further agrees and acknowledges that none of the Shareholders shall have any liability to the Purchaser hereunder unless and until the Arrangement becomes effective on the Effective Date.

ARTICLE 9
GENERAL

9.1	Notices

All notices and other communications hereunder shall be in writing in the English language and shall be deemed given when delivered personally or telecopied (with receipt confirmed) or dispatched (postage prepaid) by a nationally recognized overnight courier service with overnight delivery instructions, in each case addressed to the particular party at:

(a)	If to the Company, at:

302-2659 Douglas St.
Victoria, B.C.
V8T 4M3
Tel: 250-472-2326

Attention: Chief Executive Officer
Telecopier No.: 250-472-2330

with copies (which shall not constitute notice) to:

Borden Ladner Gervais LLP
1200 - 200 Burrard Street
Vancouver, BC V7X 1T2

Attention: Warren Learmonth
Telecopier No.: (604) 687-1415

(b)	If to the Purchaser, at:

LML Payments Systems Inc.
1680 - 1140 West Pender Street
Vancouver, B.C. V6E 4G1

Attention: Patrick Gaines
Telecopier No.: 604-689-4413

with copies (which shall not constitute notice) to:

McCarthy Tétrault LLP
Barristers and Solicitors
P.O. Box 10424, Pacific Centre
Suite 1300 - 777 Dunsmuir Street
Vancouver, B.C. V7Y 1K2

Attention: D. Anthony Knox
Telecopier No.: 604-622-5716

or at such other address of which any party may, from time to time, advise the other parties by notice in writing given in accordance with the foregoing.

Notice will be deemed to have been given when it is received if delivered personally or sent by courier or sent by telecopy during regular business hours and on the next Business Day if sent by telecopy or delivered outside regular business hours.

9.2	Assignment

No party hereto may assign this Agreement or any of its rights, interests or obligations under this Agreement or the Arrangement (whether by operation of Law or otherwise).

9.3	Binding Effect

Subject to Section 9.4, this Agreement and the Arrangement shall be binding upon, enure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

9.4	Third party Rights

This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns; provided, however, that the provisions of Section 5.4 concerning insurance and indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives.

9.5	Waiver and Modification

The Company and the Purchaser may waive or consent to the modification of, in whole or in part, any inaccuracy of any representation or warranty made to them hereunder or in any document to be delivered pursuant hereto and may waive or consent to the modification of any of the covenants or agreements herein contained for their respective benefit or waive or consent to the modification of any of the obligations of the other parties hereto. Any waiver or consent to the modification of any of the provisions of this Agreement, to be effective, must be in writing executed by the party granting such waiver or consent.

9.6	Further Assurances

Each party hereto shall, from time to time, and at all times hereafter, at the request of the other parties hereto, but without further consideration, do all such further acts and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof.

9.7	Expenses

The parties agree that all out-of-pocket third party transaction expenses incurred in connection with this Agreement and the transactions contemplated hereby, including legal fees, accounting fees, financial advisory fees, and all disbursements by advisors, shall be paid by the party incurring such expenses.

9.8	Governing Laws; Consent to Jurisdiction

This Agreement shall be governed by, and construed in accordance with, the Laws of the Province of British Columbia and the federal Laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract. Each party hereby irrevocably attorns to the exclusive jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under or in relation to this Agreement.

9.9	Remedies and Waivers

(a)
No delay or omission by any party to this Agreement in exercising any right, power or remedy provided by Law or under this Agreement or any other documents referred to herein shall affect that right, power or remedy or operate as a waiver thereof. The single or partial exercise of any right, power or remedy provided by Law or under this Agreement shall not preclude any further exercise of such right, power or remedy or the exercise of any other right, power or remedy. The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies (express or implied) provided by common law, statute, custom or otherwise.

(b)
The parties acknowledge and agree that an award of money damages would be inadequate for any breach of this Agreement by any party or its representatives and any such breach would cause the non-breaching party irreparable harm. Accordingly, the parties hereto agree that, in the event of any breach or threatened breach of this Agreement by one of the parties, the parties will also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance, provided such party is not in material default hereunder. Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at Law or equity to each of the parties.

9.10	Time of Essence

Except as otherwise expressly provided in this Agreement, time is of the essence in this Agreement, both in respect of dates and periods mentioned and in respect of any dates and periods which may be substituted for them in accordance with this Agreement or by agreement in writing between the parties.

9.11	Entire Agreement

This Agreement including the Disclosure Letter, the agreements and other documents referred to herein and therein, and the Confidentiality Agreement constitute the entire agreement among the parties hereto and supersede any prior agreements, understandings, undertakings, representations, warranties, negotiations, discussions and arrangements of any nature, whether oral or written, among the parties hereto with respect to the matters hereof and thereof. Without prejudice to the generality of the foregoing, the Purchaser acknowledges and agrees that, except as expressly set forth in this Agreement, no representation, warranty or other assurance has been given by the Company in respect of any projection, forecast or other forward-looking information.

9.12	Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Arrangement is consummated as originally contemplated to the greatest extent possible,

9.13	Counterparts

This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on April 30, 2007.

LML PAYMENT SYSTEMS INC.

By:	/s/ Patrick H. Gaines
Name:	Patrick H. Gaines
Title:	President and CEO

BEANSTREAM INTERNET COMMERCE INC.
By:	/s/ Craig Thomson
Name:	Craig Thomson
Title:	President and CEO

SCHEDULE A

FORM OF ARRANGEMENT RESOLUTION

ARRANGEMENT RESOLUTION

RESOLUTION OF THE SHAREHOLDERS OF
BEANSTREAM INTERNET COMMERCE INC.
(the “Company”)

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1.        The arrangement (as may be modified or amended, the “Arrangement”) under the Business Corporations Act (British Columbia) involving the Company and its Shareholders, all as more particularly described and set forth in the plan of arrangement (as may be modified or amended, the “Plan of Arrangement”) attached as Appendix ● to the Management Information Circular of the Company dated May ●, 2007 (the “Information Circular”), is hereby authorized, approved and agreed to.

2.        The Arrangement Agreement dated as of April 30, 2007 between LML Payment Systems Inc. (the “Purchaser”) and the Company, as may be amended from time to time (the “Arrangement Agreement”), the actions of the directors of the Company in approving the Arrangement and the Arrangement Agreement and the actions of the directors and officers of the Company in executing and delivering the Arrangement Agreement and causing the performance by the Company of its obligations thereunder be, and they are hereby confirmed, ratified, authorized and approved.

3.        Notwithstanding that this resolution has been passed (and the Arrangement approved and agreed to) by the Shareholders of the Company or that the Arrangement has been approved by the Supreme Court of British Columbia (the “Court”), the directors of the Company be, and they are hereby, authorized and empowered without further approval of the Shareholders of the Company (i) to amend the Arrangement Agreement or the Plan of Arrangement to the extent permitted by the Arrangement Agreement or the Final Order of the Court, and (ii) not to proceed with the Arrangement at any time prior to the Effective Time (as defined in the Arrangement Agreement).

4.        Any one director or officer of the Company be, and is hereby, authorized, empowered and instructed, acting for, in the name and on behalf of the Company, to execute or cause to be executed, under the seal of the Company or otherwise, and to deliver or to cause to be delivered, all such other documents and to do or to cause to be done all such other acts and things as in such person’s opinion may be necessary or desirable in order to carry out the intent of the foregoing paragraphs of these resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document or the doing of such act or thing.

SCHEDULE B

FORM OF ARRANGEMENT RESOLUTION

FORM OF PLAN OF ARRANGEMENT

PLAN OF ARRANGEMENT UNDER SECTION 288
OF THE BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)

ARTICLE 1
INTERPRETATION

1.1	Interpretation

In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of those terms shall have corresponding meanings:

(a)	“Affiliate” has the meaning ascribed thereto in the BCSA;

(b)
“Agency Agreement” means the agency agreement made as of the Effective Date between the Agent and the Shareholders, other than the Agent, substantially in the form and content attached as Schedule D to the Arrangement Agreement, by virtue of the Final Order deeming such Shareholders to authorize the Agent to act for the benefit of and on behalf of such Shareholders pursuant to the terms of such Agreement and the acceptance of such deeming effected by each Shareholder accepting the Note issued to such Shareholder pursuant to the Arrangement Agreement;

(c)	“Agent” means Mr. Fabio Banducci acting as agent under the Agency Agreement;

(d)	“Aggregate Earn Out” means the amount calculated as $1.00 for each $1.00 of revenue in the Performance Target Range to a maximum of $2,000,000;

(e)
“Aggregate Effective Date Purchase Price” means the amount that is the product of multiplying (X) the Effective Date Purchaser Price by (Y) the total number of Common Shares to be sold by the Shareholders pursuant to the Arrangement;

(f)
“Aggregate Election Cash Amount” means the amount that is equal to the aggregate value of all Effective Date Cash Proceeds in respect of which all Shareholders make Share Elections, after taking into account any adjustments pursuant to Section 2.7(d);

(g)
“Aggregate Election Share Amount” means the aggregate number of Purchaser Shares that will be accepted by Shareholders in lieu of part of their Pro Rata Share of the Gross Effective Date Cash Proceeds pursuant to all Share Elections being calculated as the result of dividing the (X) Aggregate Election Cash Amount by (Y) the Effective Date Purchaser Share Value;

(h)	“Aggregate Hold Back Balance” means the amount, if any, that is equal to that part of the Aggregate Hold Back Claims that is left unpaid after payment of the First Note Instalment;

(i)	“Aggregate Hold Back Claims” means the amount equal to the sum of adding together all Hold Back Claims;

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(j)	“Aggregate Note Proceeds” means the amount that is equal to the result of subtracting (X) Aggregate Hold Back Claims from (Y) $5,000,000;

(k)
“Arrangement” means an arrangement under the provisions of Section 288 of the BCBCA, on the terms and conditions set forth in this Plan of Arrangement and any amendment, variation or supplement thereto made (i) in accordance with Section 7.1 of the Arrangement Agreement; (ii) in accordance with Article 6 hereof; or (iii) at the direction of the Court in the Final Order;

(l)
“Arrangement Agreement” means the agreement made as of April 30, 2007 between the Purchaser and the Company to which this Plan of Arrangement is attached as Schedule B, as the same may be supplemented or amended, from time to time;

(m)	“Arrangement Resolution” means the special resolution of the Shareholders approving the Arrangement in accordance with section 289 of the BCBCA;

(n)
“BCBCA” means the Business Corporations Act (British Columbia), including the regulation made thereunder, as now in effect and as they may be amended from time to time prior to the Effective Date, and includes where applicable the Company Act (British Columbia) prior to the enactment of the Business Corporations Act (British Columbia);

(o)	“BCSA” means the Securities Act (British Columbia) and the rules, regulations and policies made thereunder, as now in effect and as they may be amended from time to time prior to the Effective Date;

(p)
“Business Day” means any day on which commercial banks are generally open for business in Vancouver, British Columbia other than a Saturday, Sunday or a day observed as a holiday in Vancouver under the laws of the Province of British Columbia or federal laws of Canada;

(q)
“Cash Hold Back” means the sum of $250,000 which would otherwise be payable to the Shareholders on or after the Effective Date but will not be paid as part of the Effective Date Cash Proceeds in so far as it will be held back by the Depository until or after the Post Effective Date Adjustment Date and then, pursuant to Section 5.3, to the extent that there is a Negative Adjustment Amount, all or part of the Cash Hold Back will be paid by the Depository to the Purchaser and the balance thereof paid to the Shareholders in accordance with their Pro Rata Shares or, pursuant to Section 5.2(c) to the extent that there is a Positive Adjustment Amount, all the Cash Hold Back will be paid by the Depository to the Shareholders in accordance with their Pro Rata Shares and, if there is a Positive Adjustment Amount, each Shareholder will receive the Pro Rata Share of such Shareholder of the Positive Adjustment Amount;

(r)
“Consideration” means the aggregate consideration to be paid and delivered to the Shareholders pursuant to Section 2.4 (as such may be adjusted under the terms hereof), being the sum of adding (X) the Effective Date Proceeds; and (Y) if the Performance Target Range is achieved, the Earn Out Share Proceeds;

(s)	“Common Shares” means the common shares without par value in the capital of the Company which may be issued and outstanding from time to time;

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(t)	“Company” means Beanstream Internet Commerce Inc., a corporation existing under the laws of the Province of British Columbia;

(u)	“Court” means the Supreme Court of British Columbia;

(v)	“Depository” means Computershare Trust Company of Canada;

(w)	“Dissent Rights” means the rights of dissent in respect of the Arrangement described in Section 4.1 hereof,

(x)	“Dissenting Shares” means the Common Shares held by Dissenting Shareholders;

(y)	“Dissenting Shareholders” means Shareholders who have duly and validly exercised their Dissent Rights pursuant to Article 4 hereof and the Interim Order;

(z)
“Earn Out Calculation” means the process of calculation and verification carried out by the Purchaser acting reasonably to determine if the Performance Target Range has been achieved by the Company which is to be exclusively based upon review of (a) the audited financial statements of the Company for the fiscal year ending March 31, 2008; and (b) the unaudited financial statements of the Company for the fiscal period commencing on April 1, 2008 and ending on the date that is twelve months after the first day of the calendar month immediately following the Effective Date;

(aa)
“Earn Out Issue Date” means the date that is fifteen days after the date on which it has been determined, in accordance with the Earn Out Calculation, that the Company has achieved the Performance Target Range;

(bb)
“Earn Out Purchaser Share Value” means the volume weighted average of the closing price for the purchase of one Purchaser Share as reported on the NASDAQ Stock Exchange during the ten Trading Days immediately before the Earn Out Record Date;

(cc)	“Earn Out Record Date” means the last day of the twelve-month period commencing on the first day of the calendar month immediately following the Effective Date;

(dd)
“Earn Out Share Proceeds” means the number of Purchaser Shares, if any, to be issued in respect of all Common Shares to be sold under the Arrangement that is equal to the quotient (rounded up to the nearest whole number) of dividing (X) the Aggregate Earn Out, if any, by (Y) the Earn Out Purchaser Share Value;

(ee)
“Effective Date” means the date upon which all of the conditions to the completion of the Arrangement as set out in Article 6 of the Arrangement Agreement have been satisfied or waived in accordance with the Arrangement Agreement and all documents agreed to be delivered thereunder have been delivered to the satisfaction of the recipient, acting reasonably, or such other date as the parties to the Arrangement Agreement may agree;

(ff)
“Effective Date Cash Proceeds” means the amount that is equal to the result of subtracting (X) the sum of (p) the Aggregate Election Cash Amount and (q) the Cash Hold Back from (Y) the sum of (r) $10,000,000 and (s) the positive or negative amount of the Working Capital;

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(gg)
“Effective Date Purchase Price” means the aggregate price per share to be paid by means of cash, Purchaser Shares and the Notes for each Common Share on the Effective Date, which is calculated as the result of dividing (X) $19,500,000, by (Y) the number of Common Shares issued and outstanding as of the Effective Date;

(hh)
“Effective Date Purchaser Share Value” means the volume weighted average of the closing price for the purchase of one Purchaser Share as reported on the NASDAQ Stock Exchange during the ten Trading Days immediately before the date of the execution of the Arrangement Agreement;

(ii)	“Effective Date Share Proceeds” means the aggregate number of Purchaser Shares equal to the sum of adding (X) the Share Proceeds; and (Y) the Aggregate Election Share Amount;

(jj)	“Effective Time” means 10:00 a.m. (Vancouver time) on the Effective Date;

(kk)
“Final Order” means the final order of the Court approving the Arrangement under Section 291 of the BCBCA on the basis, among other things, that the transactions contemplated in the Agreement are fair to the Holders as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended on appeal;

(ll)
“First Note Instalment” means the positive amount, if any, equal to the result of subtracting (X) the Aggregate Hold Back Claims from (X) the sum of (p) $2,500,000 and (q) one year’s interest at the rate of 8% per annum on $5,000,000;

(mm)	“Gross Effective Date Cash Proceeds” means the amount that is equal to the sum of (X) $10,000,000; and (Y) the Pre Effective Date Calculated Working Capital;

(nn)	“Hold Back” means $2,925,000, being 15% of $19,500,000;

(oo)	“Hold Back Claim” means the amount of any individual claim for indemnification made by the Purchaser pursuant to Article 8 of the Arrangement Agreement;

(pp)
“Interim Order” means the interim order of the Court providing for, among other things, the calling and holding of the Meeting, as such order may be amended, supplemented or varied by the Court and based, among other things, on the fact that the Purchaser has informed the Court that the Purchaser will rely upon the exemptions set out in Section 74(2)(8) of the BCSC and Section 3(a)(10) of the Securities Exchange Act, 1933 of the United States of America, as amended so as not to register the exchange of Common Shares for, among other things, Purchaser Shares based on the Court’s approval of such exchange;

(qq)	“ITA” means the Income Tax Act (Canada);

(rr)	“Letter of Transmittal” means the letter of transmittal to be delivered by the Company to the Holders providing for the delivery of the Common Shares to the Depository;

(ss)
“Liens” means any mortgage, hypothec, prior claim, lien, pledge, assignment for security, security interest, lease, option, right or third parties or other charge or encumbrance, including the lien of retained title of a conditional vendor, and any easement, servitude, right-of-way or other encumbrance on title to real or immovable property or personal or movable property;

4

(tt)
“Meeting” means the special meeting of the Shareholders, including any adjournment, adjournments, postponement or postponements thereof, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution;

(uu)	“NASDAQ” means the NASDAQ Capital Market;

(vv)	“Negative Adjustment Amount” means the amount of the Post Effective Date Closing Working Capital Number if it is a negative number;

(ww)
“Note” means, in respect of each Shareholder, a non-negotiable promissory note in the amount of such Shareholder’s Pro Rata Share of the Aggregate Note Proceeds and in substantially the form and content attached as Schedule C to the Arrangement Agreement executed by the Purchaser in favour of such Shareholder and payable in two equal instalments of principal, together with interest thereon in the amount of 8% per annum, on the first and second anniversary of the Effective Date;

(xx)	“Notice of Dissent” means a notice of dissent duly and validly given by a Holder exercising Dissent Rights as contemplated in the Interim Order and as described in Article 4;

(yy)
“Performance Target Range” means the achievement by the Company, as confirmed in accordance with the Earn Out Calculation, of revenue in the twelve-month period commencing on the first day of the calendar month immediately following the Effective Date that is more than $5,000,000 and not more than $7,000,000; provided that such revenue exceeding $7,000,000 will have no effect upon the number of Purchaser Shares making up the Earn Out Share Proceeds;

(zz)
“Plan of Arrangement”, “hereof’, “herein”, “hereunder” and similar expressions means this plan of arrangement, including any appendices hereto, and any amendments, variations or supplements hereto made from time to time in accordance with the terms hereof, the Arrangement Agreement or made at the direction of the Court in the Final Order;

(aaa)	“Positive Adjustment Amount” means the amount of the Post Effective Date Working Capital Number if it is “0” or a positive number;

(bbb)
“Post Effective Date Calculation Working Capital” means the amount of the Working Capital at the Effective Date as calculated by the Purchaser as soon as is practicable after the Post Closing Adjustment Date based upon on all financial information of the Company available at the time of calculation;

(ccc)	“Post Effective Date Adjustment Date” means the day that is ninety days after the Pre Effective Date Calculation Date;

(ddd)
“Post Effective Date Working Capital Number” means the positive or negative amount that is the result of subtracting (X) the Post Effective Date Calculated Working Capital from (Y) the Pre Effective Date Calculated Working Capital;

5

(eee)	“Pre Effective Date Calculated Working Capital” means the Working Capital as shown in the Working Capital Balance Sheet;

(fff)	“Pre Effective Date Calculation Date” means the day that is three days before the Effective Date;

(ggg)	“Pro Rata Share” means, in respect of each Shareholder, the percentage that the Common Shares held by that Shareholder is of all Common Shares issued and outstanding as of the Effective Date;

(hhh)	“Purchaser” means LML Payment Systems Inc., a Yukon Territory corporation;

(iii)
“Purchaser Guarantee” means the guarantee, in the form attached to the Arrangement Agreement as Schedule F, to be executed by the Purchaser in favour of the Agent and delivered to the Agent who will receive it in his personal capacity and for and on behalf of the other Shareholders being a guarantee by the Purchaser of the obligations of the Company under the Company Guarantee;

(jjj)	“Purchaser Share” means a voting common share without par value in the capital stock of the Purchaser;

(kkk)
“Second Note Instalment” means the positive amount, if any, equal to the result of subtracting (X) the Aggregate Hold Back Balance, if any, from the sum of (p) $2,500,000 and (q) one year’s interest at the rate of 8% per annum on $2,500,000;

(lll)
“Shareholder” means, for all purposes of this Plan of Arrangement, other than any provision hereof which contemplates the entitlement of a Shareholder to sell such Shareholder’s Common Shares pursuant to the Arrangement, a holder of Common Shares shown from time to time in the register of shareholders maintained by or on behalf of the Company in respect of the Common Shares and for purposes of any provision hereof which contemplates the entitlement of a Shareholder to sell such Shareholder’s Common Shares pursuant to the Arrangement, does not include any Shareholder that is a Dissenting Shareholder on the Effective Date;

(mmm)	“Share Proceeds” means the number of Purchaser Shares that have an aggregate Effective Date Purchaser Share Value equal to $4,500,000;

(nnn)	“Trading Day” means any day on which the NASDAQ Capital Market is open for trading of Purchaser Shares;

(ooo)
“Working Capital” means, on the Effective Date, the Company’s current assets less its current liabilities on the Effective Date, determined in accordance with Canadian generally accepted accounting principles. For greater certainty, in the normal course of the Company’s business, funds are collected on behalf of merchants and are settled, less fees, at a future date. Both the funds collected and the funds disbursed form part of Working Capital and, to the extent there is a difference, in the calculation of the Working Capital, such amounts will be added or subtracted, as the case may be. In addition, all cash and investments of the Company recorded as at the time of such calculation, whether offset by a current liability or held as restricted cash or security will be included in current assets for such calculation of the Working Capital; and;

6

(ppp)
“Working Capital Balance Sheet” means the balance sheet for the Company prepared on an un-audited basis by the accountants for the Company made up to Pre Effective Date Calculation Date and which will have included in the calculation of the amount shown therein as the “Working Capital” of the Company a reasonable estimate of the Company’s financial information as at the Effective Date.

1.2	Interpretation Not Affected by Headings, etc.

The division of this Plan of Arrangement into Articles, Sections, paragraphs and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an “Article”, “Section” or “paragraph” followed by a number and/or a letter refer to the specified Article, Section or paragraph of this Plan of Arrangement.

1.3	Number and Gender

In this Plan of Arrangement, unless the context otherwise requires, words used herein importing the singular include the plural and vice versa. Words importing gender include all genders.

1.4	Date of Any Action

In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day,

1.5	Time

Time shall be of the essence in every matter or action contemplated hereunder, All times expressed herein or in the Letter of Transmittal are local time (Vancouver, British Columbia) unless otherwise stipulated herein or therein.

1.6	Currency

Unless otherwise stated, all references in this Plan of Arrangement to sums of money are expressed in lawful money of Canada,

ARTICLE 2
EFFECT OF THE ARRANGEMENT

2.1	Arrangement Binding

At the Effective Time, the Arrangement shall be binding upon the Company, the Holders and the Purchaser.

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ARTICLE 3
ARRANGEMENT

3.1	The Arrangement - Effective Time

At the Effective Time, subject to the Dissent Rights referred to in Article 4 herein, without any further act or formality, each of the events set out below shall occur and be deemed to occur in the following sequence:

(a)
All Common Shares (other than the Dissenting Shares) shall be transferred to the Purchaser (free and clear of any Liens), and each Shareholder shall be entitled to receive, from the Purchaser, in exchange for each such Common Share, an amount equal to each Shareholder’s Pro Rata Share of the Consideration, as defined in the Arrangement Agreement and subject to the terms described below;

(b)	with respect to each Common Share (other than Dissenting Shares):

(i)
each Shareholder shall cease to be a Shareholder and each Shareholder’s name shall be removed from the central securities register of the Company with respect to the Common Shares of such Shareholders as of the Effective Date; and

(ii)
the Purchaser shall be deemed to be the transferee of such Common Shares (free and clear of any Liens) and shall be entered in the central securities of the Company as the holder thereof as at the Effective Time; and

(c)	The Aggregate Effective Date Purchase Price payable on or after the Effective Date in respect of each Common Share acquired by the Purchaser under 3.1(a) shall be paid as follows:

(i) (ii)
an amount equal to the Effective Date Cash Proceeds shall be paid to the Depository and the Notes shall be delivered to the Depository, under Section 5.2(a) and such amounts and Notes shall thereafter be available for immediate distribution by the Depository under Section 5.2(b);

an amount equal to the Cash Hold Back shall be paid to the Depository under Section 5.2(a) and shall thereafter by available for distribution by the Depository under Section 5.2(c);

(iii)
the Purchaser shall issue a treasury order to the Depository authorizing issuance to each Shareholder of such Shareholder’s Pro Rata Share of the Effective Date Share Proceeds so as to be available for immediate distribution to Shareholders by the Depository under Section 5.2(b);

3.2	The Arrangement - After Effective Time
    After the Effective Time, subject to the Dissent Rights referred to in Article 4 herein, without any further act or formality, each of the events set out below shall occur and be deemed to occur in the following sequence:

(a)
If there is a Positive Adjustment Amount, on or as soon as practicable after the Post Effective Date Calculation Date, the Purchaser shall cause the Company to pay to the Depository an amount equal to such Positive Adjustment Amount and such amount shall be available for distribution to the Shareholders in accordance with Section 5.2(c); and

(b)
The Earn Out Share Proceeds, if any, and the Aggregate Note Proceeds payable, respectively, on or after the Earn Out Issue Date and the first and second anniversaries of the Effective Date, as the case may be, in respect of each Common Share by the Purchaser under Section 3.1(a) shall be paid as follows:

(i)
the Purchaser shall issue a treasury order to the Depository authorizing issuance to each Shareholder of such Shareholder’s Pro Rata Share of the Earn Out Share Proceeds and the Earn Out Share Proceeds shall be available for distribution only in accordance with Section 5.2(b); and

(ii)
the Aggregate Note Proceeds shall be paid as the First Note Instalment and the Second Note Instalment pursuant to Section 5.2(c) and (e), in trust, for the Shareholders and shall thereafter be available for distribution to the Shareholders only in accordance with Section 5.2(d) and (f);

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3.3	No Fractional Shares

No fractional Purchaser Shares will be issued to Holders in the payment of the Effective Date Share Proceeds, or the Earn Out Share Proceeds. In the case of each calculation by the Depository of the number of Purchaser Shares to which each Holder is entitled under the Arrangement, the result of such calculation will be rounded down the nearest whole number of Purchaser Shares.

3.4	Deemed Parties to Agency Agreement

As of the Effective Time each Shareholder (other than any Dissenting Shareholder) shall be deemed to have agreed to provide the indemnity to the Purchaser which is described in Article 8 of the Arrangement Agreement.

3.5	Deemed Parties to Indemnity

Each Shareholder shall be deemed to have agreed to be a party to the Agency Agreement.

ARTICLE 4
DISSENT RIGHTS

4.1	Dissent Rights

A Shareholder may exercise dissent rights (“Dissent Rights”) conferred by the Interim Order in connection with the Arrangement in the manner set out in Section 238 of the BCBCA, as modified by the Interim Order; provided the Notice of Dissent is received by the Company by no later than 4:00 p. m. (Vancouver time) on the date which is two Business Days prior to the date of the Meeting. Without limiting the generality of the foregoing, Shareholders who duly exercise such Dissent Rights and who are ultimately determined to be entitled to be paid fair value for their Common Shares shall be deemed to have transferred such Common Shares, as of the Effective Time, without any further act or formality to the Purchaser in consideration of a payment of cash by the Purchaser equal to such fair value. In no case shall the Company or the Purchaser be required to recognize such Shareholders as Shareholders at and after the Effective Time, and the names of such Shareholders shall be removed from the central securities register of Common Shares as of the Effective Time.

4.2	Rights of Dissenting Holders of Common Shares

In the event a Shareholder gives a Notice of Dissent but is not entitled, for any reason, to be paid the fair value of the Common Shares in respect of which the Notice of Dissent was given as contemplated in Section 242 of the BCBCA and the Interim Order, such Shareholder shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting Shareholder.

ARTICLE 5
EFFECT OF ARRANGEMENT

5.1	Effect of Arrangement

After the Effective Time, certificates formerly representing Common Shares shall represent only the right to receive the Consideration which the former Shareholder is entitled to receive pursuant to Article 3 of this Plan of Arrangement, subject to compliance with the requirements set forth in this Article 5.

9

5.2	Right of Shareholder

(a)
At or prior to the Effective Time, the Purchaser shall deposit with the Depository, for the benefit of the Shareholders, the Notes and cash in the amount of (1) the Effective Date Cash Proceeds and (2) the Cash Hold Back, and issue a treasury order to the Depository for issuance of the Effective Date Share Proceeds as contemplated in Section 3.1(d)(ii) being, in the aggregate, equal to the Aggregate Effective Date Purchaser Price. Each Shareholder shall deposit with the Depository, at or prior to the date and time specified in the Letter of Transmittal, a duly completed Letter of Transmittal and the certificates representing the Common Shares of such Shareholder and other documentation as provided in the Letter of Transmittal.

(b)
Subject to Sections 5.4 and 5.5, the Purchaser and the Company shall cause the Depository as soon as practicable following the later of the Effective Date and the date of deposit with the Depository of a duly completed Letter of Transmittal by each Shareholder and the certificates representing the Common Shares of such Shareholder and other documentation as provided in such Letter of Transmittal, to:

(i)	forward or cause to be forwarded by first class mail (postage prepaid) to such Shareholder at the address specified in such Letter of Transmittal; or

(ii)	if requested by such Shareholder in such Letter of Transmittal, make available at the Depository for pick-up by the Shareholder; or

(iii)
if such Letter of Transmittal neither specifies an address nor contains a request as described in (ii), forward or cause to be forwarded by first class mail (postage prepaid) to such Shareholder at the address of such Shareholder as shown on the share register maintained by the Company as at the Effective Time:

(A)	such Shareholder’s Pro Rata Share of the Gross Effective Date Cash Proceeds, less amounts represented by such Shareholder’s share of the Aggregate Election Share Amount, if any;

(B)	such Shareholder’s share of the Aggregate Election Share Amount as represented by such Shareholder’s Share Election, if any;

(C)	such Shareholder’s share of the Share Proceeds; and

(D)	such Shareholder’s Note;

(c)
Subject to Sections 5.4 and 5.5, if there is a Positive Adjustment Amount or there is a Negative Adjustment Amount that is less than the Cash Hold Back, the Purchaser and the Company shall cause the Depository, as soon as practicable following the later of the date which is the Post Effective Date Adjustment Date and the date of deposit by each Shareholder with the Depository of a duly completed Letter of Transmittal and the certificates representing the Common Shares and other documentation as provided in such Letter of Transmittal, to:

(i)	forward or cause to be forwarded by first class mail (postage prepaid) to such Shareholder at the address specified in such Letter of Transmittal; or

10

(ii)	if requested by such Shareholder in such Letter of Transmittal, make available at the Depository for pick-up by the Shareholder; or

(iii)
if such Letter of Transmittal neither specifies an address nor contains a request as described in (ii), forward or cause to be forwarded by first class mail (postage prepaid) to such Shareholder at the address of such Shareholder as shown on the share register maintained by the Company as at the Effective Time;

a cheque representing such Shareholder’s Pro Rata Share of the Positive Adjustment Amount and the Cash Hold Back if there is a Positive Adjustment Amount or the amount that is the result of subtracting the Negative Adjustment Amount from the Cash Hold Back, as the case may be, if any, if there is a Negative Adjustment Amount.

(d)
On or before the first anniversary of the Effective Date, the Purchaser shall deposit with the Depository, for the benefit of the Shareholders, cash in the aggregate amount equal to the First Note Instalment.

(e)
Subject to Sections 5.3 and 5.5, the Purchaser and the Company shall cause the Depository, as soon as practicable following the later of the date which is the first anniversary of the Effective Date and the date of deposit by each Shareholder with the Depository of a duly completed Letter of Transmittal and the certificates representing the Common Shares and other documentation as provided in such Letter of Transmittal, to:

(i)	forward or cause to be forwarded by first class mail (postage prepaid) to such Shareholder at the address specified in such Letter of Transmittal; or

(ii)	if requested by such Shareholder in such Letter of Transmittal, make available at the Depository for pick-up by the Shareholder; or

(iii)
if such Letter of Transmittal neither specifies an address nor contains a request as described in (ii), forward or cause to be forwarded by first class mail (postage prepaid) to such Shareholder at the address of such Shareholder as shown on the share register maintained by the Company as at the Effective Time;

a cheque representing such Shareholder’s Pro Rata Share of the First Note Instalment, if any, payable to such Shareholder in accordance with the provisions hereof.

(f)
On or before the second anniversary of the Effective Date, the Purchaser shall deposit with the Depository, for the benefit of the Shareholders, cash in the aggregate amount equal to the Second Note Instalment.

(g)
Subject to Sections 5.4 and 5.5, the Purchaser and the Company shall cause the Depository, as soon as practicable following the later of the date which is the second anniversary of the Effective Date and the date of deposit by each Shareholder with the Depository of a duly completed Letter of Transmittal and the certificates representing the Common Shares and other documentation as provided in such Letter of Transmittal, to:

(i)	forward or cause to be forwarded by first class mail (postage prepaid) to such Shareholder at the address specified in the Letter of Transmittal; or

11

(ii)	if requested by such Shareholder in the Letter of Transmittal, make available at the Depository for pick-up by the Shareholder; or

(iii)
if the Letter of Transmittal neither specifies an address nor contains a request as described in (ii), forward or cause to be forwarded by first class mail (postage prepaid) to such Shareholder at the address of such Shareholder as shown on the share register maintained by the Company as at the Effective Time;

a cheque representing such Shareholder’s Pro Rata Share of the Second Note Instalment, if any, payable to such Shareholder in accordance with the provisions hereof.

(h)
After the Earn Out Record Date and on or before the Earn Out Issue Date, the Purchaser shall, for the benefit of the Shareholders, issue a treasury order to the Depository for issuance of the Earn Out Share Proceeds as contemplated in Section 3.1(e)(i).

(i)
Subject to Sections 5.4 and 5.5, the Purchaser and the Company shall cause the Depository, as soon as practicable following the later of the Earn Out Issue Date and the date of deposit by each Shareholder with the Depository of a duly completed letter of Transmittal and the certificates representing the Common Shares of such Shareholder and other documentations as provided in such Letter of Transmittal, to:

(i)	forward or cause to be forwarded by first class mail (postage prepaid) to such Shareholder at the address specified in such Letter of Transmittal; or

(ii)	if requested by such Shareholder in such Letter of Transmittal, make available at the Depository for pick-up by the Shareholder; or

(iii)
if such Letter of Transmittal neither specifies an address nor contains a request as described in (ii), forward or cause to be forwarded by first class mail (postage prepaid) to such Shareholder at the address of such Shareholder as shown on the share register maintained by the Company as at the Effective Time, a share certificate representing such Shareholder’s Pro Rata Share of the Earn Out Share Proceeds.

(j)	No Shareholder shall be entitled to receive any consideration with respect to the Common Shares other than such Shareholder’s Pro Rata Share of:

(i)	such Shareholder’s Pro Rata Share of the Gross Effective Date Cash Proceeds, less amounts represented by such Shareholder’s share of the Aggregate Election Share Amount, if any;

(ii)	such Shareholder’s share of the Aggregate Election Share Amount as represented by such Shareholder’s Share Election, if any;

(iii)	such Shareholder’s share of the Share Proceeds;

(iv)	such Shareholder’s Note;

(v)	such Shareholder’s Pro Rata Share of the Post Effective Date Working Capital Adjustment; and

12

(vi)	if the Performance Target Range is achieved, the Earn Out Share Proceeds, if any;

which they are entitled to receive in accordance with Article 3 of this Plan of Arrangement and, for greater certainty, no Shareholder will be entitled to receive any interest, dividends, premium or other payment in connection therewith;

(k)
Until such time as a former Shareholder complies with the provisions of paragraph 5.2(a), such Shareholder’s share of the Consideration to which such Shareholder is entitled shall, subject to Section 5.3, be held by the Depository in trust for such Shareholder for delivery to such Shareholder, without interest (except as contemplated by the Notes) and net of all applicable withholding and other taxes, if any, upon delivery of the Letter of Transmittal and the certificates representing the Common Shares in accordance with paragraph 5.2(a).

(l)
The Company, the Purchaser and the Depository shall be entitled to deduct and withhold from any consideration otherwise payable to such Shareholder such amounts as the Company, the Purchaser or the Depository are required to deduct and withhold with respect to such payment under the ITA, the United States Internal Revenue Code of 1986 or any applicable provision of federal, provincial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the Shareholder in respect of which such deduction and withholding was made; provided that such withheld amounts are actually remitted as and when required to the appropriate taxing authority.

5.3	Application of Cash Hold Back

On the Post Effective Date Adjustment Date, if there is a Negative Adjustment Amount, the Purchaser shall notify the Depository of the Negative Adjustment Amount and, thereupon, the Depository shall forward a cheque in the amount of the Negative Adjustment Amount to the Purchaser.

5.4	Surrender of Rights

Any certificate formerly representing Common Shares not duly surrendered on or prior to the sixth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature against the Purchaser or the Company by a former Shareholder. On such date, cash to which the former Shareholder of such certificates was entitled shall be deemed to have been surrendered to the Purchaser as will any Purchaser Shares, Note or any other right to which any Shareholder is entitled hereunder which such Shareholder has not obtained by duly depositing a Letter of Transmittal to the Depository in accordance with Section 5.2(a).

5.5	Adjustments to Earn Out Share Proceeds

If, after the Earn Out Record Date and before the Earn Out Issue Date, the Purchaser divides or consolidates the Purchaser Shares into a larger or smaller number of issued and outstanding Purchaser Shares or amalgamates with one or more other corporations pursuant to which each issued and outstanding Purchaser Share is converted to more or less than one amalgamated corporation share, the Earn Out Share Proceeds will be adjusted in order to take any such change in the capital of the Purchaser or any corporation resulting from such amalgamation into account so that the number of Purchaser Shares (or shares in such amalgamated corporation), making up the Earn Out Shares Proceeds will be adjusted up or down, as the case may be, in accordance with the ratio of division, consolidation or conversion of Purchaser shares, as the case may be, resulting from any such change to the capital of the Purchaser.

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5.6	Agency Agreement

In order that: (i) the security under the GSAs be held by the Agent for the benefit and on behalf of the Shareholders, other than the Agent, as well as for the Agent acting in his personal capacity; and (ii) such security be efficiently exercised for the benefit of and on behalf of the Shareholders by the Agent upon any breach of the obligations of the Purchaser under the Notes or the Purchaser Guarantee or of the obligations of the Company under the Company Guarantee or the Company GSA, such Shareholders, on and after the Effective Date, shall be deemed to have executed the Agency Agreement so as to authorize the Agent to act for the benefit and on behalf of such Shareholders and the terms and conditions of the Agency Agreement stated to be binding on such Shareholders shall be valid and legally binding obligations of such Shareholders as if they had each executed and delivered the Agency Agreement it also being confirmed by each such Shareholder accepting the Note to be issued to such Shareholder, that such Shareholder shall be implied to have accepted that such Shareholder has been deemed by the Final Order to have authorized the Agent to be its agent for the foregoing purposes and agrees to such authorization of the Agent.

ARTICLE 6
AMENDMENT

6.1	Amendment of Plan of Arrangement

(a)
The Company and the Purchaser reserve the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time; provided that any amendment, modification or supplement must be contained in a written document which is filed with the Court and, if made following the Meeting, approved by the Court and communicated to Shareholders in the manner required by the Court (if so required).

(b)
Any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Company or the Purchaser, with the consent of the other party at any time prior to or at the Meeting with or without any other prior notice or communication with the Shareholders and, if so proposed and accepted by the persons voting at the Meeting, shall become part of this Plan of Arrangement for all purposes.

(c)
Any amendment, modification or supplement to this Plan of Arrangement which is approved or directed by the Court following the Meeting shall be effective only if it is consented to by the Company and the Purchaser (acting reasonably).

(d)	This Plan of Arrangement may be withdrawn prior to the Effective Time in accordance with the terms of the Arrangement Agreement.

(e)
Notwithstanding the foregoing provisions of this Section 6.1, no amendment, modification or supplement to this Plan of Arrangement may be made prior to the Effective Time except in accordance with the terms of the Arrangement Agreement.

ARTICLE 7
FURTHER ASSURANCES

7.1	Further Assurances

Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Arrangement Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order to document or evidence any of the transactions or events set out herein.

14

SCHEDULE C

FORM OF PROMISSORY NOTE

PROMISSORY NOTE

WHEREAS this promissory note is delivered pursuant to an Arrangement Agreement (the “Arrangement Agreement”) made between LML Payment Systems Inc. (“LML”) and Beanstream Internet Commerce Inc. (“Beanstream”) dated as of April 27, 2007;

FOR VALUE RECEIVED, LML hereby promises to pay to • [Shareholder Name] (the “Holder”) the principal sum of the lawful currency of Canada (the “Principal Sum”) on such following terms and conditions:

1.
Interest: The Principal Sum, as it may exist from time to time, shall bear interest at a rate of 8% per annum, which interest shall be calculated and payable annually in arrears, both before and after demand, default and judgment, commencing on the date of this Promissory Notes and continuing thereafter until the full amount of the Principal Sum and interest has been paid. Interest on overdue interest is payable at the same rate.

2.
Payment of Principal and Interest: The Principal Sum, together with Interest at the rate and calculated in the manner provided in paragraph 1 of this Promissory Note , shall be payable in two blended annual instalments, the first being payable on •, 2008 in the amount of • Dollars ($•) and the second being payable on •, 2009 in the amount of • Dollars ($•) (such dates, collectively, the “Payment Dates” and such amounts, collectively, the Debt”).

3.
Method of Payment: The Debt shall be payable on the Payment Dates at the office of Computershare Trust Company of Canada (the “Depository”) in Vancouver, British Columbia, or at such other place in Canada as the Holder may direct the Depository and thereafter shall be available for distribution to the Holder in accordance with the instructions provided by the Holder to the Depository.

4.
Right of Set-Off: By accepting this Promissory Note, the Holder acknowledges and agrees that any payments by LML under this Promissory Note shall be subject to reduction by way of set-off to the extent of the Holder’s Pro Rata Share of the Aggregate Hold Back Claims that may be made by LML in accordance with and subject to the provisions of Article 8 of the Arrangement Agreement.

5.
Agency Agreement: By accepting this Promissory Note, the Holder accepts that the Holder has been deemed by the Final Order and agrees that the Holder will be subject to the Agency Agreement dated •, 2007 (the “Agency Agreement”) among Mr. Fabio Banducci, as the agent for, on behalf of and for the benefit of the Holder and each of the other holders of promissory notes (collectively, the “Noteholders”) issued by LML pursuant to the Arrangement Agreement, and LML. Reference is hereby expressly made to the Agency Agreement, a copy of which is being delivered to the Holder concurrently with the delivery of this Promissory Note, and any amendments thereto for a statement and description of the terms and conditions by which Mr. Fabio Banducci shall act for, on and behalf of and for the benefit of the Holder and the other Noteholders, as the secured party and as the holder of the security granted by LML and Beanstream as security for the obligations of LML under this Promissory Note and the rights and remedies of the Holder as against Mr. Fabio Banducci, all to the same effect as if the provisions of the Agency Agreement and of any amendments thereto were herein set forth.

6.	Definitions: Terms not defined herein shall have the meanings ascribed thereto in the Arrangement Agreement.

7.
No waiver: Extension of time for payment of all or any part of the Debt at any time or times or failure of the Holder to enforce any of its rights or remedies hereunder or under any instrument securing payment of this Promissory Note, either by the action of the Holder or any agent of the Holder, shall not release any party and shall not constitute a waiver of the rights of the Holder to enforce such rights and remedies thereafter.

8.	Non-negotiable: This Promissory Note is a non-negotiable instrument.

9.	Assignment: This Promissory Note is assignable by the Holder with written notice of that assignment to LML.

10.	Prepayment: LML may prepay all or any amount of the Debt at any time before the Payment Dates without notice, bonus or penalty.

11.
Cure Period: Notwithstanding any other provision of this Promissory Note, LML will have thirty days after any default of payment under this Promissory Note in which to cure such default; provided, however, that the interest rate upon the Debt otherwise payable under this Promissory Note during the continuance of any such cure period shall be 11% per annum.

12.
Waiver: LML waives presentment for payment, protest, notice of protest, notice of dishonour, notice of non-payment and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note.

13.	Time of Essence: Time will be of the essence in this Promissory Note.

14.	Governing Law: This promissory note shall be governed by and construed and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

DATED as of April __, 2007.

LML PAYMENT SYSTEMS INC.

Per:

2

SCHEDULE D

FORM OF AGENCY AGREEMENT

AGENCY AGREEMENT

THIS AGREEMENT made as of the ______ day of ____________, 2007

AMONG:

FABIO BANDUCCI, businessman, residing at 3862 West 33rd Avenue, Vancouver, British Columbia, V6N 2H6

(the “Agent”)

AND:

THE SHAREHOLDERS LISTED IN SCHEDULE “A” HERETO

(each a “Shareholder”, collectively, the “Shareholders”)

WHEREAS:

A.
In this Agency Agreement, unless otherwise expressly defined, capitalized terms shall have the same meaning as in the Arrangement Agreement made between LML Payment Systems and Beanstream Internet Commerce Inc. as of April 30, 2007 (the “Arrangement Agreement”);

B.
Pursuant to the Arrangement Agreement, the Purchaser has or will issue the Notes to the Agent in his personal capacity and to each of the Shareholders as partial consideration for the purchase of the Common Shares from the Agent and the Shareholders under the Arrangement;

C.
Pursuant to the Arrangement Agreement, the Company will guarantee the payment and performance of all of the Purchaser’s obligations under the Notes and will grant to the Agent on behalf of and for the benefit of the Shareholders the Company GSA to secure payment and performance of its obligations under the Guarantee;

D.
Pursuant to the Arrangement Agreement, the Purchaser will grant to the Agent in his personal capacity and for the benefit of and on behalf of the Shareholders, the Purchaser Guarantee to secure payment and performance of the obligations of the Company under the Company Guarantee;

E.
Pursuant to the Final Order, (i) the security under the Company GSA will be held by the Agent for the benefit and on behalf of the Shareholders, other than the Agent, as well as for the Agent acting in his personal capacity; and (ii) such security may be efficiently exercised for the benefit of and on behalf of the Shareholders by the Agent upon any breach of the obligations of the Purchaser under the Notes or the Purchaser Guarantee or of the obligations of the Company under the Company Guarantee or the Company GSA, such Shareholders, on and after the Effective Date, shall be deemed to have executed the Agency Agreement so as to authorise the Agent to act for the benefit and on behalf of such Shareholders and the terms and conditions of the Agency Agreement stated to be binding on such Shareholders shall be valid and legally binding obligations of such Shareholders as if they had each executed and delivered the Agency Agreement it also being implied by each such Shareholder accepting the Note to be issued to such Shareholder, that such Shareholder shall be confirmed to have accepted that such Shareholder has been deemed by the Final Order to have authorized the Agent to be its agent for the foregoing purposes and agrees to such authorization of the Agent;

F.
The Agent has agreed to act, pursuant to the terms of this Agreement, as the secured party and holder of the security interests under the Company GSA both as the agent for, on behalf of and for the benefit of the Shareholders as holders of Notes and in his personal capacity as a holder of a Note; and

G.
Pursuant to this Agreement, the Agent is authorized to act as the agent for, on behalf of and for the benefit of the Shareholders as holders of the Notes to hold such security to secure the payment and performance of the obligations of the Purchaser under the Notes and the Company under Guarantee and to enforce and exercise the rights of the Agent arising under the Company GSA in the event of any default or breach by the Company or the Purchaser of their obligations under the Notes, the Guarantee or the Company GSA.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein and other good and valuable consideration, the parties agree as follows:

ARTICLE 1 GRANT

1.1
The Agent is hereby deemed to be authorized by the Shareholders, pursuant to the Final Order, to act for the benefit of and on behalf of the Shareholders as agent for the purposes of holding for the benefit of and on behalf of the Agent and the Shareholders the security interests and other rights created and granted to the Agent under the Company GSA and to act for the benefit of and on behalf of the Shareholders to exercise and enforce all the rights of the secured party under the Company GSA.

1.2
If the Agent determines, in his sole discretion, that he should realize upon the security granted under the Company GSA due to a breach of the obligations of the Company or the Purchaser under the Company Guarantee, the Purchaser Guarantee, the Notes, or the Company GSA, the Agent shall have the power to exercise the Agent’s rights under the Company GSA against the Company, as the Agent chooses in his sole discretion and the Agent shall also have the power to deal with the proceeds of any such exercise as he determines is equally fair to him, in his own capacity, and to all the Shareholders; provided that notwithstanding anything else in this Agreement, distribution of the proceeds of any such exercise of the Agent’s rights as a secured party shall be (i) subject to payment of all the Agent’s costs of such exercise; and (ii) according to the respective Pro Rata Share of the Agent and the Shareholders.

1.3
Each Shareholder hereby acknowledges that the Agent, as a holder of a Note, will be entitled to the Pro Rata Share of such Shareholder of the proceeds of any security realized by the Agent pursuant to his exercise of the rights as the secured party under the Company GSA and each of the Shareholders hereby agree that in acting as their agent, the Agent may also act in his own interest as regards any recovery of his Pro Rata Share of such proceeds; provided that the Agent may not exercise his rights under the Company GSA or this Agreement in a manner that would favour the interests of the Agent or any other person to the disadvantage of all or any of the Shareholders.

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1.4
Each of the Shareholders hereby agrees that the Agent is hereby authorized for their benefit and on their behalf to negotiate, in his sole discretion, with the Company any change in the priority of the security interest granted under the Company GSA which may in future be requested by the Company in connection with a financing of the Company or LML Payment Systems Inc. and to agree, in his sole discretion to any such change for the benefit of and on the behalf of the Shareholders and execute any amendment to the Company GSA required thereby.

ARTICLE 2 COVENANTS OF THE AGENT

2.1
The Agent hereby accepts the authority of the Shareholders to act for the benefit of and on behalf of the Shareholders as is contemplated in Article 1 hereof and covenants and agrees to fulfill his obligations as the agent of the Shareholders set out in this Agreement.

2.2
The Agent also hereby covenants and agrees that he shall not exercise his rights under the Company GSA or this Agreement in a manner that would favour the interests of the Agent or any other person to the disadvantage of all or any of the Shareholders.

2.3
The Agent also hereby covenants and agrees that if Shareholders holding 50% of the aggregate principal amount of all the Notes, (collectively, the “Objecting Shareholders”) present to the Agent a written notice that they believe, based on the advice of legal counsel, that the Agent has acted in breach Section 2.2 hereof, the Agent will do all things necessary of desirable to replace himself as secured party under the Company GSA and as Agent under this Agreement with a natural person nominated by the Objecting Shareholders.

ARTICLE 3 INDEMNIFICATION OF THE AGENT

3.1
Except with respect to any breach of his obligations under this Agreement, the Agent will not be liable for any acts done or steps taken or omitted in connection with the performance of his duties under this Agreement; provided that the Agent acts in good faith and without negligence, wilful misconduct or fraud and each of the Shareholders hereby releases the Agent from any claim or liability whatsoever in respect thereof. Each of the Shareholders shall jointly and severally indemnify and save harmless the Agent from all costs, charges, claims, demands, damages, losses and expenses incurred or suffered by the Agent arising out of or in connection with this Agreement, other than those arising from negligence, fraud, bad faith or wilful misconduct by the Agent.

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ARTICLE 4 OTHER MATTERS RELATING TO THE AGENT

4.1	The Agent will have no duties or responsibilities except those which are expressly set forth herein or under the Company GSA, and, except as specified herein, he will not be bound in any way by:

(a)
any notice of a claim or demand, or any waiver, modification, amendment, termination or rescission of this Agreement unless received in writing and signed by all parties hereto and, if his duties herein are affected, unless he has given its prior written consent thereto; or

(b)	any other contract or agreement between or among the parties, whether or not the Agent has knowledge thereof or of its terms and conditions.

4.2
The Agent is not a party to, or is not bound by, any provisions which may be evidenced by, or arise out of, any agreement other than as therein set forth under the express provisions of this Agreement.

4.3
The Agent may seek the advice of legal counsel in the event of any question or dispute as to the construction of any of the provisions hereof or his duties hereunder, and he shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such legal counsel.

4.4
The Agent shall not be answerable for the default or misconduct of any legal counsel employed or appointed, at his discretion, by him if such legal counsel shall have been selected with reasonable care.

4.5
The Agent shall not be liable for any error of judgment, or for any act done or omitted by him in good faith, or for any mistake of fact or law, or for anything which he may do or omit from doing in connection herewith, except where such error, act, omission or mistake is caused by his own negligence or is the result of his wilful misconduct, bad faith or fraud.

4.6
The Shareholders will reimburse the Agent, upon his request, for all reasonable expenses and disbursements incurred or made by the Agent in the administration of his services and duties created hereby and not otherwise reimbursed by the Purchaser or the Company (including the reasonable fees and disbursements of its counsel and all other advisers and assistants not regularly in its employ). The Agent shall have no obligation to expend his own funds in the performance of his duties hereunder. In addition, the Agent may deduct any reasonable unpaid fees from the proceeds obtained from realization of the security under the Company GSA otherwise payable to the Shareholders.

ARTICLE 5 RESIGNATION OF AGENT

5.1
If the Agent wishes to resign as agent under this Agreement, the Agent must (i) give notice in writing to each of the Shareholders and (ii) Shareholders holding 50% of the aggregate principal amount of all the Notes nominate one of their number as a successor to the Agent.

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5.2
The resignation of the Agent will be effective and the Agent will cease to be bound by this Agreement on the date that is the earlier of (i) 60 days after his successor is inducted under subsection 5.1 or (ii) on such other date as the Agent and the Shareholders may agree upon (the “Resignation Date”).

5.3	The Agent’s successor as Agent under Section 5.1 shall become the Agent hereunder upon the resignation of the Agent on the Resignation Date.

ARTICLE 6 GENERAL

6.1	This Agreement may be amended only by a written agreement among the all parties hereto.

6.2	Each party hereto shall execute and deliver any further documents and perform any acts that are necessary or advisable in order to carry out the intent of this Agreement.

6.3	Time is of the essence of this Agreement.

6.4
Any notice under this Agreement shall be given in writing and must be delivered, sent by facsimile or mailed by prepaid post and addressed to the party to which notice is to be given at the address indicated above, or at another address designated by such party in writing.

6.5
If notice is sent by facsimile, it will be deemed to have been received on the next Business Day following transmission. The parties agree that any notice sent by facsimile will be sent to the following fax numbers:

(a)	to the each Shareholder, at the address listed next to his or her name in Schedule A hereto, with copies (which shall not constitute notice) to counsel for Beanstream, at:

Borden Ladner Gervais LLP
1200 - 200 Burrard Street
Vancouver, BC V7X 1T2

Attention: Warren Learmonth
Facsimile No.: (604) 687-1415

(b)	to the Agent, at:

3862 West 33rd Avenue
Vancouver, B.C. V6N 2H6

6.6	If notice is mailed, it will be deemed to have been received 3 Business Days following the date of mailing of the notice.

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6.7	If there is an interruption in normal mail service due to strike, labour unrest or other cause at or prior to the time a notice is mailed, the notice will be sent by facsimile or will be delivered.

6.8	This Agreement may be executed in two or more original or facsimile counterparts, each of which will be deemed to be an original and all of which will constitute one agreement.

6.9	Wherever a singular expression is used in this Agreement, that expression is deemed to include the plural or the body corporate where required by the context.

6.10
This Agreement will be governed by the law of British Columbia and the parties irrevocably attorn to the exclusive jurisdiction of the courts of British Columbia for the resolution of all disputes arising in connection with this Agreement.

6.11	This Agreement enures to the benefit of and is binding on the parties and their respective heirs, executors, administrators, successors and permitted assigns.

6.12	Where a provision of this Agreement conflicts or is inconsistent with a provision of the Arrangement Agreement, the terms of this Agreement will supersede any such conflicting provision.

IN WITNESS of this Agreement, the Agent has executed this Agreement as of the date given above and the Shareholders are deemed to have executed this Agreement pursuant to the order of the Supreme Court of British Columbia dated ___, 2007.

FABIO BANDUCCI

Signature	Witness Signature

Print Witness Name

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SCHEDULE A
LIST OF SHAREHOLDERS

1.	Wayne Peterson 20 Simcoe Street Victoria, B.C. V8V 1K2

2.	Shawn Gerty 1022 Princess Street Victoria, B.C. V8T 1L1

3.	Ron Ingram 103 - 853 North Park Victoria, B.C. V8W 1S9

4.	Laurie Anne Keith •

5.	Russell Thompson 5007 Cordova Bay Road Victoria, B.C. V8Y 2K1

6.	Chris Koide 2210 Woodhouse Road Victoria, B.C. V8R 2M7

7.	Mansour Kelada-Antoun 4198 Stillmeadow Road Victoria, B.C. V9C 4H8

8.	Peter Van de Gracht 1494 Frederick Road North Vancouver, B.C. V7K 1J7

9.	Beanstream Internet Commerce Inc. 2640 Douglas Street Victoria, B.C. V8T 4M1

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10.	Tiger Trends Consulting Inc. 1405 Graham Road Kelowna, B.C. V1X 1K1

11.	Intersol Consulting Inc. 686 Wellington Crescent Winnipeg, Manitoba R3M 0C2

12.	Kim E. Johnson 3250 Ripon Road Victoria, B.C. V8R 6G7

13.	Lisa M. Hill #201 - 1120 McClure Street Victoria, B.C. V8V 3G2

14.	Faban Ventures Ltd. 3862 West 33rd Avenue Vancouver, B.C. V6N 2H6

15.	John Tognetti c/o Haywood Securities Inc. 20th Floor, 400 Burrard Street Vancouver, B.C. V6C 3A6

16.	Hany A. Assaad 131 Heath Street East Toronto, Ontario M4T 1S6

17.	Amin Ramadan and Nadia Ramadan, jointly 7100 Old Dominion Drive McLean, Virginia, USA 22101

18.	Nawal Youssef Yacoub 4198 Stillmeadow Road Victoria, B.C. V9C 4H8

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19.	Rashad-Rudolf Kaldany 7325 Heatherhill Ct. Bethesda, Maryland, USA 20817

20.	Joan Thomson 53 Lewis Drive Orillia, Ontario

21.	Larry Baratz 5884 Windsor Court Boca Roton, Florida, USA 33496

22.	588267 British Columbia Ltd. 487 Amblewood Drive Victoria, B.C. V8Y 2S2

23.	Anna Clark •

24.	Close Trustees (Isle of Man) Limited as Trustees of the Noor Trust •

25.	Value Invest Ltd. •

26.	Kenneth J. Fahlman •

27.	Raymond James Ltd., in trust for Nick Zuccaro RRSP #18E85S1

28.	Paul Sulich 3139 Island View Road Saanichton, B.C. V8M 1W3

29.	Ruby Diamond 700 - 730 Yates Street Victoria, B.C. V8W 1L6

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30.	Canisco Investments Ltd. c/o Haywood Securities Inc. 1100 - 400 Burrard Street Vancouver, B.C. V6C 3A6

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SCHEDULE E

FORM OF LOCK UP AND VOTING AGREEMENT

PRINCIPAL SHAREHOLDER
LOCK UP AND VOTING AGREEMENT

THIS AGREEMENT made the ___ day of April, 2007

BETWEEN:

LML PAYMENTS SYSTEMS INC., a corporation continued under the laws of the Yukon Territory

(“LML”)

AND:

THE UNDERSIGNED SHAREHOLDER OF BEANSTREAM INTERNET COMMERCE INC.

(the “Holder”)

WHEREAS:

A.           Concurrently herewith, LML and Beanstream Internet Commerce Inc. (“Beanstream”) have entered into an Arrangement Agreement of even date herewith (as such agreement may hereafter be amended or modified from time to time, the “Arrangement Agreement”), pursuant to which LML and Beanstream have agreed, subject to certain conditions, to enter into a Plan of Arrangement (as such plan may hereafter be amended or modified from time to time, the “Plan of Arrangement”), under which the shares of Beanstream (the “Beanstream Shares”) will be acquired by LML for certain consideration, including shares of common stock of LML;

B.           The Holder beneficially owns or holds the number of shares in the capital of Beanstream set forth on the signature page of this Agreement;

C.           LML has required, as an inducement and a condition to entering into the Arrangement Agreement, that the Holder concurrently therewith enter into this Agreement with respect to all Beanstream Shares that are beneficially owned or held by the Holder (the “Subject Securities”);

D.           This Agreement sets out the terms and conditions of the agreement of the Holder to support the Arrangement contemplated in the Arrangement Agreement and to vote the Subject Securities in favour of the Arrangement; and

E.            Any capitalized terms not otherwise defined herein shall have the same meaning as in the Arrangement Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the payment of the sum of ten dollars ($10.00) by LML to the Holder and other valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto covenant and agree as follows:

1.	VOTING OF EQUITY SECURITIES

(a)
The Holder hereby agrees that, during the period (the “Term”) from the date of this Agreement until the Expiration Date (as defined below), at any meeting of the shareholders of Beanstream, or of any class of shareholders of Beanstream, however called, and in any action by written consent of the shareholders of Beanstream or of any class of shareholders of Beanstream, the Holder shall (or shall cause the holder of record to, if the Holder is the beneficial owner but not the holder of record of the Subject Securities) (i) vote all of the Subject Securities in favour of the transactions contemplated by the Arrangement Agreement and Plan of Arrangement and any actions required in furtherance of the transactions contemplated thereby, (ii) vote all of the Subject Securities to oppose any action or agreement that would result in a breach of any representation, warranty, agreement, covenant or other obligation of Beanstream under the Arrangement Agreement or the Plan of Arrangement, and (iii) vote all of the Subject Securities to oppose any proposed action by Beanstream or any other party the result of which could be reasonably inferred to impede, interfere with, prevent or delay LML from completing the transactions contemplated by this Agreement, the Arrangement Agreement or the Plan of Arrangement, or to materially change the business, operations, capital or affairs of Beanstream, including, but not limited to: (A) any Opposing Proposal (as defined below); (B) any change in the management or board of directors of Beanstream, except as otherwise agreed to in writing by LML; (C) a sale, lease, transfer, exclusive licence, disposition or joint venture of or relating to any of the assets of Beanstream outside the ordinary course of business, or of any of the assets which are material to its business, whether or not in the ordinary course of business; (D) a reorganization, recapitalization, dissolution or liquidation of Beanstream; or (E) any change in the authorized capital of Beanstream or any amendment of Beanstream’s articles, by-laws or other constating documents. If requested by LML, each Holder will immediately upon presentation execute a written consent resolution to give effect to the foregoing provisions of this Section 1(a). Each Holder further agrees that, during the Term, it shall not enter into any agreement or understanding with any person the effect of which would be inconsistent or contrary to the provisions and agreements contained herein. For purposes of this Agreement, “Opposing Proposal” means (i) any proposal, other than a proposal by LML or any of its subsidiaries, for an arrangement, amalgamation, merger or other business combination involving Beanstream, (ii) any proposal or offer, other than a proposal or offer by LML or any of its subsidiaries, to acquire from Beanstream in any manner, directly or indirectly, including by way of joint venture or exclusive license, an equity interest in Beanstream, any voting securities of Beanstream or a material amount of assets of Beanstream, or (iii) any proposal or offer, other than a proposal or offer by LML or any of its subsidiaries, to acquire from the shareholders of Beanstream by tender offer, takeover bid, exchange offer, purchase agreement or otherwise more than 10% of the outstanding shares of any class of the Beanstream.

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(b)
Each Holder will, concurrently with the execution of this Agreement, complete, execute and deliver to LML a proxy in the form attached hereto as Schedule B with respect to the Subject Securities (the “Proxy”), which, subject to the terms of this Agreement and the Proxy, shall be irrevocable to the fullest extent permissible by law during the Term.

(c)
Each Holder hereby irrevocably constitutes and appoints LML the true and lawful agent, attorney and attorney in fact of the Holder with respect to the Subject Securities, with full power of substitution (such power of attorney, being coupled with an interest, being irrevocable) to, at any time during the Term, execute and deliver such additional instruments of proxy, authorizations or consents, and to exercise such other similar rights of the Holder, in respect of the Subject Securities at any annual, special or adjourned meeting of the shareholders, optionholders or warrantholders of Beanstream, or of any class of shareholders of Beanstream, and in any written consent in lieu of any such meeting, as may be necessary or desirable to give effect to the terms and intent of this Agreement.

(d)
Each Holder hereby revokes any and all other authorities, whether as agent, attorney-in-fact, attorney, proxy (other than the Proxy contemplated herein) or otherwise, previously conferred or agreed to be conferred by the Holder at any time with respect to the Subject Securities and the matters contemplated above. No subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, will be granted with respect to the Subject Securities, in connection with the matters contemplated above, by or on behalf of the Holder during the Term, other than as provided for under this Agreement.

2.	TERM

(a)
This Agreement shall become effective on the date hereof and, subject to Subsection 2(b) hereof, shall terminate at such time (the “Expiration Date”) as is the earliest of: (i) the Effective Time of the Plan of Arrangement (as such term is defined therein); (ii) the time at which the Arrangement Agreement is terminated in accordance with its terms; (iii) the Termination Date; or (iv) upon any amendment to or waiver by Beanstream of any of the provisions of the Arrangement Agreement or the Plan of Arrangement if such amendment or waiver would have a negative effect on the consideration (including the value or the liquidity of such consideration) which the Holder is entitled to receive in exchange for the Subject Securities under the Plan of Arrangement, unless the Holder gives its prior written consent to such waiver or amendment, such consent not to be unreasonably withheld. The termination of this Agreement shall not prejudice the right of any party hereto in respect of any breach hereof by the other party or parties.

(b)	Notwithstanding Subsection 2(a) hereof, Section 4 hereof shall survive for the periods after the Effective Time that are contemplated therein.

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3.	COVENANTS OF THE HOLDER IN RESPECT OF THE SUBJECT SECURITIES

(a)	During the period from the date of this Agreement until the Expiration Date, except in accordance with the provisions of this Agreement, each Holder agrees that it will not, directly or indirectly:

(i)
sell, transfer, pledge, encumber, hypothecate or assign, or otherwise dispose of, or enter into any contract, option, hedging arrangement or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation or assignment, or other disposition of any Subject Securities, other than as set out in Section 3(b) hereof;

(ii)
enter into any agreement or commitment providing for or contemplating any of the events listed in paragraph (i) above or that would otherwise violate or be inconsistent with any provision of this Agreement;

(iii)
withdraw or revoke, purport or attempt to withdraw or revoke, or take any actions or steps which would have the effect, by operation of law or otherwise, of withdrawing or revoking, the Proxy at any time prior to the termination of the Proxy in accordance with its terms except as permitted by law;

(iv)	deposit any Subject Securities into a voting trust or grant any proxies or enter into any voting agreement or arrangement with respect to any Subject Securities, other than pursuant to this Agreement;

(v)	exercise any statutory or other right of dissent or appraisal with respect to the Plan of Arrangement; or

(vi)	take any action that would make any representation or warranty of the Holder contained herein untrue or incorrect or would result in a breach by the Holder of its obligations under this Agreement.

For greater certainty, Section 3(a)(i) and (ii) hereof apply only with respect to Subject Securities.

(b)
During the Term, the Holder agrees to use all reasonable efforts without the expenditure of any monies or incurring any obligations to complete the transactions contemplated by the Arrangement Agreement in accordance with the terms and conditions of such agreement, and, without limiting the generality of the foregoing, agrees to assist LML to complete the transactions contemplated by the Arrangement Agreement, including, without limitation, by co-operating with LML, at LML’s expense, in obtaining all governmental, regulatory and other approvals required to permit LML and Beanstream to complete the transactions provided for therein.

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4.	COVENANTS OF THE HOLDER IN RESPECT OF SHARE PROCEEDS

(a)	The Holder agrees that it will not,

(i)	in respect of 40 percent of the Holder’s Pro Rata Share of the Share Proceeds received by such Holder under the Plan of Arrangement, for a period of five months following the Effective Date; or

(ii)	in respect of 40 percent of the Holder’s Pro Rata Share of the Share Proceeds received by the Holder under the Plan of Arrangement, for a period of eight months following the Effective Date;

directly or indirectly:

(A)
sell, transfer, pledge, encumber, hypothecate or assign, or otherwise dispose of, or enter into any contract, option, hedging arrangement or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation or assignment, or other disposition of the shares in the capital of LML represented by such portion of the Share Proceeds; or

(B)
enter into any agreement or commitment providing for or contemplating any of the events listed in Section 4(a)(ii)(A) hereof or that would otherwise violate or be inconsistent with any provision of this Agreement.

(iii)	For greater certainty, the parties agree and acknowledge that none of the restrictions in Section 4(a) will apply:

(A)	in respect of 20 percent of the Holder’s Pro Rata Share of the Share Proceeds received by such Holder under the Plan of Arrangement;

(B)	to any portion of the Aggregate Election Share Amount that is accepted by the Holder under the Plan of Arrangement; or

(C)	to any portion of the Earn Out Share Proceeds, that may be received by the Holder under the Plan of Arrangement.

5.	REPRESENTATIONS AND WARRANTIES OF THE HOLDER

The Holder represents and warrants to LML as follows:

(a)
the Holder is the sole legal and beneficial owner of the Subject Securities set forth next to the name of such Holder in Schedule A hereto, free and clear of any encumbrance, pledge, hypothecation, charge, lien or adverse claim and the Holder has good and marketable title to and exclusive right to vote the Subject Securities;

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(b)
other than options to acquire Beanstream Shares, which if exercised during the term of this Agreement will result in such underlying Beanstream Shares being treated as Subject Securities for the purposes of this Agreement, all of the securities of Beanstream owned, directly or indirectly, by the Holder are set forth next to the name of the Holder in Schedule A hereto;

(c)
the Holder has all necessary right, power and authority to execute and deliver this Agreement and the Proxy and to perform its obligations hereunder and thereunder and, if the Holder is a corporation or other body corporate, the execution and delivery of this Agreement and the Proxy and the performance and observance of all of its obligations contained herein and therein have been duly authorized by all necessary corporate action on its part;

(d)
the execution, delivery and performance of this Agreement[and the Proxy by the Holder will not require, on the part of the Holder, the consent of or any filing with any other person and will not constitute a violation of, conflict with or result in a default under (i) if the Holder is a corporation or other body corporate, the memorandum, articles, by-laws or other constating documents of the Holder, (ii) if the Holder is a partnership or limited partnership, the partnership or limited partnership agreement or the limited partnership certificate governing such Holder, (iii) any contract, understanding or arrangement to which the Holder is a party or by which the Holder is bound, (iv) any judgment, decree or order applicable to the Holder, or (v) any law, rule or regulation of any governmental body applicable to the Holder;

(e)
each of this Agreement and the Proxy has been duly executed and delivered by the Holder and, assuming the due authorization, execution and delivery of this Agreement by LML, constitutes a legal, valid and binding obligation of the Holder, enforceable in accordance with its terms subject to bankruptcy, insolvency and other applicable laws affecting creditors’ rights generally and general principles of equity and subject to the qualification that the irrevocability of a proxy may not be enforceable; and

(f)
none of the Subject Securities set forth next to the Holder’s name in Schedule A hereto are subject to any voting trust, proxy or other agreement or arrangement with respect to the voting or disposition of such Subject Securities with respect to the matters referred to in the Arrangement Agreement, other than this Agreement and the Proxy, and there are no outstanding options, warrants or rights to purchase, acquire or convert, or agreements relating to such Subject Securities, other than rights and agreements contained in this Agreement, which will impair or interfere with the Holder’s ability to perform or comply with its obligations, or LML’s ability to enforce its rights, under this Agreement.

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6.	EFFECT OF REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE HOLDER

Each Holder hereby agrees to indemnify and hold harmless LML from and against any and all liabilities, losses, obligations, costs or expenses (including reasonable fees and disbursements of legal counsel), arising out of, resulting from or relating to any breach by the Holder of any of its representations, warranties, covenants or agreements contained in this Agreement.

7.	REPRESENTATIONS AND WARRANTIES OF LML

LML hereby represents and warrants to each Holder as follows:

(a)	it is a corporation duly existing under the laws of the Yukon Territory;

(b)	it has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement and under the Arrangement Agreement;

(c)
the execution and delivery of each of this Agreement and the Arrangement Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on its part;

(d)	each of this Agreement and the Arrangement Agreement has been duly executed and delivered by it;

(e)
assuming the due authorization, execution and delivery of this Agreement by the Holder, and assuming the due authorization, execution and delivery of the Arrangement Agreement by Beanstream, each of this Agreement and the Arrangement Agreement constitutes a legal, valid and binding agreement of LML, enforceable in accordance with its terms;

(f)	all of the representations and warranties of LML in the Arrangement Agreement are, and shall be at the Effective Time, true and correct;

(g)
the execution, delivery and performance of this Agreement by LML (including the issuance of the LML common stock) will not (i) constitute a violation of the articles of incorporation or bylaws, each as amended, of LML, (ii) result in the breach of or constitute a default under any contract entered into by LML, (iii) constitute a violation of any law applicable or relating to LML or the businesses of LML, or (iv) result in the creation of any lien or encumbrances; in each case which, individually or in the aggregate, would have a negative effect on LML; and

(h)
the LML common stock which is being issued in connection with the Arrangement will be duly and validly authorized, free of any preemptive rights and when issued and delivered in accordance with the terms of the Plan of Arrangement will be fully paid and non-assessable.

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8.	COVENANTS OF LML

(a)	During the Term, LML agrees to use commercially reasonable efforts to complete the transactions contemplated by the Arrangement Agreement in accordance with the terms and conditions of such agreement.

(b)	LML shall comply with all of its covenants, agreements and obligations contained in the Arrangement Agreement and the Plan of Arrangement.

9.	THIRD PARTY PROCEEDINGS

Notwithstanding the provisions of Section 1, the Holder shall not be obliged, and the holder of the Proxy shall not be entitled, to vote the Subject Securities in the manner provided therein if at the time of such vote there shall be in force any order or decree of a Governmental Entity (as defined in the Arrangement Agreement) restraining or enjoining the Holder or the holder of the Proxy from voting the Subject Securities, provided that such order or decree is not the result of any breach of representation, warranty, covenant or agreement of the Holder in this Agreement, and provided further that the Holder has notified LML of such order or decree and has promptly taken, and continues to diligently take, all reasonable action to cause such order or decree to be revoked, vacated or removed.

10.	EFFECT OF REPRESENTATIONS, WARRANTIES AND COVENANTS OF LML

LML hereby agrees to indemnify and hold harmless the Holder from and against any and all liabilities, losses, obligations, costs or expenses (including reasonable fees and disbursements of legal counsel), arising out of, resulting from or relating to any material breach by LML of any of its representations, warranties, covenants or agreements contained in this Agreement, the Arrangement Agreement or the Plan of Arrangement.

11.	ADJUSTMENTS

In the event of any increase or decrease or other change in the Subject Securities by reason of stock dividend, stock split, recapitalization, combination, exchange of shares or the like, the number of Subject Securities subject to this Agreement shall be adjusted appropriately and equitably.

12.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

13.	FURTHER ASSURANCES

Each party hereto will, at the request of the other party, promptly execute and deliver any and all such further documents and instruments and take or cause to be taken any and all such further actions as may reasonably be required in order to fully perform and carry out the terms and intent of this Agreement.

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14.	ASSIGNMENT

This Agreement may not be assigned by any party hereto without the consent of the other party, which shall not be unreasonably delayed or withhold, except that LML may assign this Agreement to any direct or indirect subsidiary thereof without the prior written consent of the Holder, provided that no such transfer shall release LML from liability for its obligations under this Agreement.

15.	REMEDIES

Each Holder acknowledges that each of the covenants set out in Sections 1, 3 and 4 of this Agreement is reasonable and valid and further acknowledges that damages for breach of any of the covenants set out in Sections 1, 3 and 4 of this Agreement may be inadequate as such breach may cause LML irreparable harm. Each Holder further acknowledges and agrees that the balance of convenience is in favour of LML and that LML shall be entitled, in addition to any other remedies or damages that may be available at law or equity or in this Agreement, to the remedy of specific performance of such covenants or other commitments and preliminary and permanent injunctive relief to restrain any breach or threatened breach of those covenants or other commitments or to otherwise enforce the provisions of this Agreement. Each Holder agrees that the foregoing acknowledgements may be used by LML as evidence in any court application for enforcement of the covenants or other commitments referred to above by way of specific performance or injunction and hereby waives any requirement for the posting or securing of any bond or other security in connection with obtaining any such equitable remedies.

LML acknowledges that each of the covenants set out in Section 9 of this Agreement are reasonable and valid and further acknowledges that damages for breach of any of the covenants set out in Section 9 of this Agreement may be inadequate as such breach may cause each Holder irreparable harm. LML further acknowledges and agrees that the balance of convenience is in favour of each Holder and that the Holder shall be entitled, in addition to any other remedies or damages that may be available at law or equity or in this Agreement, to the remedy of specific performance of such covenants or other commitments and preliminary and permanent injunctive relief to restrain any breach or threatened breach of those covenants or other commitments or to otherwise enforce the provisions of this Agreement. LML agrees that the foregoing acknowledgements may be used by the Holder as evidence in any court application for the enforcement of the covenants or other commitments referred to above by way of specific performance or injunction and hereby waives any requirement for the posting or securing of any bond or other security in connection with obtaining any such equitable remedies.

16.	SURVIVAL

Except for Section 4 which shall survive for the periods of time after the Effective Time of the Plan of Arrangement that are contemplated therein and Sections 6 and 9 which shall survive for nine months after the Effective Time of the Plan of Arrangement, this Agreement shall terminate in accordance with Section 2.

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17.	NOTICES

All notices or other communication required or permitted hereunder shall be in writing and shall be deemed duly given if delivered in person, by confirmed facsimile transmission or by overnight courier service, addressed as follows:

(a)	to LML:

LML Payments Systems Inc.
1680 - 1140 West Pender Street
Vancouver, B.C. V6E 4G1

Attention: Patrick Gaines
Telecopier No.: 604-689-4413

with copies (which shall not constitute notice) to:

McCarthy Tétrault LLP
Barristers and Solicitors
P.O. Box 10424, Pacific Centre
Suite 1300 - 777 Dunsmuir Street
Vancouver, B.C. V7Y 1K2

Attention: D. Anthony Knox
Telecopier No.: 604-622-5716

(b)	to the Holder, at the address provided below, with copies (which shall not constitute notice) to counsel for Beanstream, at:

Borden Ladner Gervais LLP
1200 - 200 Burrard Street
Vancouver, BC V7X 1T2

Attention: Warren Learmonth
Telecopier No.: (604) 687-1415

18.	SEVERABILITY

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall in such event negotiate in good faith to modify the Agreement to preserve each party’s anticipated benefits under this Agreement.

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19.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement. A signed counterpart provided by way of facsimile shall be as binding upon the parties as an originally signed counterpart.

20.	BINDING EFFECT; BENEFITS

This Agreement shall survive the death or incapacity of any Holder and shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the parties hereto and their respective heirs, legal representatives and successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

21.	NO AGENCY

Nothing herein shall be deemed to create any agency or partnership relationship between the parties hereto.

22.	INDEPENDENT LEGAL ADVICE

Each Holder acknowledges that the law firm of McCarthy Tétrault LLP represents LML and that the law firm of Borden Ladner Gervais LLP represents Beanstream and that such law firms are acting in the interest of their respective clients whose interest may be different from the interests of the Holder. Each Holder further acknowledges that it was recommended to such Holder that they obtain independent legal advice before executing this Agreement, and that by executing this Agreement they represent that they have had the opportunity to obtain independent legal advice and that they are signing this Agreement freely and voluntarily with full understanding of each of its terms and conditions.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

LML PAYMENT SYSTEMS INC.

Per:
Authorized Signatory

Print Name and Title

Print Name of Holder	Signature of Holder (or if Holder is a corporation, of an Authorized Signatory)

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(Print Name and Title of Authorized Signatory of Holder, if applicable)	Securities beneficially owned or held by Holder:

Common Shares of Beanstream
Address

Telephone

Facsimile

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SCHEDULE A

LIST OF HOLDERS

588267 British Columbia Ltd.	3,440,345 Common Shares

John Tognetti	1,525,432 Common Shares

Ann Clark	1,100,000 Common Shares

Cansisco Investments Ltd.	800,000 Common Shares

Faban Ventures Ltd.	687,716 Common Shares

Joan Thomson	200,000 Common Shares

Chris Koide	• Common Shares

SCHEDULE B

IRREVOCABLE PROXY

The undersigned holder of securities of Beanstream Internet Commerce Inc. (the “Corporation”), a corporation existing under the laws of British Columbia, hereby irrevocably (to the fullest extent permitted by law) nominates and appoints •, President and Chief Executive Officer of •, or, failing him, •, Vice President, Legal and General Counsel of LML Payment Systems Inc. (“LML”), as the sole and exclusive proxy of the undersigned, with full power of substitution and resubstitution, to attend, act, vote and exercise all voting rights and any rights ancillary thereto which are necessary to permit the proxy holder to vote all shares of any class of the Corporation that are beneficially owned by the undersigned (the “Subject Securities”), in accordance with the terms of this Proxy at any time until the Expiration Date. The Subject Securities beneficially owned by the undersigned shareholder of the Corporation as of the date of this Proxy are listed on the signature page of this Proxy.

This Proxy is irrevocable (to the fullest extent permitted by law) until the Expiration Date, is coupled with an interest and is granted pursuant to the Principal Shareholders Lock Up and Voting Agreement of even date herewith between LML and the undersigned shareholder (the “Voting Agreement”). All capitalized terms used and not otherwise defined herein shall have the same meaning as assigned thereto in the Voting Agreement. Upon the undersigned’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to any of the Subject Securities are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Subject Securities for any of the matters set forth in the following paragraph until the Expiration Date.

The proxyholder appointed hereunder is hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s proxy to vote the Subject Securities, and, subject to Section 9 of the Voting Agreement, to exercise all voting, consent and similar rights of the undersigned with respect to the Subject Securities (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of the shareholders of the Corporation or of any class of shareholders of the Corporation and in every written consent in lieu of such meeting in respect of the following matters and in the following manner (i) in favour of the Arrangement Agreement and Plan of Arrangement and other transactions contemplated by the Arrangement Agreement and Plan of Arrangement, (ii) against any proposed action by the Corporation or any other party the result of which could be reasonably inferred to impede, interfere with, prevent or delay LML from completing the transactions contemplated by the Arrangement Agreement or the Plan of Arrangement, or to materially change the business, operations, capital or affairs of the Corporation, and (iii) otherwise as contemplated by the Voting Agreement.

The proxyholder appointed hereunder may not exercise this Proxy on any other matter except as provided above and must exercise this Proxy only in accordance with the Voting Agreement. The undersigned shareholder may vote and may grant proxies in respect of the Subject Securities on any other matters not governed by this Proxy.

Any obligation of the undersigned hereunder shall be binding upon the heirs, legal representatives, successors and permitted assigns of the undersigned.

B-1

This Proxy is irrevocable (to the fullest extent permitted by law) until the Expiration Date. This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

This Proxy is not solicited by or on behalf of management of the Corporation.

Dated: April ____, 2007
Print Name of Shareholder

Signature of Shareholder (or if Shareholder is a corporation, of an Authorized Signatory)

(Print Name and Title of Authorized Signatory of Shareholder, if applicable)

Common shares of the Corporation

B-2

SCHEDULE F

FORM OF PURCHASER GUARANTEE

PURCHASER GUARANTEE

THIS GUARANTEE is made as of ____________, 2007.

WHEREAS:

A.
the undersigned (the “Guarantor”) has agreed to provide FABIO BANDUCCI, acting in his personal capacity and as agent (the “Agent”) for the benefit and on behalf of the principals of the Agent listed in Schedule “A” to this Guarantee (collectively, the “Principals”), pursuant to that certain Agency Agreement made between the Agent and the Principals as of •, 2007 with a guarantee of the Obligations (as hereinafter defined) of BEANSTREAM INTERNET COMMERCE INC. (the “Obligor”); and

B.	the Guarantor has agreed that if this Guarantee is not enforceable, the Guarantor will indemnify the Agent or be liable as primary obligor in respect of the Obligations;

NOW, THEREFORE, THIS GUARANTEE WITNESSES that in consideration of the premises and the covenants and agreements herein contained, the sum of $1.00 now paid by the Agent to the Guarantor and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Guarantor covenants with the Agent as follows:

ARTICLE 1 - GUARANTEE

1.01	Guarantee

The Guarantor hereby unconditionally and irrevocably guarantees payment of all the debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by the Obligor to the Agent in his personal capacity and to the Principals or remaining unpaid by the Obligor to the Agent in his personal capacity and to the Principals pursuant to the guarantee dated •, 2007 made by the Obligor in favour of the Agent in his personal capacity and for the benefit and on behalf of the Principals (collectively, the “Obligations”).

1.02	Indemnity

If any or all of the Obligations are not duly paid by the Obligor and are not recoverable under Section 1.01 for any reason whatsoever, the Guarantor will, as a separate and distinct obligation, indemnify and save harmless the Agent in his personal capacity and acting for an on behalf of the Principals from and against all losses resulting from the failure of the Obligor to pay such Obligations.

1.03	Primary Obligation

If any or all of the Obligations are not duly paid by the Obligor and are not recoverable under Section 1.01 or the Agent in his personal capacity and acting for and on behalf of the Principals is not indemnified under Section 1.02, in each case, for any reason whatsoever, such Obligations will, as a separate and distinct obligation, be recoverable from the Guarantor as primary obligor.

1.04	Obligations Absolute

The liability of the Guarantor hereunder will be absolute and unconditional and will not be affected by:

(a)	any lack of validity or enforceability of any agreement between the Obligor, the Agent and the Principals;

(b)	any impossibility, impracticability, frustration of purpose, illegality, force majeure or act of government;

(c)
the bankruptcy, winding-up, liquidation, dissolution or insolvency of the Obligor or any other person or the amalgamation of or any change in the status, function, control, constitution or ownership of the Obligor, the Guarantor, the Agent, any of the Principals or any other person;

(d)
any lack or limitation of power, incapacity or disability on the part of the Obligor or of the directors, partners or agents thereof or any other irregularity, defect or informality on the part of the Obligor in its obligations to the Agent or any of the Principals; or

(e)	any other law, regulation or other circumstance that might otherwise constitute a defence available to, or a discharge of, the Obligor in respect of any or all of the Obligations.

ARTICLE 2 - DEALINGS WITH OBLIGOR AND OTHERS

2.01	No Release

The liability of the Guarantor hereunder will not be released, discharged, limited or in any way affected by anything done, suffered or permitted by the Agent or the Principals in connection with any duties or liabilities of the Obligor to the Agent or the Principals or any security therefor including any loss of or in respect of any security received by the Agent from the Obligor or others. Without limiting the generality of the foregoing and without releasing, discharging, limiting or otherwise affecting in whole or in part the Guarantor's liability hereunder, without obtaining the consent of or giving notice to the Guarantor, the Agent, and only the Agent, may in his personal capacity and for and on behalf of the Principals, as Agent:

(a)	discontinue, reduce, increase or otherwise vary the credit of the Obligor in any manner whatsoever;

(b)
make any change in the time, manner or place of payment under, or in any other term of, any agreement between the Obligor and the Agent or the failure on the part of the Obligor to carry out any of its obligations under any such agreement;

(c)	grant time, renewals, extensions, indulgences, releases and discharges to the Obligor;

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(d)	take or abstain from taking or enforcing securities or collateral from the Obligor or from perfecting securities or collateral of the Obligor;

(e)	accept compromises from the Obligor;

(f)
apply all money at any time received from the Obligor or from securities upon such part of the Obligations as the Agent may see fit or change any such application in whole or in part from time to time as the Agent may see fit; and

(g)	otherwise deal with the Obligor and all other persons and securities as the Agent may see fit.

2.02	No Exhaustion of Remedies

The Agent will not be bound or obligated to exhaust its recourse against the Obligor or other persons or any securities or collateral it may hold or take any other action before being entitled to demand payment from the Guarantor hereunder.

2.03	Prima Facie Evidence

Any account settled or stated in writing by or between the Agent and the Obligor will be prima facie evidence that the balance or amount thereof appearing due to the Agent is so due.

2.04	Set-off

In any claim by the Agent against the Guarantor, the Guarantor may assert any set-off or counterclaim that either the Guarantor or the Obligor may have against the Agent.

2.05	Continuing Guarantee

The obligations of the Guarantor hereunder will constitute and be continuing obligations and will apply to and secure any ultimate balance due or remaining due to the Agent and will not be considered as wholly or partially satisfied by the payment or liquidation at any time of any sum of money for the time being due or remaining unpaid to the Agent. This Guarantee will continue to be effective even if at any time any payment of any of the Obligations is rendered unenforceable or is rescinded or must otherwise be returned by the Agent upon the occurrence of any action or event including the insolvency, bankruptcy or reorganization of the Obligor or the Guarantor or otherwise, all as though such payment had not been made.

ARTICLE 3 - DEMAND

3.01	Demand

Subject to Section 3.02, if any Obligation is not paid for any reason whatsoever, the Agent may treat all Obligations as due and payable and may demand forthwith from the Guarantor the total amount guaranteed hereunder whether or not such Obligations are yet due and payable at the time of demand for payment hereunder. The Guarantor will make payment to or performance in favour of the Agent of the total amount guaranteed hereunder forthwith after demand therefor is made to the Guarantor. The Guarantor will make payment to the Agent forthwith upon demand of all costs and expenses incurred by the Agent in enforcing this Guarantee.

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3.02	Cure Period

Notwithstanding Section 3.01, if any Obligation is not paid for any reason, the Guarantor will have a period of thirty days in which such default may be cured before the acceleration of all the Obligations commences, as contemplated in Section 3.01; provided that the Guarantor will pay to the Agent interest on any amount unpaid because of such default at the rate of 11% per annum.

ARTICLE 4 - SUBROGATION

4.01	Subrogation

The Guarantor will not be entitled to subrogation until (i) the Guarantor performs or makes payment to the Agent of all amounts owing by the Guarantor to the Agent under this Guarantee and (ii) the Obligations are performed and paid in full. Thereafter, the Agent will, at the Guarantor's request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation and warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations and any security held therefor resulting from such performance or payment by the Guarantor.

ARTICLE 5 - GENERAL

5.01	Binding Effect of the Guarantee

This Guarantee will be binding upon the heirs, executors, administrators and successors of the Guarantor and will enure to the benefit of the Agent, the Principals and their successors and assigns.

5.02	Amendments and Waivers

No amendment to this Guarantee will be valid or binding unless set forth in writing and duly executed by the Guarantor and the Agent. No waiver of any breach of any provision of this Guarantee will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, will be limited to the specific breach waived.

5.03	Severability

If any provision of this Guarantee is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof will continue in full force and effect.

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5.04	Notices

Any demand, notice or other communication to be given in connection with this Guarantee must be given in writing and may be given by personal delivery, by registered mail or by electronic means of communication, addressed to the Guarantor as follows:

(a)	If to the Guarantor, at:

LML Payments Systems Inc.
1680 - 1140 West Pender Street
Vancouver, B.C. V6E 4G1
Telecopier No.: (604) 689-4413

Attention: Patrick Gaines

with copies (which shall not constitute notice) to:

McCarthy Tétrault LLP
Barristers and Solicitors
P.O. Box 10424, Pacific Centre
Suite 1300 - 777 Dunsmuir Street
Vancouver, B.C. V7Y 1K2
Telecopier No.: (604) 622-5716

Attention: D. Anthony Knox

(b)	If to the Agent, at:

3862 West 33rd Avenue
Vancouver, B.C. V6N 2H6

(c)	If to the Obligor, at:

Beanstream Internet Commerce Inc.
302-2659 Douglas St.
Victoria, B.C. V8T 4M3
Telephone: (250) 472-2326
Telecopier No.: (250) 472-2330

Attention: Chief Executive Officer

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with copies (which shall not constitute notice) to:

Borden Ladner Gervais LLP
1200 - 200 Burrard Street
Vancouver, B.C. V7X 1T2
Telecopier No.: (604) 687-1415

Attention: Warren Learmonth

or such other address, individual or electronic communication number as may be designated by notice given by the parties. Any demand, notice or other communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the third business day following the deposit thereof in the mail and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the next business day during which such normal business hours next occur if not given during such hours on any day. If the party giving any demand, notice or other communication knows or ought reasonably to know of any difficulties with the postal system that might affect the delivery of mail, any such demand, notice or other communication must not be mailed but must be given by personal delivery or by electronic communication.

5.05	Governing Law

This Guarantee will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

5.06	Headings

The division of this Guarantee into Articles and Sections and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Guarantee. The terms “hereof”, “hereunder” and similar expressions refer to this Guarantee and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Guarantee.

5.07	Extended Meanings

In this Guarantee words importing the singular number only include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

5.08	Executed Copy

The Guarantor acknowledges receipt of a fully executed copy of this Guarantee.

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IN WITNESS WHEREOF the Guarantor has signed, sealed and delivered this Guarantee.

LML PAYMENT SERVICES INC.

Per:
(authorized signature)

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SCHEDULE “A”

THE PRINCIPALS

2.	Wayne Peterson 20 Simcoe Street Victoria, B.C. V8V 1K2

3.	Shawn Gerty 1022 Princess Street Victoria, B.C. V8T 1L1

4.	Ron Ingram 103 - 853 North Park Victoria, B.C. V8W 1S9

5.	Laurie Anne Keith •

6.	Russell Thompson 5007 Cordova Bay Road Victoria, B.C. V8Y 2K1

7.	Chris Koide 2210 Woodhouse Road Victoria, B.C. V8R 2M7

8.	Mansour Kelada-Antoun 4198 Stillmeadow Road Victoria, B.C. V9C 4H8

9.	Peter Van de Gracht 1494 Frederick Road North Vancouver, B.C. V7K 1J7

10.	Beanstream Internet Commerce Inc. 2640 Douglas Street Victoria, B.C. V8T 4M1

11.	Tiger Trends Consulting Inc. 1405 Graham Road Kelowna, B.C. V1X 1K1

12.	Intersol Consulting Inc. 686 Wellington Crescent Winnipeg, Manitoba R3M 0C2

13.	Kim E. Johnson 3250 Ripon Road Victoria, B.C. V8R 6G7

14.	Lisa M. Hill #201 - 1120 McClure Street Victoria, B.C. V8V 3G2

15.	Faban Ventures Ltd. 3862 West 33rd Avenue Vancouver, B.C. V6N 2H6

16.	John Tognetti c/o Haywood Securities Inc. 20th Floor, 400 Burrard Street Vancouver, B.C. V6C 3A6

17.	Hany A. Assaad 131 Heath Street East Toronto, Ontario M4T 1S6

18.	Amin Ramadan and Nadia Ramadan, jointly 7100 Old Dominion Drive McLean, Virginia, USA 22101

19.	Nawal Youssef Yacoub 4198 Stillmeadow Road Victoria, B.C. V9C 4H8

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20.	Rashad-Rudolf Kaldany 7325 Heatherhill Ct. Bethesda, Maryland, USA 20817

21.	Joan Thomson 53 Lewis Drive Orillia, Ontario •

22.	Larry Baratz 5884 Windsor Court Boca Roton, Florida, USA 33496

23.	588267 British Columbia Ltd. 4787 Amblewood Drive Victoria, B.C. V8Y 2S2

24.	Anna Clark •

25.	Close Trustees (Isle of Man) Limited as Trustees of the Noor Trust •

26.	Value Invest Ltd. •

27.	Kenneth J. Fahlman •

28.	Raymond James Ltd., in trust for Nick Zuccaro RRSP #18E85S1

29.	Paul Sulich 3139 Island View Road Saanichton, B.C. V8M 1W3

30.	Ruby Diamond 700 - 730 Yates Street Victoria, B.C. V8W 1L6

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31.	Canisco Investments c/o Haywood Securities Inc. 1100 - 400 Burrard Street Vancouver, B.C. V6C 3A6

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SCHEDULE G

FORM OF COMPANY GSA

GENERAL SECURITY AGREEMENT

THIS AGREEMENT is made as of •, 2007

BETWEEN:

BEANSTREAM INTERNET COMMERCE INC., a corporation incorporated under the laws of British Columbia

(the “Debtor”)

AND:

FABIO BANDUCCI, businessman residing at 3862 West 33rd Avenue, Vancouver, British Columbia, V6N 2H6, in his capacity as agent for the benefit of and on behalf of the Principals (as defined below) pursuant to the Agency Agreement (as defined below)

(the “Secured Party”)

WHEREAS:

A.
The Debtor has entered into the Guarantee in favour of the Secured Party pursuant to which the Debtor has guaranteed the payment and performance of all Obligations of LML Payment Systems Inc. to the Secured Party and each of the Principals under thirty-seven promissory notes dated April ___, 2007 (the “Promissory Notes”); and

B.
The Debtor has agreed to grant a security interest and assignment, mortgage and charge in the Collateral (as defined below) to the Secured Party in order to secure the performance of its Obligations under the Guarantee;

NOW, THEREFORE, THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants and agreements herein contained the parties hereto agree as follows:

ARTICLE 1
INTERPRETATION

1.1	Interpretation

In this Agreement, unless something in the subject matter or context is inconsistent therewith;

“Agency Agreement” means the agency agreement between Fabio Banducci and the Principals dated •, 2007;

“Agreement” means this agreement and all amendments made hereto by written agreement between the Secured Party and the Debtor;

“Collateral” has the meaning set out in Section 2.01;

“Event of Default” means a failure on the part of the Debtor to perform or pay, when required, any obligation or amount due to the Secured Party under or in connection with the Guarantee;

“Guarantee” means the guarantee of the Debtor made as of April ___, 2007 in favour of the Secured Party, as may be amended from time to time;

“Obligations” means all obligations and liabilities of any kind whatsoever of the Debtor to the Secured Party in connection with or relating to the Guarantee; and

“Principals” means, collectively, all those persons that were shareholders of Beanstream Internet Commerce Inc. on •, 2007 other than the Secured Party.

The terms “accessions”, “accounts”, “chattel paper”, “documents of title”, “goods”, “instruments”, “intangibles”, “inventory”, “money”, “proceeds” and “securities” whenever used herein have the meanings given to those terms in the Personal Property Security Act (British Columbia), as now enacted or as the same may from time to time be amended, re-enacted or replaced.

1.2	Sections and Headings

The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, reference herein to Articles and Sections are to Articles and Sections of this Agreement.

1.3	Extended Meanings

In this Agreement words importing the singular number only include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

ARTICLE 2
GRANT OF SECURITY INTEREST

2.1	Security Interest

As general and continuing security for the payment and performance of all Obligations of the Debtor to the Secured Party and the Principals, the Debtor hereby grants to the Secured Party, for the benefit of and on behalf of the Principals and the Secured Party, a security interest in, assigns to the Secured Party, for the benefit of and on behalf of the Principals and the Secured Party, and mortgages and charges as and by way of a fixed and specific mortgage and charge to the Secured Party, for the benefit of and on behalf of the Principals and the Secured Party, all right, title and interest that the Debtor now has or may hereafter have, be possessed of, be entitled to, or acquire, by way of amalgamation or otherwise, now or hereafter or may hereafter have in all of the Debtor’s present and after-acquired personal property and undertaking (collectively, the “Collateral”), including the following property:

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(a)
Receivables: all debts, accounts, claims and choses in action for monetary amounts which are now or which may hereafter become due, owing or accruing due to the Debtor (collectively, the “Receivables”);

(b)
Inventory: all inventory of whatever kind and wherever situated including, without limiting the generality of the foregoing, all goods held for sale or lease or furnished or to be furnished under contracts for service or used or consumed in the business of the Debtor (collectively, the “Inventory”);

(c)	Equipment: all machinery, equipment, fixtures, furniture, plant, vehicles and other tangible personal property which are not Inventory (collectively, the “Equipment”);

(d)	Chattel Paper: all chattel paper;

(e)	Documents of Title: all warehouse receipts, bills of lading and other documents of title, whether negotiable or not;

(f)	Securities and Instruments: all shares, stock, warrants, bonds, debentures, debenture stock and other securities and all instruments (collectively, the “Securities”);

(g)
Intangibles: all intangibles not otherwise described in this Section 2.01 including, without limiting the generality of the foregoing, all goodwill, patents, trademarks, copyrights and other industrial property;

(h)	Money: all coins or bills or other medium of exchange adopted for use as part of the currency of Canada or of any foreign government;

(i)
Books, Records, Etc.: all books, papers, accounts, invoices, documents and other records in any form evidencing or relating to any of the property described in this Section 2.01 and all contracts, securities, instruments and other rights and benefits in respect thereof;

(j)	Substitutions, Etc.: all replacements of, substitutions for and increases, additions and accessions to any of the property described in this Section 2.01; and

(k)	Proceeds: all proceeds of any Collateral in any form derived directly or indirectly from any dealing with the Collateral or that indemnifies or compensates for the loss of or damage to the Collateral;

provided that the said assignment and mortgage and charge will not (i) extend or apply to the last day of the term of any lease or any agreement therefor now held or hereafter acquired by the Debtor, but should the Secured Party enforce the said assignment or mortgage and charge, the Debtor will thereafter stand possessed of such last day and must hold it in trust to assign the same to any person acquiring such term in the course of the enforcement of the said assignment and mortgage and charge, or (ii) render the Secured Party liable to observe or perform any term, covenant or condition of any agreement, document or instrument to which the Debtor is a party or by which it is bound.

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2.2	Attachment of Security Interest

The Debtor acknowledges that value has been given and agrees that the security interest granted hereby will attach when the Debtor signs this Agreement and the Debtor has any rights in the Collateral.

2.3	Exception for Contractual Rights

The security interest granted hereby does not and will not extend to, and Collateral will not include any agreement, right, franchise, licence or permit (the “contractual rights”) to which the Debtor is a party or of which the Debtor has the benefit, to the extent that the creation of the security interest herein would constitute a breach of the terms of or permit any person to terminate the contractual rights, but the Debtor must hold its interest therein in trust for the Secured Party and will assign such contractual rights to the Secured Party forthwith upon obtaining the consent of the other party thereto. The Debtor agrees that it will, upon the request of the Secured Party, use all commercially reasonable efforts to obtain any consent required to permit any contractual rights to be subjected to the security interest.

2.4	Subordination

The security interest granted hereby will be subordinate to any security interest, mortgage, charge (fixed or floating), pledge, hypothec or other encumbrance of any nature however arising (the “Encumbrances”) granted, or to be granted, by the Debtor in favour of a financing lender that provides financing to the Debtor or to its affiliates, including without limitation, LML Payment Systems Inc., up to the amount of US$2-million. Acceptance of this Agreement by the Secured Party constitutes the Secured Party’s consent to the Debtor obtaining such financing, the creation of the Encumbrances in favour of the financing lender and the subordination of the security interest granted hereby to the Encumbrances granted in favour of a financing lender. To the extent the Debtor requests the Secured Party to confirm in writing the subordination of the security interest granted hereby as provided for in this provision, such subordination will not be unreasonably withheld or delayed provided the Secured Party receives adequate notice and sufficient information to make a decision as to confirming such subordination.

ARTICLE 3
GENERAL REPRESENTATIONS,
WARRANTIES AND COVENANTS OF THE DEBTOR

3.1	Representations and Warranties

The Debtor hereby represents and warrants to the Secured Party that:

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(a)
the Debtor is a corporation duly incorporated, organized and subsisting under the laws of its jurisdiction of incorporation, with the corporate power to enter into this Agreement; this Agreement has been duly authorized by all necessary corporate action on the part of the Debtor and constitutes a legal and valid agreement binding upon the Debtor enforceable in accordance with its terms; the making and performance of this Agreement will not result in the breach of, constitute a default under, contravene any provision of, or result in the creation of, any lien, charge, security interest, encumbrance or any other rights of others upon any property of the Debtor pursuant to any agreement, indenture or other instrument to which the Debtor is a party or by which the Debtor or any of its property may be bound or affected; and

(b)
all financial information provided by the Debtor to the Secured Party or any Principal is true, correct and complete; all financial statements have been prepared in accordance with Canadian generally accepted accounting principles consistently applied; there has been no material adverse change in the Debtor’s financial condition since the date of the most recent financial statements provided to the Secured Party or any Principal.

3.2	Covenants

The Debtor covenants with the Secured Party that the Debtor will:

(a)	ensure that the representations and warranties set forth in Section 3.01 will be true and correct at all times;

(b)	maintain, use and operate the Collateral and carry on and conduct its business in a lawful and business-like manner;

(c)	not permit the Collateral to be affixed to real or personal property so as to become a fixture or accession without the prior written consent of the Secured Party;

(d)
defend the Collateral against all claims and demands respecting the Collateral made by all persons at any time and, except as otherwise provided herein, will keep the Collateral free and clear of all security interests, mortgages, charges, liens and other encumbrances or interests except for those disclosed in a schedule hereto or hereafter approved in writing by the Secured Party prior to their creation or assumption;

(e)
pay all rents, taxes, levies, assessments and government fees or dues lawfully levied, assessed or imposed in respect of the Collateral or any part thereof as and when the same become due and payable, and will exhibit to the Secured Party, when required, the receipts and vouchers establishing such payment;

(f)
keep proper books of account in accordance with sound accounting practice, will furnish to the Secured Party such financial information and statements and such information and statements relating to the Collateral as the Secured Party may from time to time require, and the Debtor will permit the Secured Party or its authorized agents at any time at the expense of the Debtor to examine the books of account and other financial records and reports relating to the Collateral and to make copies thereof and take extracts therefrom;

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(g)
from time to time forthwith at the request of the Secured Party furnish to the Secured Party in writing all information requested relating to the Collateral, and the Secured Party will be entitled from time to time at any reasonable time to inspect the Collateral and make copies of all information relating to the Collateral and for such purposes the Secured Party will have access to all premises occupied by the Debtor or where the Collateral may be found;

(h)
from time to time forthwith at the request of the Secured Party execute and deliver all such financing statements, schedules, assignments and documents, and do all such further acts and things as may be reasonably required by the Secured Party to effectively carry out the full intent and meaning of this Agreement or to better evidence and perfect the security interest, assignment and mortgage and charge granted hereby, and the Debtor hereby irrevocably constitutes and appoints the Secured Party, or any Receiver appointed by the court or the Secured Party, the true and lawful attorney of the Debtor, with full power of substitution, to do any of the foregoing in the name of the Debtor whenever and wherever the Secured Party or any such Receiver may consider it to be necessary or expedient; and

(i)
pay to the Secured Party forthwith upon demand all reasonable costs and expenses (including, without limiting the generality of the foregoing, all legal, Receiver’s and accounting fees and expenses) incurred by or on behalf of the Secured Party in connection with the preparation, execution and perfection of this Agreement and the carrying out of any of the provisions of this Agreement including, without limiting the generality of the foregoing, protecting and preserving the security interest, assignment and mortgage and charge granted hereby and enforcing by legal process or otherwise the remedies provided herein; and all such costs and expenses will be added to and form part of the Obligations secured hereunder.

ARTICLE 4
INSURANCE

4.1	Insurance

The Debtor must obtain and maintain, at its own expense, insurance against loss or damage to the Collateral including, without limiting the generality of the foregoing, loss by fire (including so-called extended coverage), theft, collision and such other risks of loss as are customarily insured against on this type of Collateral, in an amount not less than the full replacement value thereof, in such form and with such insurers as are reasonably satisfactory to the Secured Party. If any such policies of insurance contain a co-insurance clause, the Debtor will either cause any such co-insurance clause to be waived or maintain at all times a sufficient amount of insurance to meet the requirements of any such co-insurance clause so as to prevent the Debtor from becoming a co-insurer under the terms of any such policy. All such policies must name the Secured Party as an additional insured and loss payee thereof, as the Secured Party’s interests may appear, and must provide that the insurer will give the Secured Party at least 10 days written notice of intended cancellation. At the Secured Party’s request, the Debtor must furnish the Secured Party with a copy of any policy of insurance and certificate of insurance or other evidence satisfactory to the Secured Party that such insurance coverage is in effect. The Debtor must give the Secured Party notice of any damage to, or loss of, the Collateral forthwith upon the occurrence of any such damage or loss. Should the Debtor fail to make any payment or perform any other obligation provided in this Section, the Secured Party will have the right, but not the obligation, without notice or demand upon the Debtor and without releasing the Debtor from any obligation hereunder or waiving any rights to enforce this Agreement, to perform any or all of such obligations. The amount of all such payments made and all costs, fees and expenses incurred by the Secured Party in performing such obligations will be immediately due and payable by the Debtor.

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ARTICLE 5
DEALING WITH COLLATERAL

5.1	Dealing with Collateral by the Debtor

The Debtor must not sell, lease or otherwise dispose of any of the Collateral without the prior written consent of the Secured Party, except that the Debtor may, until an Event of Default occurs, deal with its money or sell items of Inventory in the ordinary course of its business so that the purchaser thereof takes title thereto free and clear of the security interest, assignment and mortgage and charge granted hereby, but all proceeds of any such sale will continue to be subject to the security interest, assignment and mortgage and charge granted hereby and all money received by the Debtor will be received as trustee for the Secured Party and must be held separate and apart from other money of the Debtor and must be paid over to the Secured Party upon request.

5.2	Rights and Duties of the Secured Party

The Secured Party may perform any of its rights and duties hereunder by or through agents and is entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its rights and duties hereunder.

In the holding of the Collateral, the Secured Party and any nominee on its behalf is only bound to exercise the same degree of care as it would exercise with respect to similar property of its own of similar value held in the same place. The Secured Party and any nominee on its behalf will be deemed to have exercised reasonable care with respect to the custody and preservation of the Collateral if it takes such action for that purpose as the Debtor reasonably requests in writing, but failure of the Secured Party or its nominee to comply with any such request will not of itself be deemed a failure to exercise reasonable care.

5.3	Registration of Securities

The Secured Party may have any Securities registered in its name or in the name of its nominee and will be entitled but not bound or required to exercise any of the rights that any holder of such Securities may at any time have, provided that until an Event of Default has occurred and is continuing, the Debtor will be entitled to exercise, in a manner not prejudicial to the interests of the Secured Party or which would violate or be inconsistent with this Agreement, all voting power from time to time exercisable in respect of the Securities. The Secured Party will not be responsible for any loss occasioned by its exercise of any of such rights or by failure to exercise the same within the time limited for the exercise thereof. The Debtor must from time to time forthwith upon the request of the Secured Party deliver to the Secured Party those Securities requested by the Secured Party duly endorsed for transfer to the Secured Party or its nominee to be held by the Secured Party subject to the terms of this Agreement.

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5.4	Notification of Account Debtors

Before an Event of Default occurs, the Secured Party may give notice of this Agreement and the security interest and assignment granted hereby to any account debtors of the Debtor or to any other person liable to the Debtor and, after the occurrence of an Event of Default, may give notice to any such account debtors or other person to make all further payments to the Secured Party, and any payment or other proceeds of Collateral received by the Debtor from account debtors or from any other person liable to the Debtor whether before or after any notice is given by the Secured Party must be held by the Debtor in trust for the Secured Party and paid over to the Secured Party on request.

5.5	Purchase-Money Security Interests

The Debtor will be permitted to grant purchase-money security interests in the ordinary course of its business in connection with the purchase or lease of Inventory or Equipment.

5.6	Application of Funds

Except where the Debtor, when not in default hereunder, so directs in writing at the time of payment, all money collected or received by the Secured Party in respect of the Collateral may be applied on account of such parts of the Obligations as the Secured Party in its sole discretion determines, or may be held unappropriated in a collateral account, or in the discretion of the Secured Party may be released to the Debtor, all without prejudice to the Secured Party’s rights against the Debtor.

ARTICLE 6
REMEDIES

6.1	Remedies

On or after the occurrence of any Event of Default

(a)
any or all of the Obligations will at the option of the Secured Party become immediately due and payable or be subject to immediate performance, as the case may be, without presentment, protest or notice of dishonour, all of which are expressly waived;

(b)	any or all security granted hereby will, at the option of the Secured Party, become immediately enforceable; and

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(c)
in addition to any right or remedy provided by law, the Secured Party will have the rights and remedies set out below, all of which rights and remedies will be enforceable successively, concurrently or both:

(i)
the Secured Party may by appointment in writing appoint a receiver or receiver and manager (each herein referred to as the “Receiver”) of the Collateral (which term when used in this Section 6.02 will include the whole or any part of the Collateral) and may remove or replace such Receiver from time to time or may institute proceedings in any court of competent jurisdiction for the appointment of a Receiver of the Collateral; and the term “Secured Party” when used in this Section 6.02 will include any Receiver so appointed and the agents, officers and employees of such Receiver; and the Secured Party will not be in any way responsible for any misconduct or negligence of any such Receiver;

(ii)
the Secured Party may take possession of the Collateral and require the Debtor to assemble the Collateral and deliver or make the Collateral available to the Secured Party at such place or places as may be specified by the Secured Party;

(iii)	the Secured Party may take such steps as it considers desirable to maintain, preserve or protect the Collateral;

(iv)	the Secured Party may carry on or concur in the carrying on of all or any part of the business of the Debtor;

(v)	the Secured Party may enforce any rights of the Debtor in respect of the Collateral by any manner permitted by law;

(vi)
the Secured Party may sell, lease or otherwise dispose of the Collateral at public auction, by private tender, by private sale or otherwise either for cash or upon credit upon such terms and conditions as the Secured Party may determine and without notice to the Debtor unless required by law;

(vii)	the Secured Party may accept the Collateral in satisfaction of the Obligations upon notice to the Debtor of its intention to do so in the manner required by law;

(viii)
the Secured Party may, for any purpose specified herein, borrow money on the security of the Collateral in priority to the security interest, assignment and mortgage and charge granted by this Agreement;

(ix)
the Secured Party may enter upon, occupy and use all or any of the premises, buildings and plant occupied by the Debtor and use all or any of the Equipment and other personal property of the Debtor for such time as the Secured Party requires to facilitate the realization of the Collateral, free of charge, and the Secured Party will not be liable to the Debtor for any neglect in so doing or in respect of any rent, charges, depreciation or damages in connection with such actions;

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(x)
the Secured Party may charge on its own behalf and pay to others all reasonable amounts for expenses incurred and for services rendered in connection with the exercise of the rights and remedies of the Secured Party hereunder, including, without limiting the generality of the foregoing, reasonable legal, Receiver and accounting fees and expenses, and in every such case the amounts so paid together with all costs, charges and expenses incurred in connection therewith, including interest thereon at such rate as the Secured Party deems reasonable, will be added to and form part of the Obligations hereby secured; and

(xi)
the Secured Party may discharge any claim, lien, mortgage, charge, security interest, encumbrance or any rights of others that may exist or be threatened against the Collateral, and in every such case the amounts so paid together with costs, charges and expenses incurred in connection therewith will be added to the Obligations hereby secured.

The Secured Party may:

(a)	grant extensions of time;

(b)	take and perfect or abstain from taking and perfecting security;

(c)	accept compositions or compromises, (iv) grant releases and discharges; and

(d)
release any part of the Collateral or otherwise deal with the Debtor, debtors of the Debtor, sureties and others and with the Collateral and other security as the Secured Party sees fit without prejudice to the liability of the Debtor to the Secured Party or the Secured Party’s rights hereunder.

The Secured Party will not be liable or responsible for any failure to seize, collect, realize, or obtain payment with respect to the Collateral and is not bound to institute proceedings or to take other steps for the purpose of seizing, collecting, realizing or obtaining possession or payment with respect to the Collateral or for the purpose of preserving any rights of the Secured Party, the Debtor or any other person, in respect of the Collateral.

The Secured Party may apply any proceeds of realization of the Collateral to payment of expenses in connection with the preservation and realization of the Collateral as above described and the Secured Party may apply any balance of such proceeds to payment of the Obligations in such order as the Secured Party sees fit. If there is any surplus remaining, the Secured Party may pay it to any person having a claim thereto in priority to the Debtor of whom the Secured Party has knowledge and any balance remaining must be paid to the Debtor. If the disposition of the Collateral fails to satisfy the Obligations secured by this Agreement and the aforesaid expenses, the Debtor will be liable to pay any deficiency to the Secured Party forthwith on demand.

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ARTICLE 7
GENERAL

7.1	Benefit of the Agreement

This Agreement will enure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.

7.2	Amendments and Waivers

No amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by all of the parties hereto. No waiver of any breach of any provision of this Agreement will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, will be limited to the specific breach waived.

7.3	Assignment

This Agreement may not be assigned by either party without the prior written consent of the other party.

7.4	Severability

If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof will continue in full force and effect.

7.5	Notices

Any demand, notice or other communication to be given in connection with this Agreement must be given in writing and may be given by personal delivery, by registered mail or by electronic means of communication, addressed to the recipient as follows:

(a)	If to the Debtor, at:

Beanstream Internet Commerce Inc.
302-2659 Douglas St.
Victoria, B.C. V8T 4M3
Telephone: 250-472-2326
Telecopier No.: 250-472-2330

Attention: Chief Executive Officer

with copies (which shall not constitute notice) to:

Borden Ladner Gervais LLP
1200 - 200 Burrard Street
Vancouver, B.C. V7X 1T2
Telecopier No.: (604) 687-1415

Attention: Warren Learmonth

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(b)	If to the Secured Party, at:

3862 West 33rd Avenue
Vancouver, B.C. V6N 2H6

or such other address, individual or electronic communication number as may be designated by notice given by any party to the other. Any demand, notice or other communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the third business day following the deposit thereof in the mail and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the next business day during which such normal business hours next occur if not given during such hours on any day. If the party giving any demand, notice or other communication knows or ought reasonably to know of any difficulties with the postal system that might affect the delivery of mail, any such demand, notice or other communication must not be mailed but must be given by personal delivery or by electronic communication.

7.6	Additional Continuing Security

This Agreement and the security interest, assignment and mortgage and charge granted hereby are in addition to and not in substitution for any other security now or hereafter held by the Secured Party and this Agreement is a continuing agreement and security that will remain in full force and effect until discharged by the Secured Party.

7.7	Further Assurances

The Debtor must at its expense from time to time do, execute and deliver, or cause to be done, executed and delivered, all such financing statements, further assignments, documents, acts, matters and things as may be reasonably requested by the Secured Party for the purpose of giving effect to this Agreement or for the purpose of establishing compliance with the representations, warranties and covenants herein contained.

7.8	Power of Attorney

Upon the occurrence of an Event of Default that is continuing, the Debtor hereby irrevocably constitutes and appoints any officer for the time being of the Secured Party the true and lawful attorney of the Debtor, with full power of substitution, to do, make and execute all such statements, assignments, documents, acts, matters or things with the right to use the name of the Debtor whenever and wherever the officer may deem necessary or expedient and from time to time to exercise all rights and powers and to perform all acts of ownership in respect to the Collateral in accordance with this Agreement.

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7.9	Discharge

The Debtor will not be discharged from any of the Obligations or from this Agreement except by a release or discharge signed in writing by the Secured Party.

7.10	Governing Law

This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

7.11	Executed Copy

The Debtor acknowledges receipt of a fully executed copy of this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

BEANSTREAM INTERNET COMMERCE INC.

Per:
Authorized Signatory

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SCHEDULE H

FORM OF SHARE ELECTION

SHARE ELECTION

TO:	COMPUTERSHARE TRUST COMPANY OF CANADA

AND TO:	LML PAYMENT SYSTEMS INC. (“Purchaser”)

FROM:	______________________________ (the “Undersigned”)

(Name of electing Shareholder of Beanstream Internet Commerce Inc. (the “Company”))

WHEREAS:

A.	All capitalized terms in this Share Election, except as otherwise expressly defined herein, have the same meanings as in the Arrangement Agreement made as of April

B.
The Undersigned desires to make an election to be issued Purchaser Shares in the Arrangement instead of and in replacement of up to 20% of the Undersigned’s Pro Rata Share of the Effective Date Cash Proceeds pursuant to Section 2.7(a) of the Arrangement Agreement.

NOW, THEREFORE, the Undersigned hereby elects to be issued ______% of the Undersigned’s Pro Rata Share of the Effective Date Cash Proceeds in Purchaser Shares.

DATED this ______ day of ____________, 2007

(Signature)

(Name)

SCHEDULE I

COMPANY GUARANTEE

THIS GUARANTEE is made as of ____________, 2007.

WHEREAS:

A.
the undersigned (the “Guarantor”) has agreed to provide FABIO BANDUCCI, acting in his personal capacity and as agent (the “Agent”) of the holders of the Promissory Notes (as defined herein) that are listed in Schedule “A” to this Guarantee (collectively, the “Principals”), pursuant to that certain Agency Agreement made between the Agent and the Principals as of April •, 2007 with a guarantee of the Obligations (as hereinafter defined) of LML PAYMENT SYSTEMS INC. (the “Obligor”);

B.	the Guarantor has agreed that if this Guarantee is not enforceable, the Guarantor will indemnify the Agent or be liable as primary obligor in respect of the Obligations;

NOW, THEREFORE, THIS GUARANTEE WITNESSES that in consideration of the premises and the covenants and agreements herein contained, the sum of $1.00 now paid by the Agent to the Guarantor and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Guarantor covenants with the Agent as follows:

ARTICLE 1 - GUARANTEE

1.01	Guarantee

The Guarantor hereby unconditionally and irrevocably guarantees payment of all the debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by the Obligor to the Agent in his personal capacity and to the Principals or remaining unpaid by the Obligor to the Agent in his personal capacity and to the Principals pursuant, respectively, to those certain promissory notes each dated •, 2007 (collectively, the “Promissory Notes”) made by the Obligor in favour of the Agent in his personal capacity and for the benefit and on behalf of the Principals (collectively, the “Obligations”).

1.02	Indemnity

If any or all of the Obligations are not duly paid by the Obligor and are not recoverable under Section 1.01 for any reason whatsoever, the Guarantor will, as a separate and distinct obligation, indemnify and save harmless the Agent in his personal capacity and acting for an on behalf of the Principals from and against all losses resulting from the failure of the Obligor to pay such Obligations.

1.03	Primary Obligation

If any or all of the Obligations are not duly paid by the Obligor and are not recoverable under Section 1.01 or the Agent in his personal capacity and acting for and on behalf of the Principals is not indemnified under Section 1.02, in each case, for any reason whatsoever, such Obligations will, as a separate and distinct obligation, be recoverable from the Guarantor as primary obligor.

1.04	Obligations Absolute

The liability of the Guarantor hereunder will be absolute and unconditional and will not be affected by:

(a)	any lack of validity or enforceability of any agreement between the Obligor, the Agent and the Principals;

(b)	any impossibility, impracticability, frustration of purpose, illegality, force majeure or act of government;

(c)
the bankruptcy, winding-up, liquidation, dissolution or insolvency of the Obligor or any other person or the amalgamation of or any change in the status, function, control, constitution or ownership of the Obligor, the Guarantor, the Agent, any of the Principals or any other person;

(d)
any lack or limitation of power, incapacity or disability on the part of the Obligor or of the directors, partners or agents thereof or any other irregularity, defect or informality on the part of the Obligor in its obligations to the Agent or any of the Principals; or

(e)	any other law, regulation or other circumstance that might otherwise constitute a defence available to, or a discharge of, the Obligor in respect of any or all of the Obligations.

ARTICLE 2 - DEALINGS WITH OBLIGOR AND OTHERS

2.01	No Release

The liability of the Guarantor hereunder will not be released, discharged, limited or in any way affected by anything done, suffered or permitted by the Agent or the Principals in connection with any duties or liabilities of the Obligor to the Agent or the Principals or any security therefor including any loss of or in respect of any security received by the Agent from the Obligor or others. Without limiting the generality of the foregoing and without releasing, discharging, limiting or otherwise affecting in whole or in part the Guarantor's liability hereunder, without obtaining the consent of or giving notice to the Guarantor, the Agent, and only the Agent, may in his personal capacity and for and on behalf of the Principals, as Agent:

(a)	discontinue, reduce, increase or otherwise vary the credit of the Obligor in any manner whatsoever;

(b)
make any change in the time, manner or place of payment under, or in any other term of, any agreement between the Obligor and the Agent or the failure on the part of the Obligor to carry out any of its obligations under any such agreement;

(c)	grant time, renewals, extensions, indulgences, releases and discharges to the Obligor;

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(d)	take or abstain from taking or enforcing securities or collateral from the Obligor or from perfecting securities or collateral of the Obligor;

(e)	accept compromises from the Obligor;

(f)
apply all money at any time received from the Obligor or from securities upon such part of the Obligations as the Agent may see fit or change any such application in whole or in part from time to time as the Agent may see fit; and

(g)	otherwise deal with the Obligor and all other persons and securities as the Agent may see fit.

2.02	No Exhaustion of Remedies

The Agent will not be bound or obligated to exhaust its recourse against the Obligor or other persons or any securities or collateral it may hold or take any other action before being entitled to demand payment from the Guarantor hereunder.

2.03	Prima Facie Evidence

Any account settled or stated in writing by or between the Agent and the Obligor will be prima facie evidence that the balance or amount thereof appearing due to the Agent is so due.

2.04	Set-off

In any claim by the Agent against the Guarantor, the Guarantor may assert any set-off or counterclaim that either the Guarantor or the Obligor may have against the Agent.

2.05	Continuing Guarantee

The obligations of the Guarantor hereunder will constitute and be continuing obligations and will apply to and secure any ultimate balance due or remaining due to the Agent and will not be considered as wholly or partially satisfied by the payment or liquidation at any time of any sum of money for the time being due or remaining unpaid to the Agent. This Guarantee will continue to be effective even if at any time any payment of any of the Obligations is rendered unenforceable or is rescinded or must otherwise be returned by the Agent upon the occurrence of any action or event including the insolvency, bankruptcy or reorganization of the Obligor or the Guarantor or otherwise, all as though such payment had not been made.

ARTICLE 3 - DEMAND

3.01	Demand

Subject to Section 3.02, if any Obligation is not paid for any reason whatsoever, the Agent may treat all Obligations as due and payable and may demand forthwith from the Guarantor the total amount guaranteed hereunder whether or not such Obligations are yet due and payable at the time of demand for payment hereunder. The Guarantor will make payment to or performance in favour of the Agent of the total amount guaranteed hereunder forthwith after demand therefor is made to the Guarantor. The Guarantor will make payment to the Agent forthwith upon demand of all costs and expenses incurred by the Agent in enforcing this Guarantee.

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3.02	Cure Period

Notwithstanding Section 3.01, if any Obligation is not paid for any reason, the Guarantor will have a period of thirty days in which such default may be cured before the acceleration of all the Obligations commences, as contemplated in Section 3.01; provided that the Guarantor will pay to the Agent interest on any amount unpaid because of such default at the rate of 11% per annum if the Agent is not paid such interest by the Obligor pursuant to the cure provisions of the Promissory Notes.

ARTICLE 4 - SUBROGATION

4.01	Subrogation

The Guarantor will not be entitled to subrogation until (i) the Guarantor performs or makes payment to the Agent of all amounts owing by the Guarantor to the Agent under this Guarantee and (ii) the Obligations are performed and paid in full. Thereafter, the Agent will, at the Guarantor's request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation and warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations and any security held therefor resulting from such performance or payment by the Guarantor.

ARTICLE 5 - GENERAL

5.01	Binding Effect of the Guarantee

This Guarantee will be binding upon the heirs, executors, administrators and successors of the Guarantor and will enure to the benefit of the Agent, the Principals and their successors and assigns.

5.02	Amendments and Waivers

No amendment to this Guarantee will be valid or binding unless set forth in writing and duly executed by the Guarantor and the Agent. No waiver of any breach of any provision of this Guarantee will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, will be limited to the specific breach waived.

5.03	Severability

If any provision of this Guarantee is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof will continue in full force and effect.

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5.04	Notices

Any demand, notice or other communication to be given in connection with this Guarantee must be given in writing and may be given by personal delivery, by registered mail or by electronic means of communication, addressed to the Guarantor as follows:

(a)	If to the Guarantor, at:

Beanstream Internet Commerce Inc.
302-2659 Douglas St.
Victoria, B.C. V8T 4M3
Telephone: (250) 472-2326
Telecopier No.: (250) 472-2330

Attention: Chief Executive Officer

with copies (which shall not constitute notice) to:

Borden Ladner Gervais LLP
1200 - 200 Burrard Street
Vancouver, B.C. V7X 1T2
Telecopier No.: (604) 687-1415

Attention: Warren Learmonth

(b)	If to the Agent, at:

3862 West 33rd Avenue
Vancouver, B.C. V6N 2H6

(c)	If to the Obligor, at:

LML Payments Systems Inc.
1680 - 1140 West Pender Street
Vancouver, B.C. V6E 4G1
Telecopier No.: (604) 689-4413

Attention: Patrick Gaines

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with copies (which shall not constitute notice) to:

McCarthy Tétrault LLP
Barristers and Solicitors
P.O. Box 10424, Pacific Centre
Suite 1300 - 777 Dunsmuir Street
Vancouver, B.C. V7Y 1K2
Telecopier No.: (604) 622-5716

Attention: D. Anthony Knox

or such other address, individual or electronic communication number as may be designated by notice given by the parties. Any demand, notice or other communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the third business day following the deposit thereof in the mail and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the next business day during which such normal business hours next occur if not given during such hours on any day. If the party giving any demand, notice or other communication knows or ought reasonably to know of any difficulties with the postal system that might affect the delivery of mail, any such demand, notice or other communication must not be mailed but must be given by personal delivery or by electronic communication.

5.05	Governing Law

This Guarantee will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

5.06	Headings

The division of this Guarantee into Articles and Sections and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Guarantee. The terms “hereof”, “hereunder” and similar expressions refer to this Guarantee and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Guarantee.

5.07	Extended Meanings

In this Guarantee words importing the singular number only include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

5.08	Executed Copy

The Guarantor acknowledges receipt of a fully executed copy of this Guarantee.

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IN WITNESS WHEREOF the Guarantor has signed, sealed and delivered this Guarantee.

BEANSTREAM INTERNET COMMERCE INC.

Per:
(authorized signature)

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SCHEDULE “A”

THE PRINCIPALS

1.	Wayne Peterson 20 Simcoe Street Victoria, B.C. V8V 1K2

2.	Shawn Gerty 1022 Princess Street Victoria, B.C. V8T 1L1

3.	Ron Ingram 103 - 853 North Park Victoria, B.C. V8W 1S9

4.	Laurie Anne Keith •

5.	Russell Thompson 5007 Cordova Bay Road Victoria, B.C. V8Y 2K1

6.	Chris Koide 2210 Woodhouse Road Victoria, B.C. V8R 2M7

7.	Mansour Kelada-Antoun 4198 Stillmeadow Road Victoria, B.C. V9C 4H8

8.	Peter Van de Gracht 1494 Frederick Road North Vancouver, B.C. V7K 1J7

9.	Beanstream Internet Commerce Inc. 2640 Douglas Street Victoria, B.C. V8T 4M1

10.	Tiger Trends Consulting Inc. 1405 Graham Road Kelowna, B.C. V1X 1K1

11.	Intersol Consulting Inc. 686 Wellington Crescent Winnipeg, Manitoba R3M 0C2

12.	Kim E. Johnson 3250 Ripon Road Victoria, B.C. V8R 6G7

13.	Lisa M. Hill #201 - 1120 McClure Street Victoria, B.C. V8V 3G2

14.	Faban Ventures Ltd. 3862 West 33rd Avenue Vancouver, B.C. V6N 2H6

15.	John Tognetti c/o Haywood Securities Inc. 20th Floor, 400 Burrard Street Vancouver, B.C. V6C 3A6

16.	Hany A. Assaad 131 Heath Street East Toronto, Ontario M4T 1S6

17.	Amin Ramadan and Nadia Ramadan, jointly 7100 Old Dominion Drive McLean, Virginia, USA 22101

18.	Nawal Youssef Yacoub 4198 Stillmeadow Road Victoria, B.C. V9C 4H8

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19.	Rashad-Rudolf Kaldany 7325 Heatherhill Ct. Bethesda, Maryland, USA 20817

20.	Joan Thomson 53 Lewis Drive Orillia, Ontario •

21.	Larry Baratz 5884 Windsor Court Boca Roton, Florida, USA 33496

22.	588267 British Columbia Ltd. 4787 Amblewood Drive Victoria, B.C. V8Y 2S2

23.	Anna Clark •

24.	Close Trustees (Isle of Man) Limited as Trustees of the Noor Trust •

25.	Value Invest Ltd. •

26.	Kenneth J. Fahlman •

27.	Raymond James Ltd., in trust for Nick Zuccaro RRSP #18E85S1

28.	Paul Sulich 3139 Island View Road Saanichton, B.C. V8M 1W3

29.	Ruby Diamond 700 - 730 Yates Street Victoria, B.C. V8W 1L6

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30.	Canisco Investments c/o Haywood Securities Inc. 1100 - 400 Burrard Street Vancouver, B.C. V6C 3A6

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SCHEDULE J

PURCHASER DISCLOSURE

1.	Law Suit in United States District Court, Eastern Division, Marshall Division, TX Case #2:02-CU-0018, Sharon Taylor et. al. vs. Biometric Access Company et. al. including LML Payment Systems Corp.